Exhibit 99.2

THIS IS NOT A SOLICITATION OF ACCEPTANCES OF THE CHAPTER 11 PLAN OF ENERGY PARTNERS, LTD. AND THE OTHER DEBTORS IN THESE CHAPTER 11 CASES. ACCEPTANCES MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT AND IS SUBJECT TO AMENDMENT PRIOR TO SUCH APPROVAL BEING GRANTED.

VINSON & ELKINS L.L.P.

Daniel C. Stewart, SBT #19206500

Paul E. Heath, SBT #09355050

Michaela C. Crocker, SBT #24031985

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Telephone: (214) 220-7960

Facsimile: (214) 999-7960

epl@velaw.com

VINSON & ELKINS L.L.P. Duston K. McFaul, SBT #24003309 First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 Telephone: (713) 758-4740 Facsimile: (713) 615-5777 epl@velaw.com

ATTORNEYS FOR THE DEBTORS

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:

§
ENERGY PARTNERS, LTD.,	§	CASE NO. 09-32957
ET AL.,	§	Chapter 11
§
DEBTORS.	§	(JOINTLY ADMINISTERED)

[PROPOSED] DISCLOSURE STATEMENT

FOR THE JOINT PLAN OF REORGANIZATION

OF ENERGY PARTNERS, LTD.

AND CERTAIN OF ITS SUBSIDIARIES

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

(Dated: May 15, 2009)

DISCLAIMER

ALL HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ALL SUMMARIES OF THE PLAN AND OTHER STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, AND THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS OTHERWISE INDICATED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT AND THE JOINT PLAN OF REORGANIZATION DESCRIBED HEREIN HAVE NOT BEEN REVIEWED BY, AND THE NEW SECURITIES TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE PLAN HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTORS IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS AND SHALL BE INADMISSIBLE FOR ANY PURPOSE ABSENT THE EXPRESS WRITTEN CONSENT OF THE DEBTORS AND THE PARTY AGAINST WHOM SUCH INFORMATION IS SOUGHT TO BE ADMITTED.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS,

CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTORS, THE AD HOC COMMITTEE, OR ANY OTHER PARTY IN INTEREST HAVE BEEN PASSED UPON BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING SUCH DESCRIPTIONS.

THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR WILL IT BE CONSTRUED TO CONSTITUTE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Disclosure Statement includes projected financial information regarding the Reorganized Debtors and certain other “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, all of which are based upon various estimates and assumptions that the Debtors believe to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Debtors’ and Reorganized Debtors’ actual future outcomes to differ materially from those set forth in this Disclosure Statement. Such risks and uncertainties include, but are not limited to:

•	the Debtors’ ability to effect their proposed restructuring, or any other restructuring on terms acceptable to the Debtors;

•	the Debtors’ ability to continue as a going concern;

•

the Debtors’ ability to meet debt service obligations and related financial and other covenants, and any possible resulting material default under the Debtors’ debt obligations that is not waived or rectified;

•	limitations on the availability of sufficient credit to fund working capital;

•	the availability of appropriate surety bonds which may be required for certain projects;

•	inability to reach agreements with the Debtors’ surety companies to provide sufficient bonding capacity;

•	general economic and capital markets conditions, including fluctuations in interest rates;

•	difficulty in managing the operation of existing entities;

•	loss of key personnel;

•	litigation risks and uncertainties;

•	distraction of management and costs associated with the Debtors’ restructuring efforts, including their chapter 11 filings;

•	recent adverse publicity about the Debtors, including their chapter 11 filings;

•	uncertainties in reserve and production estimates;

•	unanticipated recovery or production problems;

•	hurricane and other weather-related interference with business operations;

•	unanticipated results with the drilling or completion of wells;

•	the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities;

•	oil and natural gas prices and competition;

•	the impact of derivative positions;

•	production expense estimates;

•	cash flow estimates;

•	future financial performance;

•	planned capital expenditures; and

•	other risks and matters discussed in EPL’s filings with the Securities and Exchange Commission.

You should understand that the foregoing as well as other risk factors discussed in this Disclosure Statement, including those listed in Section X under the heading “Certain Factors to be Considered,” could cause future outcomes to differ materially from those expressed in such forward looking statements. Given the uncertainties, you are cautioned not to place undue reliance on any forward-looking statements in determining whether to vote in favor of the Plan or to take any other action. The Debtors undertake no obligation to publicly update or revise information concerning the Debtors’ restructuring efforts, borrowing availability, or their cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this Disclosure Statement, except as required by law. Forward-looking statements are provided in this Disclosure Statement pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and, to the extent applicable, Section 1125(e) of the Bankruptcy Code and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

TABLE OF CONTENTS

I. INTRODUCTION AND EXECUTIVE SUMMARY		1
A.	EXECUTIVE SUMMARY	1
B.	CONSIDERATIONS IN PREPARATION OF THE DISCLOSURE STATEMENT AND PLAN; DISCLAIMERS	1
C.	GENERAL	3
D.	SOLICITATION PACKAGE	4
E.	VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE	4
F.	PURPOSE OF THE PLAN	6
G.	SUMMARY OF PROPOSED DISTRIBUTIONS UNDER THE PLAN	7
H.	THE CONFIRMATION HEARING AND OBJECTION DEADLINE	8
I.	SUMMARY OF POST-CONFIRMATION OPERATIONS	9
J.	RECOMMENDATION OF BOARDS OF DIRECTORS, THE AD HOC COMMITTEE AND OTHERS TO APPROVE PLAN	10
II. GENERAL INFORMATION REGARDING THE DEBTORS		10
A.	BACKGROUND	10
B.	PLAN SUPPORT AGREEMENT	16
C.	RESTRUCTURING PROFESSIONALS	16
III. MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS		17
A.	THE BOARDS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS	17
B.	2009 LONG TERM INCENTIVE PLAN	18
IV. SUMMARY OF THE PLAN		18
A.	INTRODUCTION	18
B.	SCHEDULE OF TREATMENT OF CLAIMS AND EQUITY INTERESTS	19
C.	TREATMENT OF UNCLASSIFIED CLAIMS	20
D.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	21
E.	ALLOWED CLAIMS AND EQUITY INTERESTS	25
F.	POSTPETITION INTEREST	25
G.	ALTERNATIVE TREATMENT	26
H.	ALLOCATION	26
I.	MEANS FOR IMPLEMENTATION OF THE PLAN	26
J.	PROVISIONS GOVERNING DISTRIBUTIONS	31
K.	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS	34
L.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	35
M.	ACCEPTANCE OR REJECTION OF THE PLAN	38
N.	CONDITIONS PRECEDENT; WAIVER	38
O.	MODIFICATIONS AND AMENDMENTS; WITHDRAWAL	40
P.	RETENTION OF JURISDICTION	40
Q.	COMPROMISES AND SETTLEMENTS	41

v

R.	MISCELLANEOUS PROVISIONS	42
V. EVENTS DURING THE CHAPTER 11 CASES		48
A.	COMMENCEMENT OF THE CHAPTER 11 CASES	48
B.	DEBTOR-IN-POSSESSION FINANCING	51
C.	[EXIT FACILITY]	51
VI. CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS		51
A.	NEW SECURITIES	51
B.	SECURITIES LAW MATTERS	52
VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		53
A.	GENERAL	53
B.	CONSEQUENCES TO THE DEBTORS	54
C.	CONSEQUENCES TO HOLDERS OF SENIOR NOTES	58
D.	CONSEQUENCES TO HOLDERS OF EPL COMMON STOCK INTERESTS	61
E.	INFORMATION REPORTING AND BACKUP WITHHOLDING	62
F.	IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE	62
VIII. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST		63
A.	FEASIBILITY OF THE PLAN	63
B.	BEST INTERESTS TEST	63
C.	LIQUIDATION ANALYSIS	65
D.	VALUATION OF THE REORGANIZED DEBTORS	66
IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		73
A.	ALTERNATIVE PLAN(S)	73
B.	LIQUIDATION UNDER CHAPTER 7	74
X. CERTAIN FACTORS TO BE CONSIDERED		75
A.	GENERAL	75
B.	CERTAIN BUSINESS AND INDUSTRY RISKS	76
C.	CERTAIN BANKRUPTCY LAW CONSIDERATIONS	88
D.	CERTAIN TAX CONSIDERATIONS	90
E.	INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS	91
XI. THE SOLICITATION; VOTING PROCEDURES		91
A.	VOTING DEADLINE	91
B.	VOTING PROCEDURES	91
C.	SPECIAL NOTE FOR HOLDERS OF VOTING NOTES AND EPL COMMON STOCK	92
D.	FIDUCIARIES AND OTHER REPRESENTATIVES	94
E.	PARTIES ENTITLED TO VOTE	94
F.	AGREEMENTS UPON FURNISHING BALLOTS	95
G.	WAIVERS OF DEFECTS, IRREGULARITIES, ETC.	95
H.	WITHDRAWAL OF BALLOTS; REVOCATION	95
I.	DELIVERY OF EXISTING SECURITIES	96
J.	FURTHER INFORMATION; ADDITIONAL COPIES	96

TABLE OF ATTACHMENTS

EXHIBIT A	Joint Plan of Reorganization
EXHIBIT B	Disclosure Statement Order
EXHIBIT C	Financial Projections
EXHIBIT D	Plan Support Agreement
EXHIBIT E	Liquidation Analysis

I. INTRODUCTION AND EXECUTIVE SUMMARY

A.	EXECUTIVE SUMMARY

Energy Partners, Ltd. (“EPL”) and the EPL Debtor Subsidiaries (together with EPL, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code on May 1, 2009 in the United States Bankruptcy Court for the Southern District of Texas, Houston Division. Pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors will continue to operate their businesses and to manage their properties as debtors-in-possession during the pendency of the Chapter 11 Cases.

On May 15, 2009, the Debtors filed the “Joint Plan of Reorganization of Energy Partners, Ltd. and Certain of its Direct Subsidiaries under Chapter 11 of the Bankruptcy Code” (the “Plan”). The Plan was formulated after extensive negotiations with an ad hoc committee comprised of certain Holders of the 9.75% Senior Notes and the Senior Floating Notes (the “Ad Hoc Committee”). This Disclosure Statement describes the Debtors’ current and future business operations, certain aspects of the Plan, including, but not limited to, the proposed reorganization of the Debtors upon consummation of the Plan, significant events occurring in their Chapter 11 Cases and related matters.

B.	CONSIDERATIONS IN PREPARATION OF THE DISCLOSURE STATEMENT AND PLAN; DISCLAIMERS

BECAUSE ACCEPTANCE OF THE PLAN WILL CONSTITUTE ACCEPTANCE OF ALL THE PROVISIONS THEREOF, HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS ARE URGED TO CONSIDER CAREFULLY THE INFORMATION REGARDING TREATMENT OF THEIR CLAIMS AND EQUITY INTERESTS CONTAINED IN THIS DISCLOSURE STATEMENT.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE SECTION IV.N — “SUMMARY OF THE PLAN — CONDITIONS PRECEDENT; WAIVER.” THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED.

THE DEBTORS PRESENTLY INTEND TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE EFFECTIVE DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE

ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS IN CERTAIN CLASSES AND THAT COULD AFFECT THE AMOUNT OF DISTRIBUTIONS ULTIMATELY RECEIVED BY SUCH HOLDERS, ARE DESCRIBED IN SECTION IV.J — “SUMMARY OF THE PLAN — PROVISIONS GOVERNING DISTRIBUTIONS.”

THE BOARDS OF DIRECTORS, MANAGERS AND MEMBERS (AS THE CASE MAY BE) OF EACH OF THE DEBTORS HAVE APPROVED THE PLAN AND RECOMMEND THAT THE HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS VOTE TO ACCEPT THE PLAN IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN SECTION XI — “THE SOLICITATION; VOTING PROCEDURES” AND IN THE BALLOT. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING DEADLINE. HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN.

*****

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE DEBTORS’ CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE PLAN OR CERTAIN DOCUMENTS (AND HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS SHOULD REFER TO THE PLAN AND SPECIFIED DOCUMENTS IN THEIR ENTIRETY AS ATTACHED HERETO), STATUTORY PROVISIONS, EVENTS, OR INFORMATION. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL PROJECTIONS AND OTHER FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

IN DETERMINING WHETHER TO VOTE TO ACCEPT THE PLAN, HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS MUST RELY UPON THEIR OWN EXAMINATION OF THE DEBTORS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE SECTION X — “CERTAIN FACTORS TO BE CONSIDERED” FOR A DISCUSSION OF VARIOUS FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE PLAN.

*****

THE DEBTORS ARE RELYING ON SECTION 1145(a)(1) OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS THE OFFER AND ISSUANCE OF NEW SECURITIES IN CONNECTION WITH THE SOLICITATION AND THE PLAN. SEE SECTION VI.A — “CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS — NEW SECURITIES” FOR A DESCRIPTION OF THE NEW SECURITIES.

EXCEPT AS SET FORTH IN SECTION XI.J — “THE SOLICITATION; VOTING PROCEDURES — FURTHER INFORMATION; ADDITIONAL COPIES,” NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF, AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR THE DISTRIBUTION OF ANY NEW SECURITIES PURSUANT TO THE PLAN WILL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF. ANY ESTIMATES OF CLAIMS OR EQUITY INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE AMOUNTS OF CLAIMS OR EQUITY INTERESTS DETERMINED BY THE DEBTORS OR ULTIMATELY ALLOWED BY THE BANKRUPTCY COURT, AND AN ESTIMATE SHALL NOT BE CONSTRUED AS AN ADMISSION OF THE AMOUNT OF SUCH CLAIM.

C.	GENERAL

This Disclosure Statement has been prepared to comply with section 1125 of the Bankruptcy Code and is hereby transmitted by the Debtors to Holders of Eligible Claims and Eligible Equity Interests for use in the Solicitation of acceptances of the Plan, a copy of which is attached hereto as Exhibit A. Unless otherwise defined in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan.

For purposes of this Disclosure Statement, the following rules of interpretation shall apply: (i) whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation,” (ii) the words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import shall refer to this Disclosure Statement as a whole and not to any particular provision, (iii) article, section and exhibit references are to this Disclosure Statement unless otherwise specified, and (iv) with respect to any Distribution under the Plan, “on” a date means on or as soon as reasonably practicable thereafter.

The purpose of this Disclosure Statement is to provide “adequate information” to Entities who hold Eligible Claims and Eligible Equity Interests to enable them to make an informed decision before exercising their right to vote to accept or reject the Plan. [By order of the Bankruptcy Court entered on June [    ], 2009, (the “Disclosure Statement Order”), this Disclosure Statement was approved and held to contain adequate information. A true and correct copy of the Disclosure Statement Order is attached hereto as Exhibit B.]

THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL CONTAINED HEREIN IS INTENDED SOLELY FOR THE USE OF HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON THE PLAN. THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN WILL BE EFFECTUATED.

D.	SOLICITATION PACKAGE

Accompanying this Disclosure Statement for the purpose of soliciting votes on the Plan are copies of (i) the Plan, (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan, and (iii) a Ballot or Ballots (and return envelope(s)) that you may use in voting to accept or to reject the Plan, or a notice of non-voting status, as applicable. If you did not receive a Ballot and believe that you should have, please contact the Solicitation Agent at the address or telephone number set forth in the next subsection.

E.	VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE

After carefully reviewing the Plan and this Disclosure Statement, and the exhibits thereto, and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your Ballot and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below). Please note that if you are in Class 7 or Class 8 and hold Existing Securities evidencing a Claim or Equity Interest through a Nominee, you may be required to return your Ballot to your Nominee sufficiently in advance of the Voting Deadline so as to permit your Nominee to fill out and return a Master Ballot by the Voting Deadline. See Section XI — “THE SOLICITATION; VOTING PROCEDURES.”

Each Ballot has been coded to reflect the Class of Claims or Equity Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

If you have any questions about the procedure for voting your Eligible Claim or Eligible Equity Interest or with respect to the packet of materials that you have received, please contact the Solicitation Agent (i) telephonically or (ii) in writing by (a) hand delivery, (b) overnight mail or (c) first class mail using the information below:

by hand delivery or overnight mail at:

Energy Partners, Ltd. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, NY 10017

Telephone: (646) 282-2500

by first class mail at:

Energy Partners, Ltd. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

FDR Station

P.O. Box 5014

New York, NY 10150 - 5014

Telephone: (646) 282-2500

THE SOLICITATION AGENT MUST RECEIVE ORIGINAL BALLOTS AND ORIGINAL MASTER BALLOTS CAST ON BEHALF OF BENEFICIAL OWNERS ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON JULY 15, 2009 (THE “VOTING DEADLINE”) AT THE APPLICABLE ADDRESS ABOVE. EXCEPT TO THE EXTENT ALLOWED BY THE BANKRUPTCY COURT, BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE ACCEPTED OR USED IN CONNECTION WITH THE DEBTORS’ REQUEST FOR CONFIRMATION OF THE PLAN OR ANY MODIFICATION THEREOF.

The Debtors reserve the right to amend the Plan after the Commencement Date, subject to the provisions of the Plan Support Agreement. Amendments to the Plan that do not materially and adversely affect the treatment of Claims or Equity Interests and are consistent with the terms of the Plan Support Agreement may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. In the event resolicitation is required, the Debtors will furnish new solicitation packets that will include new ballots to be used to vote to accept or reject the Plan, as amended.

F.	PURPOSE OF THE PLAN

The primary purpose of the Plan is to effectuate the restructuring of the Debtors’ capital structure (the “Restructuring”) to improve free cash flow and strengthen the balance sheet by reducing their overall indebtedness. Presently, the Debtors have a substantial amount of indebtedness outstanding under the Senior Notes and the Credit Agreement as well as other obligations to various third parties, including the MMS. If the Debtors are not able to consummate the Restructuring, the Debtors will likely have to formulate an alternative plan, and the Debtors’ financial condition will likely be further materially adversely affected.

The Restructuring will reduce the amount of the Debtors’ outstanding indebtedness by approximately $455 million plus accrued and unpaid interest thereon by converting all of the Senior Notes into equity of Reorganized EPL through the exchange of all Senior Note Claims for all of the issued and outstanding shares of New EPL Common Stock, subject to dilution by the issuance of any shares of Restricted New EPL Common Stock, or of New EPL Common Stock upon the exercise of (i) any New EPL Options and (ii) the New EPL Warrants. By offering the Holders of the Senior Notes all of the issued and outstanding New EPL Common Stock, the Debtors intend that such Holders of the Senior Notes will participate in the long-term appreciation of the Debtors’ businesses, which the Debtors expect would be enhanced by the reduction of the Debtors’ debt obligations. Without the conversion of the Senior Notes as contemplated in the Plan, the Debtors would not have sufficient liquidity to maintain their business as a going concern. Among other things, pursuant to the Restructuring:

•

Each Holder of Senior Notes would receive, in exchange for its total claim (including principal and interest), its pro rata portion of 100% of the New EPL Common Stock to be issued pursuant to the Plan, subject to dilution by the issuance of any shares of Restricted New EPL Common Stock, or of New EPL Common Stock upon the exercise of (i) any New EPL Options and (ii) the New EPL Warrants.

•

Each Holder of EPL Common Stock Interests would receive its pro rata portion of 100% of the New EPL Series A Warrants and 100% of the New EPL Series B Warrants and all EPL Common Stock Interests would be cancelled.

•

[Reorganized EPL may adopt the 2009 Long Term Incentive Plan under which it may issue shares of Restricted New EPL Common Stock and New EPL Options to certain of its employees and certain members of management.]

•

On the Effective Date, the sole equity interests in Reorganized EPL would consist of (i) New EPL Common Stock issued to the Holders of Senior Notes, (ii) New EPL Warrants issued to the Holders of EPL Common Stock Interest, [(iii) Restricted New EPL Common Stock issued to certain members of management of Reorganized EPL, if any, and (iv) New EPL Options to be issued to certain key employees of the Debtors pursuant to the 2009 Long Term Incentive Plan, if any, which would be exercisable for up to [    ]% of the New EPL Common Stock on a fully diluted basis.]

•	The Debtors’ obligations under existing operating leases and trade credit extended to the Debtors by their vendors and suppliers would be Unimpaired.

•

The Claims of the Indemnity Companies are based upon surety bonds that have been issued to secure plugging and abandonment liabilities. The Debtors have outstanding approximately $61 million in surety bonds with five different Indemnity Companies. The Debtors’ obligations to the Indemnity Companies and their obligations to the MMS would be Unimpaired.

•	The Debtors’ obligations under the Credit Agreement would be discharged in full in Cash, and such Claims would be Unimpaired.

This Disclosure Statement sets forth certain detailed information regarding the Debtors’ history, their projections for future operations, and significant events expected to occur during the Chapter 11 Cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of Confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that Holders of Eligible Claims and Eligible Equity Interests must follow for their votes to be counted.

G.	SUMMARY OF PROPOSED DISTRIBUTIONS UNDER THE PLAN

Under the Plan, Claims against and Equity Interests in the Debtors are divided into Classes. Certain Claims, including Administrative Claims and Priority Tax Claims are not classified and, if not paid prior, will receive payment in full in Cash on the Distribution Date, as such claims are liquidated, or as agreed with the Holders of such Claims. All other Claims and Equity Interests will receive the distributions described in the table below.

The table below summarizes the classification and treatment of the prepetition Claims and Equity Interests under the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan.

Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Estimated Aggregate Amount of Allowed Claims or Equity Interests	Proposed Treatment of Allowed Claims or Equity Interests
Class 1	Priority Claims	Unimpaired	n/a	Paid in full

Class 2	Credit Agreement Claims	Unimpaired	$83 million	Paid in full or Reinstated

Class 3	Indemnity Companies Claims	Unimpaired	n/a	Reinstated

Class 4	MMS Claims	Unimpaired	n/a	Consensual resolution

Class 5	Secured Claims	Unimpaired	n/a1	Paid in full, Reinstated or collateral surrender

Class 6	Unsecured Claims	Unimpaired	Estimated at approximately $5 million[2]	Paid in full or Reinstated

Class 7	Senior Note Claims	Impaired	$455.0 million plus interest accrued through the Commencement Date	100% of New EPL Common Stock (subject to dilution)

Class 8	EPL Common Stock Interests	Impaired	n/a	New EPL Series A Warrants and New EPL Series B Warrants

Class 9	EPL Other Equity Interests	Impaired	n/a	Cancelled

Class 10	EPL Subsidiary Debtor Interests	Unimpaired	n/a	Reinstated

H.	THE CONFIRMATION HEARING AND OBJECTION DEADLINE

THE BANKRUPTCY COURT HAS SET JULY 22, 2009, AT 10:30 A.M., PREVAILING CENTRAL TIME, AS THE DATE AND TIME FOR THE HEARING ON CONFIRMATION OF THE PLAN AND TO CONSIDER ANY OBJECTIONS TO THE PLAN. THE CONFIRMATION HEARING WILL BE HELD AT THE UNITED STATES BANKRUPTCY COURT, 515 RUSK AVENUE, HOUSTON, TEXAS 77002. THE DEBTORS WILL REQUEST CONFIRMATION OF THE PLAN AT THE CONFIRMATION HEARING.

[1]

This Class includes Secured Claims to the extent not otherwise paid in full. The Claims in this class, which potentially include any mechanics’ and materialmens’ liens, are anticipated to be de minimis, given the fact that the Debtors intend to pay such Claims in the ordinary course of business, per the approval of the Bankruptcy Court.

[2]

This is the preliminary estimated amount of unsecured Claims believed to be held as of the Commencement Date without associated statutory or contractual lien rights and does not include contingent and unliquidated Claims such as litigation claims.

THE BANKRUPTCY COURT HAS FURTHER FIXED JULY 15, 2009, AT 4:00 P.M., PREVAILING CENTRAL TIME, AS THE DEADLINE (THE “OBJECTION DEADLINE”) FOR FILING OBJECTIONS TO CONFIRMATION OF THE PLAN WITH THE BANKRUPTCY COURT. OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE SERVED SO AS TO BE RECEIVED BY THE FOLLOWING PARTIES ON OR BEFORE THE OBJECTION DEADLINE:

Counsel to the Debtors:

Vinson & Elkins L.L.P. Daniel C. Stewart Paul E. Heath Michaela C. Crocker Trammell Crow Center 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201-2975 (tel) (214) 220-7960 (fax) (214) 999-7960	Vinson & Elkins L.L.P. Duston K. McFaul First City Tower 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (tel) (713) 758-4740 (fax) (713) 615-5777

Counsel to the Ad Hoc Committee of Holders of Senior Notes:

Jones Day

Tom A. Howley

717 Texas Street, Suite 3300

Houston, Texas 7700

(tel)    (832) 239-3939

(fax)   (832) 239-3600

United States Trustee:

United States Trustee Southern District of Texas

Attn: Steven Statham

515 Rusk Street, Suite 3516

Houston, TX 77002

(fax)   (713) 718-4670

ANY OBJECTION TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND (A) MUST STATE THE NAME AND ADDRESS OF THE OBJECTING PARTY AND THE AMOUNT OF ITS CLAIM OR THE NATURE OF ITS EQUITY INTEREST AND (B) MUST STATE WITH PARTICULARITY THE NATURE OF ITS OBJECTION. ANY CONFIRMATION OBJECTION NOT TIMELY FILED AND SERVED AS SET FORTH HEREIN SHALL BE DEEMED WAIVED AND SHALL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

I.	SUMMARY OF POST-CONFIRMATION OPERATIONS

Attached hereto as Exhibit C are the Financial Projections, which project the expected financial performance of the Reorganized Debtors as of July 31, 2009 and through the period ending December 31, 2013. The Financial Projections are based upon information available as of March 31, 2009, and numerous assumptions are an integral part of the Financial Projections, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. See Section X.E — “CERTAIN FACTORS TO BE CONSIDERED — INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS.”

J.	RECOMMENDATION OF BOARDS OF DIRECTORS, THE AD HOC COMMITTEE AND OTHERS TO APPROVE PLAN

The respective boards of directors, managers or members, as applicable, of the Debtors approved the solicitation of acceptances of the Plan and all of the transactions contemplated thereby. In light of the benefits to be attained by the Holders of Eligible Claims and Eligible Equity Interests pursuant to consummation of the transactions contemplated by the Plan, the Debtors’ respective boards of directors, managers or members, as applicable, recommend that such Holders of Eligible Claims and Eligible Equity Interests vote to accept the Plan. The Debtors’ respective boards of directors, managers or members, as applicable, have reached this decision after considering the alternatives to the Plan that are available to the Debtors and the possible effect on the Debtors’ business operations. These alternatives include liquidation under chapter 7 of the Bankruptcy Code or a reorganization under chapter 11 of the Bankruptcy Code with an alternative plan of reorganization. The Debtors’ respective boards of directors, managers or members, as applicable, determined, after consulting with financial and legal advisors, that the Restructuring Transactions contemplated in the Plan would likely result in a distribution of greater values to creditors and shareholders than would a liquidation under chapter 7. For a comparison of estimated distributions under chapter 7 of the Bankruptcy Code and under the Plan, see Section VIII.C — “FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST — LIQUIDATION ANALYSIS.”

AS FURTHER DESCRIBED IN SECTION II.B. — “GENERAL INFORMATION REGARDING THE DEBTORS — PLAN SUPPORT AGREEMENT,” THE AD HOC COMMITTEE SUPPORTS THE PLAN. WHILE MEMBERS OF THE AD HOC COMMITTEE HAVE AGREED TO SUPPORT AND VOTE IN FAVOR OF THE PLAN, THEY HAVE NOT PROPOSED THE PLAN NOR HAVE THEY PROMULGATED THIS DISCLOSURE STATEMENT.

THE DEBTORS’ RESPECTIVE BOARDS OF DIRECTORS, MANAGERS OR MEMBERS, AS APPLICABLE, EACH SUPPORT THE PLAN AND URGE ALL HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS WHOSE VOTES ARE BEING SOLICITED TO TIMELY SUBMIT BALLOTS TO ACCEPT AND SUPPORT THE PLAN.

II. GENERAL INFORMATION REGARDING THE DEBTORS

A.	BACKGROUND

Founded in 1998, EPL is an independent oil and natural gas exploration and production company with corporate offices in New Orleans, Louisiana and Houston, Texas. EPL owns 100% of the capital stock, or membership interests, as applicable, of each of EPL Pipeline, L.L.C., a Delaware limited liability company, Nighthawk, L.L.C., a Louisiana limited liability company, EPL of Louisiana, L.L.C., a Louisiana limited liability company, Delaware EPL of Texas, LLC, a Delaware limited liability company, and EPL Pioneer Houston, Inc., a Texas corporation. The Debtors’ operations are focused along the U.S. Gulf Coast, in the shallow to moderate depth waters in the Gulf of Mexico, as well as the deepwater Gulf of Mexico in depths less than 5,000 feet. As of December 31, 2008, the Debtors had interests in 24 producing fields, one field under development and two fields under evaluation, all of which are located in the Gulf of Mexico region. Also as of December 31, 2008, the Debtors had estimated proved reserves of approximately 90.8 billion cubic feet (Bcf) of natural gas and approximately 21.6 million barrels (Mmbbls) of oil, or an aggregate of approximately 36.8 million barrels of oil equivalent (Mmboe), with a standardized measure of discounted future net cash flows of approximately $433.6 million.

Since inception, the Debtors have grown their productive property base through a combination of exploration, exploitation and developmental drilling and multi-year, multi-well drill-to-earn programs, as well as strategic acquisitions of oil and natural gas fields in the Gulf of Mexico Shelf, the deepwater Gulf of Mexico and certain Gulf Coast onshore areas. Since its highest production rate in 2006, production has declined in the Debtors’ core areas, and they sold substantially all of their onshore productive properties in 2007 as well as selected producing properties in the offshore area of the Western Gulf of Mexico in March 2008. In 2006, the Debtors commenced participation in a deepwater exploration program that resulted in its first deepwater production near the end of 2008.

The Debtors hereby incorporate by reference into this Disclosure Statement the information EPL files with the SEC. The information incorporated by reference is an important part of this Disclosure Statement, and information that is filed after the date of this Disclosure Statement with the SEC will automatically update and supersede this information. The Debtors incorporate by reference the documents listed below and any future filings made by EPL with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

•

Current Reports on Form 8-K filed with the SEC on November 10, 2008, November 14, 2008, December 31, 2008, February 20, 2009, February 23, 2009, March 4, 2009, March 6, 2009, March 17, 2009, March 30, 2009, April 6, 2009, April 14, 2009 and May 5, 2009;

•	Notification of Late Filing on Form 12b-25 related to EPL’s Form 10-K for the year ended December 31, 2008; and

•	Notification of Late Filing on Form 12b-25 related to EPL’s Form 10-Q for the three months ended March 31, 2009.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Disclosure Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Disclosure Statement.

All documents incorporated by reference herein may be accessed at www.sec.gov and at EPL’s website, www.eplweb.com. Pleadings filed in the Chapter 11 Cases may also be obtained from the website maintained by the Debtors’ claims and noticing agent at http://chapter11.epiqsystems.com/epl.

Additionally, copies of any of the documents incorporated by reference into this Disclosure Statement may be requested, at no cost, by writing or telephoning EPL at the following address and phone number:

ENERGY PARTNERS, LTD.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana, 70170-1026

Attn: Investor Relations

Telephone: (504) 799-4830

investorrelations@eplweb.com

1. EXISTING CAPITAL STRUCTURE OF THE DEBTORS

a. EPL Common Stock

As of March 31, 2009, EPL had approximately 32,200,000 shares of common stock outstanding, with a par value of $0.01 per share. As of March 20, 2009, there were approximately 113 Holders of record of EPL Common Stock. The trading range of EPL Common Stock was between $1.19 per share and $16.50 per share during the year ended December 31, 2008 and between $0.09 per share and $2.34 per share during the four months ended April 30, 2009. Prior to March 30, 2009, EPL Common Stock was publicly traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EPL.” The NYSE suspended trading of the EPL Common Stock on March 30, 2009, and de-listed the EPL Common Stock on April 27, 2009. EPL Common Stock is currently trading over-the-counter on the Pink Sheets under the symbol “ERPLQ.PK.”

b. The Credit Agreement

On April 23, 2007, EPL entered into an asset-based revolving credit facility (the “Credit Agreement”) among EPL, as borrower, the lenders party thereto and Bank of America, N.A. (“BofA”), as Administrative Agent, L/C Issuer and Collateral Agent. The Credit Agreement provided working capital for the Debtors and had an initial borrowing base of $200 million. The borrowing base is subject to redetermination based upon, inter alia, the proven reserves of the oil and natural gas properties that serve as collateral under the Credit Agreement, as set out in the reserve reports delivered to the lenders party thereto on April 1st and October 1st of each year. EPL’s obligations under the Credit Agreement are guaranteed by the other Debtors and secured by a lien on substantially all of the Debtors’ operating assets.

In March 2009, BofA notified EPL that the semi-annual redetermination of the borrowing base pursuant to the Credit Agreement had occurred, resulting in a new borrowing base of $45 million, a decrease from the prior borrowing base of $150 million. EPL had $83 million outstanding under the credit facility, resulting in a deficiency of $38 million and a demand upon the Debtors to repay the borrowing base deficiency. EPL proposed an installment repayment plan to BofA, which BofA declined to approve. On March 24, 2009, EPL received notice from BofA requiring the lump sum payment by EPL of $38 million by April 3, 2009. On April 3, 2009, a majority in interest of the lenders under the Credit Agreement agreed to extend the time period for the repayment of the borrowing base deficiency until April 14, 2009. A further extension to repay the borrowing base deficiency was granted by the lenders under the Credit Agreement until May 1, 2009.

c. The Senior Notes

On April 23, 2007, EPL completed an offering of $450 million aggregate principal amount of senior unsecured notes, consisting of: (a) $300 million aggregate principal amount of 9.75% senior notes due 2014 (the “9.75% Senior Notes”), with interest payable semi-annually on April 15 and October 15, and (b) $150 million aggregate principal amount of senior floating rate notes due 2013 (the “Senior Floating Notes”). The interest rate on the Senior Floating Notes for a particular interest period is an annual rate equal to the three-month LIBOR plus 5.125%. Interest on the Senior Floating Notes is payable quarterly on January 15, April 15, July 15 and October 15 of each year.

EPL accrued approximately $43 million in interest in 2008 on its $450 million principal amount of 9.75% Senior Notes and Senior Floating Notes. Approximately $17 million in interest due on April 15, 2009 has not been paid by the Debtors.

In addition, on May 4, 2007, EPL completed a cash tender offer for the entire aggregate principal amount of the then-outstanding $150 million aggregate principal amount of 8.75% senior unsecured notes due 2010. As a result of the tender offer, approximately $145.5 million aggregate principal amount of the notes were repurchased, while approximately $4.5 million aggregate principal amount of the notes remains outstanding. The 8.75% senior notes rank pari passu with the 9.75% senior Notes and the Senior Floating Notes described above. EPL’s obligations under the Senior Notes (currently totaling an outstanding principal amount of approximately $454.5 million) are guaranteed on a senior unsecured basis by all of the EPL Debtor Subsidiaries.

d. Other Prepetition Obligations of the Debtors

The MMS as well as many of the Debtors’ partners require the posting of performance and/or payment bonds issued by a surety. The Debtors have surety bonds outstanding with HCC Insurance Holdings, Indemco, Liberty Mutual Insurance Companies, RLI Group and Travelers Property Casualty Group, totaling approximately $61 million.

2. EVENTS LEADING TO THE DEBTORS’ RESTRUCTURING

a. Background

A confluence of factors in 2008 and 2009 led to the Debtors’ need to pursue a financial restructuring. Hurricanes in August and September of 2008 damaged third-party production pipelines, forcing the Debtors to shut-in a significant amount of their production from September 2008 through January 2009. Some production is still shut-in awaiting hurricane related repairs.

Oil and natural gas prices declined in the fourth quarter of 2008 to the lowest levels since 2001 and have remained at low levels during 2009. The worldwide credit markets collapsed in 2008 and credit available from most major commercial financial institutions became significantly more difficult to obtain, resulting in a reduction of financial flexibility for the Debtors.

In August 2008, the MMS revoked EPL’s financial waiver for supplemental bonding requirements for the decommissioning of certain federal offshore properties, thereby requiring EPL to provide bonds or other acceptable security totaling $78.5 million. EPL partially complied with this demand by posting supplemental bonds and entered into a Decommissioning Trust Agreement, dated December 23, 2008, to cover approximately $36.1 million in decommissioning obligations associated with South Pass Blocks 27 and 28 in the federal portion of EPL’s East Bay field. However, EPL did not fully comply with its obligations to satisfy scheduled funding requirements to the Trust Account under the Decommissioning Trust Agreement. On March 23, 2009, EPL received an order from the MMS (the “MMS Order”), converting its demand for financial security relating to decommissioning obligations with respect to the federal portion of its East Bay field into a demand that EPL provide bonds or other acceptable security in the aggregate amount of approximately $37.7 million to cover obligations associated with all of EPL’s properties in the Gulf of Mexico. The MMS Order also required EPL to present a plan to the MMS by May 1, 2009 detailing how EPL would comply with the MMS Order, and to immediately shut-in production from all of its wells and facilities associated with the leases in the federal portion of EPL’s East Bay field, which constituted less than 5% of EPL’s average daily production as of March 27, 2009. EPL immediately shut-in its production from the leases in the federal portion of EPL’s East Bay field.

Thereafter, EPL completed pre-petition negotiations with the MMS to address compliance with the MMS Order, which has been reduced to a written agreement, dated as of April 30, 2009 (the “MMS Resolution”). The terms of the MMS Resolution provide that EPL shall, subject to the approval of the Bankruptcy Court, make monthly payments to the Trust Account established under the Decommissioning Trust Agreement in the amount of approximately $1.2 million for each month that the Chapter 11 Cases are pending and to make, on the Effective Date, a single payment to the Trust Account in an amount equal to $21 million minus the aggregate amount of the monthly payments (commencing with the payment made on April 29, 2009). All remaining amounts owed to the Trust Account to reach the full funding amount owed to the MMS of $36.1 million (after giving credit to all prior payments made by EPL) shall be payable in equal quarterly installments of approximately $1.2 million, commencing October 31, 2009. The terms of the MMS Resolution have been incorporated into the Plan, and the MMS has agreed to vote in favor of the Plan to the extent its treatment is consistent with the MMS Resolution and has granted a consensual stay of the MMS Order that will remain in place while the Chapter 11 Cases are pending. The stay does not affect the requirement that EPL’s wells and facilities located in the federal portion of EPL’s East Bay field remain shut-in, but, on the Effective Date, the MMS Order will be fully rescinded and EPL will be allowed to resume production from these wells and facilities.

Finally, in March 2009, the Debtors’ borrowing base under the Credit Agreement was reduced resulting in a $38 million deficiency, as described above.

During the past six months, the Debtors have worked diligently to address their financial and operational difficulties. In 2008, EPL completed the sale of two Gulf of Mexico Shelf properties for $15.0 million. EPL recorded a gain on the sale of $6.4 million. Ultimately, EPL’s ability to continue as a going concern was dependent on factors substantially beyond its control, including economic, political and regulatory developments, tropical weather and the price of oil and natural gas.

As part of its continuing initiative to address its liquidity situation and to strengthen its balance sheet, EPL engaged Parkman Whaling, LLC (“Parkman Whaling”) in February 2009 to assist the board of directors and senior management in their ongoing and active exploration of strategic alternatives, including a potential recapitalization of EPL’s balance sheet. In addition, in March 2009, after the resignations of EPL’s chief executive officer and chief financial officer, EPL engaged Alan D. Bell as its Chief Restructuring Officer. Until his retirement in June 2006, Mr. Bell was the director of Ernst and Young LLP’s energy practice in the southwest U.S. area. Mr. Bell received a master’s degree in business from Tulane University and a bachelor’s degree in petroleum engineering from the Colorado School of Mines, and is a certified public accountant in the State of Texas.

b. Defaults and Other Recent Events

As previously referenced, on March 24, 2009, EPL received notice from BofA requiring the lump sum payment by EPL of a borrowing base deficiency of $38 million by April 3, 2009. On April 3, 2009, the lenders under the Credit Agreement agreed to extend the time period for the repayment of the borrowing base deficiency until April 14, 2009. On April 14, 2009, the lenders under the Credit Agreement further extended the due date for the repayment of the borrowing base deficiency until May 1, 2009 and agreed to forbear from exercising remedies with respect to any defaults of EPL outstanding as of April 14, 2009, as well as additional specified defaults that were expected to occur prior to May 1, 2009. Such defaults included EPL’s failure to provide the bank lenders with audited financial statements for the year ended December 31, 2008 within 90 days of the end of such fiscal year, EPL’s failure to comply with certain financial ratios, and the cross-default that would be triggered as a result of EPL’s failure to make the interest payments due under the 9.75% Senior Notes and the Senior Floating Notes.

On March 24, 2009, EPL was notified by the NYSE that trading of EPL Common Stock had been suspended as of March 30, 2009. On April 27, 2009, the NYSE de-listed EPL Common Stock. EPL Common Stock is currently trading over-the-counter on the pink sheets under the symbol “ERPLQ.PK.”

On March 23, 2009, EPL received the MMS Order, which demanded that EPL provide bonds or other acceptable security in the aggregate amount of approximately $37.7 million to cover obligations associated with all of EPL’s properties in the Gulf of Mexico, but gave EPL a $3 million credit for a bond that the MMS was continuing to hold, leaving a net demand of $34.7 million. The MMS demanded that the remaining $34.7 million be funded over a four month period, with an initial installment of approximately $1.2 million due no later than March 31, 2009, an additional installment of approximately $1.2 million due no later than June 30, 2009 and the remaining $32.3 million due no later than July 31, 2009. The MMS Order also required EPL to present a plan to the MMS by May 1, 2009, detailing how EPL planned to comply with the MMS Order, and to immediately shut-in production from all of its wells and facilities located in South Pass Blocks 27 and 28 in the federal portion of EPL’s East Bay field, while properly maintaining its facilities, wells and personnel. EPL completed the shut-in of the federal portion of its East Bay facilities in March 2009, and, to date, has also made two installment payments of approximately $1.2 million each on March 30, 2009 and on April 29, 2009 pursuant to the MMS Order and the MMS Resolution, respectively.

EPL did not make the interest payment of approximately $17 million to the Holders of the 9.75% Senior Notes and the Senior Floating Notes that was due on April 15, 2009. Non-payment of the interest, if not remedied within 30 days, is an event of default under the 2007 Senior Notes Indenture and allows the applicable Senior Notes Indenture Trustee or 25% or more of the Holders of the 9.75% Senior Notes and the Senior Floating Notes to declare all unpaid principal and interest immediately due and payable.

B.	PLAN SUPPORT AGREEMENT

As a result of the liquidity constraints and other negative events described above, the Debtors undertook an effort to consensually restructure their balance sheet. To this end, in March 2009, the Debtors commenced negotiations with the Ad Hoc Committee. As a result of these negotiations, on April 30, 2009, the Debtors and the members of the Ad Hoc Committee entered into a Plan Support and Lock-Up Agreement (the “Plan Support Agreement”), a copy of which is attached hereto as Exhibit D.

The Plan Support Agreement provides for the Restructuring to be effectuated through prearranged chapter 11 cases. Under the terms of the Plan Support Agreement, among other things, the failure of the Debtors to obtain the entry of the Confirmation Order by August 15, 2009 may terminate the obligations of the Consenting Holders under the Plan Support Agreement.

The Plan Support Agreement is subject to the finalization of definitive agreements and related documentation and the satisfaction of certain specified conditions including, entry of the Confirmation Order by the Bankruptcy Court, the Confirmation Order becoming a Final Order, and execution and delivery of all documents necessary to effectuate the issuance of the New Securities. Based upon extensive negotiations and communication with advisors to the Consenting Holders, the Debtors are of the opinion that all definitive agreements and related documentation (except for the definitive documentation of the Exit Facility) fully comply with the terms and conditions set forth in the Plan Support Agreement.

C.	RESTRUCTURING PROFESSIONALS

The Debtors have retained Alan D. Bell as its Chief Restructuring Officer. Mr. Bell is being paid a monthly fee of $50,000 and is being reimbursed for any travel expenses that he incurs on behalf of the Debtors.

The Debtors have retained Parkman Whaling to act as the Debtors’ financial advisor in connection with the Restructuring. Under the terms of the engagement, Parkman Whaling receives a monthly fee of $75,000 and will also be entitled to a transaction fee comprising the following:

•	2% of the proceeds of all secured debt financing, 4% of the proceeds of all subordinated debt financing and 6% of all equity financing;

•	$2.0 million for the Restructuring transaction; and

•	such other fees for additional services determined on a mutually acceptable basis.

The Debtors have retained Vinson & Elkins L.L.P. as their bankruptcy and restructuring counsel. The Debtors will pay Vinson & Elkins L.L.P. in accordance with its standard billing terms.

The Debtors have retained Epiq Bankruptcy Solutions, LLC to serve as the Solicitation Agent in connection with the Solicitation. The Debtors will pay the Solicitation Agent reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for reasonable out-of-pocket expenses. Brokers, dealers, commercial banks, trust companies and other Nominees will be reimbursed by the Debtors for customary mailing and handling expenses incurred by them in forwarding materials to their customers, but will not otherwise be compensated for their services. The Debtors also will pay any other customary fees and expenses attributable to the Solicitation. The Solicitation Agent will perform administrative tasks only and will not make any recommendation to any Holder of an Eligible Claim or Eligible Equity Interest with respect to its acceptance or rejection of the Plan.

The Debtors have also agreed to pay the reasonable fees and expenses of the legal and financial advisors to the Ad Hoc Committee. These professionals include Gary Hanna as a consultant, and Jones Day, as legal counsel.

III. MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS

A.	THE BOARDS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE REORGANIZED DEBTORS

On the Effective Date, the term of each member of EPL’s current board of directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized EPL on and after the Effective Date will consist of five (5) members, the names of whom will be set forth in the Plan Supplement. The members of the board of directors of Reorganized EPL will be designated by the Holders of Senior Notes. The board of directors of Reorganized EPL will have the responsibility for the management, control, and operation of the Reorganized Debtors on and after the Effective Date.

EPL will consult with the Consenting Holders in connection with any searches for new officer-level candidates and generally will not enter into any oral or written employment agreements with an officer-level candidate without prior written approval of the Consenting Holders. The current senior management group of EPL is as follows:

Name	Position
Alan D. Bell	Chief Restructuring Officer

Stephen D. Longon	Executive Vice President and Chief Operating Officer

John H. Peper	Executive Vice President, General Counsel and Corporate Secretary

L. Keith Vincent	Senior Vice President of Acquisitions and Land

Thomas D. De Brock	Senior Vice President of Exploration

B.	2009 LONG TERM INCENTIVE PLAN

On the Effective Date, Reorganized EPL may adopt the 2009 Long Term Incentive Plan under which it may issue options and other securities, including Restricted New EPL Common Stock and New EPL Options, to its management and employees from time to time on or after the Effective Date. If adopted by Reorganized EPL, the 2009 Long Term Incentive Plan will be filed with the Plan Supplement.

IV. SUMMARY OF THE PLAN

A.	INTRODUCTION

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and shareholders. In addition to permitting rehabilitation of the debtor, chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the chapter 11 case.

The consummation of a plan of reorganization is typically the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS ATTACHED THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED HERETO AS EXHIBIT A.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B.	SCHEDULE OF TREATMENT OF CLAIMS AND EQUITY INTERESTS

CLASS	DESIGNATION	IMPAIRMENT	ENTITLED TO VOTE
Class 1	Priority Claims	Unimpaired	No (deemed to accept)

Class 2	Credit Agreement Claims	Unimpaired	No (deemed to accept)

Class 3	Indemnity Companies Claims	Unimpaired	No (deemed to accept)

Class 4	MMS Claims	Unimpaired	No (deemed to accept)

Class 5	Secured Claims	Unimpaired	No (deemed to accept)

Class 6	Unsecured Claims	Unimpaired	No (deemed to accept)

Class 7	Senior Note Claims	Impaired	Yes

Class 8	EPL Common Stock Interests	Impaired	Yes

Class 9	EPL Other Equity Interests	Impaired	No (deemed to reject)

Class 10	EPL Subsidiary Debtor Interests	Unimpaired	No (deemed to accept)

C.	TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

1. ADMINISTRATIVE CLAIMS

Except to the extent that any Entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim, on the latest of (a) the Distribution Date, (b) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, including but not limited to the reasonable fees and expenses incurred after the Commencement Date by the Senior Notes Indenture Trustees, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, in accordance with the terms and conditions of any agreement relating thereto or upon such other terms as may be agreed upon between the Holder of such Claim and the Debtors, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. [On the Distribution Date, each of the DIP Agent and the DIP Lenders shall receive, in full satisfaction, release and discharge of and in exchange for its Allowed Administrative Claim, Cash equal to the unpaid portion of the obligations owing to it under the DIP Credit Documents.]

2. PRIORITY TAX CLAIMS

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, on the later of (a) the Distribution Date or (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which the Reorganized Debtors and such Holder shall have agreed upon in writing.

The Holder of any Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6.

3. PROFESSIONAL FEE CLAIMS

Unless otherwise ordered by the Bankruptcy Court, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such Claim shall be paid in full in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as reasonably practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Debtors. Requests for compensation under section 503(b)(3) and (4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any Committee, and other parties in interest by the Administrative Claims Bar Date. Notwithstanding the foregoing, the reasonable fees and expenses incurred by (x) Jones Day, as counsel to the Ad Hoc Committee, and (y) Gary Hanna, as a consultant to the Ad Hoc Committee, in accordance with their respective agreements with EPL, shall both be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court. If any fees and expenses have not been paid to Jones Day and/or Gary Hanna in the ordinary course and the parties do not disagree as to the appropriate amounts payable, such fees and expenses shall be paid by the Reorganized Debtors on the Effective Date (unless the Bankruptcy Court has otherwise specifically required a hearing on the payment of such amounts). The payment of the Jones Day and Gary Hanna fees and expenses under this Section are part of the overall settlement embodied by the Plan among the Consenting Holders and the Debtors.

D.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

1. CLASS 1- PRIORITY CLAIMS

a. Claims in Class: Priority Claims are Claims that are accorded priority in right of payment under section 507(a) of the Bankruptcy Code (other than Allowed Administrative Claims and Allowed Priority Tax Claims).

b. Treatment: On the later of (i) the Distribution Date and (ii) the date on which its Priority Claim becomes an Allowed Priority Claim, or, in each case, as soon as reasonably practicable thereafter, each Holder of an unpaid Allowed Priority Claim against the Debtors shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, Cash equal to the full amount of its Allowed Priority Claim.

c. Voting: Class 1 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

2. CLASS 2 - CREDIT AGREEMENT CLAIMS

a. Claims in Class: Class 2 consists of all Allowed Credit Agreement Claims.

b. Treatment: Unless otherwise agreed to by the Holders of any Allowed Credit Agreement Claim, the Debtors and the Majority Consenting Holders, on the

Effective Date, or as soon as reasonably practicable thereafter, each Holder of any Allowed Credit Agreement Claim shall receive, in full satisfaction, settlement, release and discharge of such Allowed Credit Agreement Claim, Cash in an amount equal to one hundred percent (100%) of such Holder’s remaining Allowed Credit Agreement Claim from the proceeds of the Exit Facility; provided, however, that if the Debtors have not received a commitment for such Exit Facility on or before the date that is seven (7) Business Days prior to the date of the Confirmation Hearing, the Debtors may (at their election) have such Claim Reinstated and paid in accordance with the terms of the Credit Agreement. All EPL Subsidiary Guarantees shall be terminated upon satisfaction of the Allowed Credit Agreement Claims.

c. Voting: Class 2 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Credit Agreement Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3. CLASS 3 - INDEMNITY COMPANIES CLAIMS

a. Claims in Class: Class 3 consists of all Allowed Secured Claims and all Allowed Unsecured Claims of the Indemnity Companies arising out of the plugging and abandonment liabilities of the Debtors.

b. Treatment: Except to the extent that any Entity entitled to payment of any Allowed Secured Claim or Allowed Unsecured Claim in Class 3 agrees to a less favorable treatment, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 shall have such Claim Reinstated.

c. Voting: Class 3 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4. CLASS 4 - MMS CLAIMS

a. Claims in Class: Class 4 consists of all Decommissioning Claims and all Non-Decommissioning Claims.

b. Treatment:

(i) EPL shall pay into the Trust Account $1,202,333.33 million on the last Business Day of each calendar month during the Chapter 11 Cases (including the $1,202,333.33 payment previously made on April 29, 2009; collectively, the “Adequate Protection Payments”) as adequate protection for the Decommissioning Claims asserted by the MMS, whether such claims are included within the MMS Order or otherwise;

(ii) MMS and EPL shall reaffirm the terms and conditions of the Trust Agreement and shall attach a new Schedule A (Funding Obligations) thereto, which shall (i) include references to all Adequate Protection Payments made and (ii) require a payment into the Trust Account on the Effective Date (or the provision of other security acceptable to the

MMS and the Majority Consenting Holders in such amount) equal to (x) $21 million minus (y) the sum total of all Adequate Protection Payments that are made prior to the Effective Date. EPL will pay (or provide other security acceptable to the MMS and the Majority Consenting Holders with respect to) any remaining unpaid balance of the “Funding Cap” described on Schedule A, which payments (or such other security) will be made or provided in equal quarterly installments of $1,202,333.33, commencing October 31, 2009;

(iii) As of the Effective Date, EPL shall assume, to the extent section 365 of the Bankruptcy Code applies, all of its oil and gas leases in the Gulf of Mexico granted by and through the MMS and shall pay to the MMS in the ordinary course of business all Non-Decommissioning Claims not otherwise paid;

(iv) On the Effective Date, the MMS shall release and cancel Bond No. RLB0001113 in the amount of $3 million;

(v) EPL will continue with its ordinary course decommissioning activities and its “Idle Iron” activities, specifically including such activities in Federal East Bay;

(vi) On the Effective Date, EPL shall be allowed to resume production associated with the Federal East Bay oil and gas leases; and

(vii) On the Effective Date, in consideration for this Plan treatment, the MMS Order shall be rescinded.

c. Voting: Class 4 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the MMS is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

5. CLASS 5 - SECURED CLAIMS

a. Claims in Class: Class 5 consists of all Allowed Secured Claims, other than Claims in Classes 2, 3 or 4.

b. Treatment: On the latest of (x) the Effective Date, (y) the date on which a Secured Claim becomes an Allowed Secured Claim, and (z) such other date as may be ordered by the Bankruptcy Court, or, in each case, as soon as reasonably practicable thereafter, each Allowed Secured Claim shall be, at the election of the Debtors, (i) Reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of such Allowed Secured Claim, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim, or (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim.

c. Voting: Class 5 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

6. CLASS 6 - UNSECURED CLAIMS

a. Claims in Class: Class 6 consists of all Allowed Unsecured Claims, other than Claims in Classes 3, 4 or 7.

b. Treatment: Except to the extent that any Entity entitled to payment of any Allowed Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed Unsecured Claim shall, at the election of the Debtors, on the Effective Date or as soon as reasonably practicable thereafter: (x) receive, in full satisfaction, settlement, release and discharge of such Allowed Unsecured Claim, Cash equal to the unpaid amount of such Allowed Unsecured Claim or (y) have such Claim Reinstated, which shall include payment in the ordinary course and in accordance with ordinary payment terms.

c. Voting: Class 6 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Unsecured Claim in Class 6 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

7. CLASS 7 - SENIOR NOTE CLAIMS

a. Claims in Class: Class 7 consists of all Allowed Senior Note Claims. On the Effective Date, the Senior Note Claims shall be deemed Allowed in the aggregate amount of $454.5 million of principal plus accrued and unpaid interest through the Commencement Date.

b. Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, Holders of Allowed Senior Note Claims shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Senior Note Claims, their Pro Rata share of one hundred percent (100%) of the New EPL Common Stock, subject to dilution by the issuance of shares of New EPL Common Stock upon the exercise of any New EPL Options and upon the exercise of the New EPL Warrants. The EPL Subsidiary Guarantees of the Senior Note Claims shall be terminated and forever discharged as of the Effective Date.

c. Voting: Class 7 is Impaired by the Plan. Each Holder of an Allowed Senior Note Claim in Class 7 is entitled to vote to accept or reject the Plan.

8. CLASS 8 - EPL COMMON STOCK INTERESTS

a. Equity Interests in Class: Class 8 consists of all Allowed EPL Common Stock Interests.

b. Treatment: On the Effective Date, or as soon as practicable thereafter, all existing Allowed EPL Common Stock Interests will be cancelled, and Holders of Allowed EPL Common Stock Interests will receive, in full satisfaction of and in exchange for such Allowed EPL Common Stock Interests, their Pro Rata share of (A) one hundred percent (100%) of the New EPL Series A Warrants and (B) one hundred percent (100%) of the New EPL Series B Warrants.

c. Voting: Class 8 is Impaired by the Plan. Each Holder of an Allowed EPL Common Stock Interest in Class 8 is entitled to vote to accept or reject the Plan.

9. CLASS 9 - EPL OTHER EQUITY INTERESTS

a. Equity Interests in Class: Class 9 consists of all EPL Other Equity Interests. The EPL Other Equity Interests will include all options to purchase EPL Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of any applicable EPL long term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be EPL Other Equity Interests.

b. Treatment: On the Effective Date, all EPL Other Equity Interests shall be cancelled, and the Holders of EPL Other Equity Interests shall not receive or retain any property or interest in property on account of their EPL Other Equity Interests.

c. Voting: Holders of EPL Other Equity Interests shall receive no Distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of an EPL Other Equity Interest in Class 9 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

10. CLASS 10 - EPL SUBSIDIARY DEBTOR INTERESTS

a. Equity Interests in Class: Class 10 consists of all EPL Subsidiary Debtor Interests.

b. Treatment: On the Effective Date, all EPL Subsidiary Debtor Interests shall be Reinstated and shall vest in Reorganized EPL, or the respective Reorganized Debtor, as the case may be.

c. Voting: Holders of EPL Subsidiary Debtor Interests are Unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an EPL Subsidiary Debtor Interest in Class 10 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

E.	ALLOWED CLAIMS AND EQUITY INTERESTS

Notwithstanding any provision in the Plan to the contrary, the Debtors or Reorganized Debtors shall only make Distributions on account of Allowed Claims and Allowed Equity Interests. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing and Disputed as to the remainder.

F.	POSTPETITION INTEREST

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all prepetition Unsecured Claims against the Debtors shall be calculated as of the Commencement Date. Except as otherwise explicitly provided in the Plan, in section 506(b) of the Bankruptcy Code, or by Final Order, no Holder of a prepetition Claim shall be entitled to or receive interest or fees relating to such Claim.

G.	ALTERNATIVE TREATMENT

Notwithstanding any provision in the Plan to the contrary, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled under the Plan, any other Distribution or treatment to which it, the Debtors and the Majority Consenting Holders may agree to in writing; provided, however, that such other Distribution or treatment shall not provide a return having a present value in excess of the present value of the Distribution or treatment that otherwise would be given such Holder pursuant to the Plan.

H.	ALLOCATION

Pursuant to the Plan, the value of any New EPL Common Stock received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

I.	MEANS FOR IMPLEMENTATION OF THE PLAN

1. CONTINUED CORPORATE EXISTENCE

The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation or formation, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation or formation and bylaws or similar organizational documents may be amended pursuant to the Plan. On the Effective Date, without any further corporate or similar action, the certificate of incorporation and bylaws of Reorganized EPL shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The certificate of incorporation and bylaws of Reorganized EPL shall be substantially in the form filed with the Plan Supplement. The appointment of the board of directors of Reorganized EPL pursuant to the Plan as of the Effective Date being deemed to constitute the election of directors of Reorganized EPL by written consent in lieu of an annual meeting pursuant to Section 303 of the Delaware General Corporation Law and Section 211 of the Delaware General Corporation Law, Reorganized EPL shall not be required to hold an annual meeting of stockholders prior to June 29, 2010. The certificate of incorporation or formation and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation or formation and bylaws, respectively, of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.

2. RESTRUCTURING TRANSACTIONS

On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring

Transactions contemplated in the Plan, and shall take any actions as may be reasonably necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, limited partnership, or formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. The chairman of the board of directors, president, chief executive officer, chief financial officer, chief restructuring officer, any executive vice-president or senior vice president, or any other appropriate officer, manager or managing partner of each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

3. CORPORATE ACTION; CANCELLATION OF SECURITIES

As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03 of the Plan. On the Effective Date, except as otherwise provided for in the Plan, (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation or formation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (x) allowing such indenture trustee, agent, or servicer to make the Distributions to be made on account of such Claims under the Plan and (y) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, expenses, and indemnification under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all EPL Other Equity Interests, to the extent not already cancelled, shall be cancelled. For avoidance of doubt, the EPL Other Equity Interests will include all options to purchase EPL Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of any applicable EPL long term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be EPL Other Equity Interests. The EPL Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized EPL or the respective Reorganized Debtors, as the case may be, as of the Effective Date.

4. DIRECTORS AND EXECUTIVE OFFICERS

On the Effective Date, the term of each member of EPL’s current board of directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized EPL on and after the Effective Date will consist of up to five directors, each of which will be designated by the Holders of Senior Notes. The allocation of the board designation rights among the Holders of Senior Notes (in their capacity as holders of New EPL Common Stock) will be set forth in the new shareholders’ agreement.

The Debtors shall identify the individuals designated by the Holders of the Senior Notes to serve as directors of Reorganized EPL in the Plan Supplement, which shall be filed with the Bankruptcy Court on or before the date that is ten (10) days prior to the Confirmation Hearing. The board of directors of Reorganized EPL shall have the responsibility for the oversight of Reorganized EPL on and after the Effective Date. The members of existing EPL management shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date, unless otherwise provided in the Plan Supplement. The current officers and directors of the EPL Debtor Subsidiaries shall also serve as the officers and directors of each of the respective Reorganized Subsidiaries on and after the Effective Date unless otherwise provided in the Plan Supplement.

5. VESTING OF OPTIONS AND EPL EXISTING RESTRICTED COMMON STOCK; DEEMED EXERCISE OF CERTAIN OPTIONS FOR EPL COMMON STOCK

In connection with and immediately prior to the consummation of the Plan on the Effective Date, all EPL Existing Restricted Common Stock and all non-vested options to purchase EPL Common Stock issued pursuant to EPL’s existing long-term incentive plans and related agreements that are outstanding (or, in the case of certain shares of EPL Existing Restricted Common Stock, issued and held in treasury) immediately prior to the Effective Date will become fully vested, all restrictions, if any, with respect thereto will lapse and all performance criteria, if any, applicable thereto, will be deemed to have been satisfied. All shares of EPL Common Stock issuable upon the vesting of such EPL Existing Restricted Common Stock shall be deemed issued and outstanding immediately prior to the consummation of the Plan on the Effective Date and will be treated as Class 8 EPL Common Stock Interests under the Plan. Options issued under the Debtors’ long term incentive plans shall thereafter be cancelled unless exercised prior to the Effective Date in accordance with the terms and conditions of the applicable existing EPL long-term incentive plans and agreements pursuant to which such options were issued or deemed exercised pursuant to the following sentence. In connection with and immediately prior to the consummation of the Plan on the Effective Date, each option that becomes vested pursuant to the terms of Article 4.05 of the Plan with an exercise price that is less than or equal to the Fair Market Value (as defined in the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was granted) of a share of EPL Common Stock on the day prior to the Effective Date will be deemed to have been exercised by the holder thereof in a cashless exercise and such holder shall be deemed to have received upon such exercise a number of shares of EPL Common Stock (rounded down to the nearest whole number after taking into account all such options held by such holder) having a Fair Market Value as of the day prior to the Effective Date that is equal to the difference between such Fair Market Value and such exercise price. The shares of EPL Common Stock deemed to be so issued will be treated as Class 8 EPL Common Stock Interests under the Plan. Each other option to purchase EPL Common Stock that is issued and outstanding immediately prior to the Effective Date will be treated as a Class 9 EPL Other Equity Interest and cancelled on the Effective Date unless prior to the Effective Date the holder thereof exercises such option in accordance with the terms and conditions of the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was issued, in which case the share(s) of EPL Common Stock issued upon exercise thereof shall be treated as Class 8 EPL Common Stock Interests under the Plan.

6. NEW SECURITIES

As of the Effective Date, shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed Senior Note Claims in full satisfaction of and in exchange for their Allowed Senior Note Claims. As a result, the Holders of the Allowed Senior Note Claims will own 100% of the shares of New EPL Common Stock issued and outstanding as of the Effective Date other than any shares of Restricted New EPL Common Stock issued as of the Effective Date, subject to dilution by the issuance of shares of New EPL Common Stock upon exercise of any New EPL Options granted pursuant to the 2009 Long Term Incentive Plan and upon exercise of the New EPL Warrants.

As of the Effective Date, New EPL Warrants to purchase shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to the Holders of EPL Common Stock Interests in full satisfaction of and in exchange for such EPL Common Stock Interests.

As of the Effective Date, the board of directors of Reorganized EPL shall be authorized to issue such number of New EPL Options and shares of Restricted New EPL Common Stock as determined by the board of directors of Reorganized EPL, in each case, in accordance with the 2009 Long Term Incentive Plan.

The issuance, grant, and reservation of New Securities authorized in this Article 4.06 shall not require any further act or action by any shareholder or creditor of the Debtors, under applicable law, regulation, order or rule.

On or before the Distribution Date, Reorganized EPL shall issue the New EPL Common Stock for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

7. ISSUANCE OF NEW SECURITIES

The issuance of the New Securities by Reorganized EPL is authorized without further act by the board of directors, shareholders, or officers of Reorganized EPL or action under applicable law, regulation, order, or rule. All New Securities, except the shares of New EPL Common Stock issuable upon exercise of any New EPL Options and any [Restricted New EPL Common Stock] (which will be issued pursuant to a registration statement on Form S-8 to be filed by EPL or Reorganized EPL with the SEC), issued under the Plan shall be exempt from registration under the Securities Act or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code.

8. EXIT FACILITY

On the Effective Date, Reorganized EPL and certain of the EPL Debtor Subsidiaries, as borrowers, and each of its non-borrower Reorganized Subsidiaries, as guarantors, will enter into the Exit Facility. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized EPL and its debtor and non-debtor subsidiaries following the conclusion of the Chapter 11 Cases. A portion of the proceeds of any Exit Facility is expected to be used to refinance the Allowed Credit Agreement Claims and the principal balance of loans outstanding under the DIP Documents.

9. 2009 LONG TERM INCENTIVE PLAN

On the Effective Date, Reorganized EPL may adopt the 2009 Long Term Incentive Plan. If so adopted, the 2009 Long Term Incentive Plan will provide for awards in the form of stock options and restricted stock. The board of directors of Reorganized EPL shall determine (i) whether to adopt the 2009 Long Term Incentive Plan, (ii) the vesting of any awards made under the 2009 Long Term Incentive Plan, and (iii) the maximum percentage of the number of shares of Fully Diluted New EPL Common Stock outstanding as of the Effective Date that will be subject to the 2009 Long Term Incentive Plan and available for issuance. Further determinations with respect to the 2009 Long Term Incentive Plan and any awards thereunder will be set forth in the Plan Supplement.

After the Effective Date, Reorganized EPL may grant options issued pursuant to the 2009 Long Term Incentive Plan (if so adopted) to certain officers and key employees identified by Reorganized EPL’s board of directors. The New EPL Options will be issued with an exercise price as determined as of the date of issuance by the board of directors of Reorganized EPL, but in any event shall be no less than the fair market value of the Reorganized EPL shares as of the date of issuance.

10. REVESTING OF ASSETS

The property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens except as provided or contemplated in the Plan, in connection with the Exit

Facility, or in the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

11. PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

Except as otherwise provided in the Plan or in the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that any of the Debtors or their Estates may hold against any Person or Entity without further approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

12. EXEMPTION FROM CERTAIN TRANSFER TAXES

Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment: (a) the issuance, transfer or exchange of New EPL Common Stock, New EPL Warrants, and Restricted New EPL Common Stock; (b) the creation of any mortgage, deed of trust, lien or other security interest under or pursuant to the Plan; (c) the making or assignment of any lease or sublease under or pursuant to the Plan; (d) the execution and delivery of the Exit Facility; (e) any Restructuring Transaction; or (f) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments executed in connection with any of the foregoing or pursuant to the Plan.

J.	PROVISIONS GOVERNING DISTRIBUTIONS

1. DISTRIBUTIONS FOR CLAIMS AND EQUITY INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, Distributions and issuances of New EPL Common Stock, New EPL Warrants, New EPL Options and Restricted New EPL Common Stock to be made (1) in exchange for or on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date or (2) to certain members of Reorganized EPL’s management pursuant to the 2009 Long Term Incentive Plan shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any Distribution under the Plan of property other than Cash (including any issuance of New EPL Common Stock, New EPL Warrants, or Restricted New EPL Common Stock, and the Distribution of such New EPL Common Stock, New EPL Warrants or Restricted New EPL Common Stock in exchange for Allowed Claims and Allowed Equity Interests as of the Effective Date) shall be made by the Disbursing Agent, a Senior Notes Indenture Trustee, or the transfer agent in accordance with the terms of the Plan.

2. DISBURSING AGENT

The Disbursing Agent shall make all Distributions required under the Plan, except with respect to a Holder of a Claim whose Distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which Distributions shall be delivered to the Holders of Allowed Claims at the direction of the appropriate indenture trustee, agent or servicer in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of a Senior Notes Indenture, the applicable Senior Notes Indenture Trustee), such Disbursing Agent or Senior Notes Indenture Trustee shall receive, without further Bankruptcy Court approval, reasonable compensation for Distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors, or, in the case of a Senior Notes Indenture Trustee, in accordance with the terms and conditions of the applicable Senior Notes Indenture (as applicable) or upon such other terms as may be agreed upon between such Senior Notes Indenture Trustee and the applicable Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

3. SURRENDER OF SECURITIES OR INSTRUMENTS

On or before the Distribution Date, or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate (i) in the case of Equity Interests, to the Disbursing Agent and (ii) in the case of the Senior Notes, to the applicable Senior Notes Indenture Trustee, and each Certificate shall be cancelled. No Distribution of property thereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be. Any such Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, prior to the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate and shall not participate in any Distribution, and all New EPL Common Stock or New EPL Warrants in respect of such forfeited Distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.

4. INSTRUCTIONS TO DISBURSING AGENT

In the event that the Debtors make a Distribution on account of the Allowed Senior Note Claims, the Senior Notes Indenture Trustee shall, prior to such Distribution, (x) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and (y) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of registered Holders of Allowed Senior Note Claims, and the Pro Rata share of the principal amount of the Senior Notes held by each such Holder.

5. SERVICES OF THE INDENTURE TRUSTEES

The Senior Notes Indenture Trustees’ services with respect to consummation of the Plan shall be as set forth herein and as authorized by the applicable Senior Notes Indenture, as applicable.

6. RECORD DATE FOR DISTRIBUTIONS

At the close of business on the Record Date for Plan Distributions, the transfer ledgers for the Senior Notes Claims register shall be closed, and there shall be no further changes recognized in the record Holders of such Claims. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such Claims occurring after the Record Date for Plan Distributions and shall be entitled instead to recognize and deal for all purposes thereunder with only those record Holders listed on such transfer ledger as of the close of business on the Record Date for Plan Distributions.

7. MEANS OF CASH PAYMENT

Cash payments under the Plan shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

8. CALCULATION OF DISTRIBUTION AMOUNTS OF NEW EPL COMMON STOCK

No fractional shares of New EPL Common Stock or New EPL Warrants shall be issued or distributed under the Plan or by Reorganized EPL or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New EPL Common Stock or New EPL Warrants shall receive the total number of whole shares of New EPL Common Stock or New EPL Warrants to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New EPL Common Stock or New EPL Warrants, such number of shares to be distributed shall be rounded up or down to the nearest whole number and such Person shall receive no separate consideration for such fractional shares.

9. DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent or the relevant Senior Notes Indenture Trustee, as the case may be,

(a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of an Allowed Senior Note Claim, at the address in the relevant Senior Notes Indenture Trustee’s official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms of the Plan. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made, unless and until the Disbursing Agent or the relevant Senior Notes Indenture Trustee is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or the relevant Senior Notes Indenture Trustee shall be returned to the appropriate Reorganized Debtor or relevant Senior Notes Indenture Trustee, as the case may be, until such Distributions are claimed. All claims for undeliverable Distributions must be made on or before the first anniversary of the Effective Date, after which date (x) all Cash in respect of such forfeited Distribution including interest accrued thereon shall revert to Reorganized EPL and (y) all New EPL Common Stock or New EPL Warrants in respect of such forfeited Distribution shall be cancelled, in each case, notwithstanding any federal or escheat laws to the contrary.

10. WITHHOLDING AND REPORTING REQUIREMENTS

In connection with the Plan and all Distributions, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

11. SETOFFS

Other than in respect of any Allowed Credit Agreement Claim or any Allowed Senior Note Claim, a Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have against such Holder. Nothing in the Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

K.	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

1. OBJECTIONS TO CLAIMS; DISPUTED CLAIMS

The Debtors intend to make Distributions, as required by the Plan, in accordance with the Schedules, if any, and the books and records of the Debtors. Unless disputed by a Holder of a Claim or Equity Interest, the amount determined from the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such Holder. If any Holder of a Claim or Equity Interest disagrees with the Debtors, such Holder must so advise the Debtors in writing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a

Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or, at the Debtors’ option, through other judicial means. The Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an action relating to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. The Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

2. NO DISTRIBUTION PENDING ALLOWANCE

Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim or any portion of an Equity Interest is a Disputed Equity Interest, no payment or Distribution provided under the Plan shall be made on account of or in exchange for such portion of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest.

3. DISTRIBUTIONS AFTER ALLOWANCE

To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a Distribution shall be made to the Holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Equity Interest the Distribution to which such Holder is entitled under the Plan on account of or in exchange for such Allowed Claim.

L.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1. ASSUMED CONTRACTS AND LEASES

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtors, (ii) is the subject of a motion to reject filed on or before the Confirmation Date or (iii) is set forth in a schedule (approved by the Majority Consenting Holders), as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

2. PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor on or before the Effective Date; provided, however, if there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

3. REJECTED CONTRACTS AND LEASES

Except for those executory contracts and unexpired leases set forth on a schedule to be filed with the Plan Supplement, none of the executory contracts and unexpired leases to which the Debtors are a party shall be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party with the consent of the Majority Consenting Holders.

4. CLAIMS BASED UPON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within sixty (60) days after the earlier of (i) the date of entry of an order of the Bankruptcy Court approving such rejection or (ii) the Confirmation Date. Any such Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.

5. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The obligations of any Debtor to indemnify any Released Party serving at any time as one of its directors, officers or employees by reason of such Released Party’s service in such capacity, or as a director, officer or employee of any other Entity, to the extent provided in such Debtor’s certificate of incorporation, certificate of formation, corporate charter, bylaws or similar constitutive documents, or any specific agreement relating to any claims, demands, suits, or proceedings against such Released Party based upon any act or omission related to service with or on behalf of any of the Debtors prior to the Effective Date, or under applicable state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts as to which no proofs of Claim need be filed that are assumed by the relevant Reorganized Debtor pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Commencement Date, and shall not be discharged.

6. ASSUMPTION OF D&O INSURANCE

All directors’ and officers’ liability insurance policies maintained by the Debtors will be assumed under the Plan. Entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period of not less than six (6) years from the Effective Date coverage for the individuals covered, as of the Commencement Date, under policies on terms not substantially less favorable to such individuals than the terms provided for under the policies assumed pursuant to the Plan. No provision of the Plan shall limit any Released Party’s rights to seek recovery or reimbursement under any directors’ and officers’ liability insurance policy.

7. COMPENSATION AND BENEFIT PLANS AND TREATMENT OF RETIREMENT PLAN

With the sole exception of the Retained Plans, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, terminated executory contracts; provided, however, that the Debtors’ obligations, if any, to pay all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect. Each Retained Plan will be treated as if it was an executory contract assumed under the Plan, and the Debtors’ obligations under each such Retained Plan shall survive Confirmation of the Plan. In connection with the development of the Plan and its implementation, the Pre-Petition Employee Change of Control Arrangements shall have been amended, renegotiated and/or restructured prior to the Effective Date in the manner set forth in the Plan Support Agreement, which provides, among other things, that the aggregate Change of Control Severance-Related Benefits will not exceed $2.0 million (except to the extent the consent of the Majority Consenting Holders shall have been obtained).

M.	ACCEPTANCE OR REJECTION OF THE PLAN

1. CLASSES ENTITLED TO VOTE

Each Holder, as of the Voting Record Date, of an Allowed Claim in Class 7 or Allowed Equity Interest in Class 8 is entitled to vote to accept or reject the Plan. Holders of Claims or Equity Interests in Unimpaired Classes 1, 2, 3, 4, 5, 6 and 10 shall not be entitled to vote because they are conclusively deemed, by operation of section 1126(f) of the Bankruptcy Code, to have accepted the Plan. Holders of Equity Interests in Impaired Class 9 will not receive or retain any property under the Plan on account of their Equity Interests, and therefore are deemed not to have accepted the Plan by operation of section 1126(g) of the Bankruptcy Code.

2. ACCEPTANCE BY IMPAIRED CLASSES

An Impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds ( 2/3) in amount and more than one-half ( 1/2 ) in number of the Allowed Claims in the Class actually voting have voted to accept the Plan and an Impaired Class of Equity Interests shall have accepted the Plan if the Holders of at least two-thirds ( 2/3) in amount of the Allowed Equity Interests in the Class actually voting have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

3. ELIMINATION OF CLASSES

Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in the Plan for purposes of (i) voting to accept or reject the Plan and (ii) determining whether such Class has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

4. NONCONSENSUAL CONFIRMATION

The Bankruptcy Court may confirm the Plan over the dissent of or rejection by any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under subsection 1129(b) of the Bankruptcy Code have been satisfied. The Debtors reserve the right to seek Confirmation of the Plan to the extent it may be modified in accordance with section 1127 of the Bankruptcy Code.

N.	CONDITIONS PRECEDENT; WAIVER

1. CONDITIONS TO CONFIRMATION

The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and to the Majority Consenting Holders. This condition is subject to the satisfaction or waiver in accordance with Article 9.04 of the Plan.

2. CONDITIONS TO EFFECTIVE DATE

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 of the Plan:

a. The Confirmation Order shall have been entered by the Bankruptcy Court.

b. The Confirmation Order shall have become a Final Order.

c. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

d. The Debtors and the Exit Facility Lenders shall have executed and delivered the Exit Facility Credit Documents and the Exit Facility shall have closed.

e. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

f. All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

g. All documents referenced in subsections (e) and (f) of this paragraph, including all documents in the Plan Supplement, shall be reasonably acceptable to the Majority Consenting Holders.

h. No stay of the consummation of the Plan shall be in effect.

i. All payments required to have been made to the MMS during the Chapter 11 Cases shall have been made or otherwise resolved and the MMS Order shall be rescinded effective as of the Effective Date.

3. EFFECT OF FAILURE OF CONDITIONS

In the event that one or more of the conditions specified in Article 9.02 of the Plan shall not have occurred or been waived pursuant to Article 9.04 of the Plan on or before August 31, 2009, or such later date as may be agreed to by the Debtors and the Majority Consenting Holders, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or governmental Entity in any other or further proceedings involving the Debtors.

4. WAIVER OF CONDITIONS

Each of the conditions set forth in Article 9.01 and Article 9.02 of the Plan, other than as set forth in Article 9.02(a), may be waived in whole or in part by the Debtors with the consent of the Majority Consenting Holders (which consent shall not be unreasonably withheld).

O.	MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

Subject to the provisions of the Plan Support Agreement, the Debtors may amend or modify the Plan at any time prior to the Confirmation Date. The Debtors reserve the right to include any amended exhibits in the Plan Supplement with the consent of the Majority Consenting Holders, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date, the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies within or among the Plan, the Disclosure Statement and the Confirmation Order, and to accomplish such matters as may be reasonably necessary to carry out the purposes and intent hereof so long as such remedies do not materially and adversely affect the treatment of Holders of Claims or Equity Interests under the Plan.

P.	RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

1. hear and determine any and all objections to the allowance of Claims or Equity Interests;

2. hear and determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

3. hear and determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

4. hear and determine all Professional Fee Claims and other Administrative Claims;

5. hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Claim or required Cure or the liquidation of any Claims arising therefrom;

6. hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

7. enter such orders as may be necessary or appropriate in aid of the consummation of the Plan and to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

8. hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

9. hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

10. issue and enforce injunctions or other orders, or take any action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

11. enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

12. hear and determine any matters arising in connection with or relating to the Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

13. enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

14. recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

15. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

16. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

17. hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

18. enter a final decree closing the Chapter 11 Cases.

Q.	COMPROMISES AND SETTLEMENTS

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), each of the Debtors may compromise and settle various Claims against it and/or claims it may have against other Persons. Each of the Debtors expressly reserves the right (and except as otherwise provided in the Plan, with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant to the Plan and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.

R.	MISCELLANEOUS PROVISIONS

1. BAR DATES FOR CERTAIN CLAIMS

a. Administrative Claims

At the election of the Debtors, the Confirmation Order may establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 of the Plan, Professional Fee Claims, Claims for United States Trustee fees, or Claims for the expenses of the members of the Ad Hoc Committee or any Committee), which date shall be ninety (90) days after the Confirmation Date. If such an Administrative Claims Bar Date is established, Holders of asserted Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 of the Plan, Professional Fee Claims, Claims for United States Trustee fees, or Claims for the expenses of the members of the Ad Hoc Committee, or any Committee), must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. If an Administrative Claims Bar Date is set, (i) the notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of the Administrative Claims Bar Date, and (ii) the Debtors or the Reorganized Debtors, as the case may be, shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims. All such objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Administrative Claims.

b. Professional Fee Claims

All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors, any Committee, or to such other Entities as to which the foregoing sections apply prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other Entity, no later than twenty (20) days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

2. PAYMENT OF STATUTORY FEES

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

3. SEVERABILITY OF PLAN PROVISIONS

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

4. SUCCESSORS AND ASSIGNS

The rights, benefits and obligations of all Persons named or referred to in the Plan shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

5. INJUNCTION

ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS OR CAUSES OF ACTION AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS ARE, AS OF THE EFFECTIVE DATE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, OR THEIR PROPERTY OR ASSETS, ON ACCOUNT OF SUCH CLAIMS, CAUSES OF ACTION OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS RELATING TO SUCH CLAIM,

CAUSE OF ACTION OR EQUITY INTEREST; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER.

6. DEBTORS’ RELEASES

AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AS DEBTORS IN POSSESSION, THE REORGANIZED DEBTORS AND ANY PERSON SEEKING TO EXERCISE THE RIGHTS OF THE DEBTORS’ ESTATES, INCLUDING ANY SUCCESSOR TO THE DEBTORS OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY FOREVER RELEASED, WAIVED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN FOR WILLFUL MISCONDUCT, INTENTIONAL FRAUD OR CRIMINAL CONDUCT AND OTHER THAN THE RIGHTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS RELATED HERETO), WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, (X) NO EXISTING OR FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED FROM ANY CLAIM BY ANY OF THE DEBTORS OR REORGANIZED DEBTORS AGAINST SUCH OFFICER OR DIRECTOR ARISING OUT OF ANY SUCH OFFICER’S OR DIRECTOR’S INTERESTS IN THIRD PARTIES THAT HAVE ENGAGED IN TRANSACTIONS WITH ANY OF THE DEBTORS THAT HAVE NOT BEEN DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT AND (Y) NO FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED FROM ANY CLAIM WITH RESPECT TO WHICH SUCH OFFICER OR DIRECTOR WOULD NOT BE ENTITLED TO INDEMNIFICATION BY EPL UNDER APPLICABLE LAW, THE CERTIFICATE OF INCORPORATION OR BYLAWS OF EPL (AS IN EFFECT AS OF THE COMMENCEMENT DATE) OR ANY INDEMNITY AGREEMENTS IN EXISTENCE BETWEEN EPL AND SUCH OFFICER OR DIRECTOR AS OF MARCH 1, 2009 TO THE EXTENT SUCH INDEMNITY AGREEMENTS WERE DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT.

7. RELEASES BY HOLDERS OF CLAIMS AND EQUITY INTERESTS

AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, (I) EACH CONSENTING HOLDER AND (II) EACH HOLDER (OTHER THAN A CONSENTING HOLDER) OF A CLAIM OR EQUITY INTEREST THAT VOTES IN FAVOR OF THE PLAN (OR IS DEEMED TO ACCEPT THE PLAN), AS APPLICABLE, FOR THEMSELVES AND ON BEHALF OF ANY SUCCESSORS AND ASSIGNS, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, FOREVER RELEASED, WAIVED AND DISCHARGED EACH OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE RELEASED PARTIES, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (EXCEPT FOR THE RIGHTS TO ENFORCE THE PLAN AND THE OTHER AGREEMENTS AND DOCUMENTS DELIVERED THEREUNDER), WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE PLAN, OR THE DISCLOSURE STATEMENT, EXCEPT THAT, AS TO SPECIFICALLY THE RELEASED PARTIES, NOTHING HEREIN OR IN THE PLAN RELEASES WILLFUL MISCONDUCT, INTENTIONAL FRAUD OR CRIMINAL CONDUCT.

8. EXCULPATION AND LIMITATION OF LIABILITY

The Debtors, the Reorganized Debtors, the Committee, the Ad Hoc Committee and any and all of their respective present and former members, officers, directors, employees, equity interest holders, partners, affiliates, advisors, attorneys, and agents, and any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity interest holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the negotiation, solicitation, and/or distribution of the Plan and Disclosure Statement, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects they shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.

9. BINDING EFFECT

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

10. REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Entity.

11. COMMITTEES

On the Effective Date, the duties of any Committees shall terminate.

12. PLAN SUPPLEMENT

Any and all agreements, exhibits, lists or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement. All documents required to be filed with the Plan Supplement shall be filed with the Bankruptcy Court at least ten (10) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Copies of the Plan Supplement may also be obtained without charge at the website maintained by the Debtors’ claims and noticing agent, http://chapter11.epiqsystems.com/EPL or (b) by contacting Epiq Bankruptcy Solutions, LLC by (i) e-mail to epiqteamgreen@epiqsystems.com; (ii) telephone at (646) 282-2500; (iii) fax at (646) 282-2501; or (iv) regular mail: 757 Third Avenue, Third Floor, New York, New York 10017, Attn: Hugo Suarez. All documents filed in these cases may also be viewed (a) during regular business hours (9:00 a.m. to 4:00 p.m. Central Time weekdays, except legal holidays) at the U.S. Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas and (b) electronically on the PACER system at https://ecf.txsb.uscourts.gov. Holders of Claims against or Equity Interests in the Debtors may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article 13.13 of the Plan.

13. NOTICES TO THE DEBTORS

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ENERGY PARTNERS, LTD.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana, 70170-1026

Attn: John H. Peper

Telephone: (504) 569-1875

Facsimile: (504) 569-1874

with a required copy to:

VINSON & ELKINS L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn: Paul E. Heath

Telephone: (214) 220-7700

Facsimile: (214) 220-7716

14. GOVERNING LAW

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation or organization of each Debtor shall govern corporate or other governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

15. PREPAYMENT

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty or premium, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not violate, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

16. SECTION 1125(e) OF THE BANKRUPTCY CODE

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Consenting Holders, and each of their respective affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any law, rule or regulation governing the solicitation of acceptances or rejections of the Plan, the offer and issuance of New Securities under the Plan, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

V. EVENTS DURING THE CHAPTER 11 CASES

A.	COMMENCEMENT OF THE CHAPTER 11 CASES

On the Commencement Date, the Debtors each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Since the Commencement Date, the Debtors have operated their businesses as debtors and debtors-in-possession.

1. APPOINTMENT OF AN OFFICIAL COMMITTEE OF UNSECURED CREDITORS

In chapter 11 cases, the Office of the United States Trustee may appoint an official committee of unsecured creditors during the pendency of such debtor’s chapter 11 cases. As of May 14, 2009, no official committee of unsecured creditors had been formed in the Chapter 11 Cases.

2. ADMINISTRATION OF THE CHAPTER 11 CASES

On and soon after the Commencement Date, the Debtors sought certain relief from the Bankruptcy Court to ensure that their operations continue with the least possible disruption, including, but not limited to, the relief set forth below. The Debtors intend to seek all necessary and appropriate additional relief from the Bankruptcy Court in order to expedite the process and to minimize any adverse impact on their business that may result from the Chapter 11 Cases.

a. Entry of “First Day” Orders

On and soon after the Commencement Date, the Debtors filed a number of motions seeking entry of so-called “first day” orders intended to facilitate a debtor’s transition into chapter 11 by approving certain regular business conduct for which approval of the Bankruptcy Court is required. The initial hearings were held on May 1, 2008 and May 8, 2008.

The first day orders entered by the Bankruptcy Court consist of the following:

•	Order Directing Joint Administration of Cases (Dkt. No. 17);

•

Order Granting Emergency Motion to (I) Approve Maintenance of Certain Prepetition Bank Accounts and Cash Management System; (II) Continue Use of Existing Checks and Business Forms; and (III) Continue Current Investment Policies (Interim Order at Dkt. 29; Final Order at Dkt. 88);

•

Agreed Interim Order (I) Authorizing the Debtors’ Use of Cash Collateral Pursuant to 11 U.S.C. §§ 361 and 363(c); (II) Granting Adequate Protection Pursuant to 11 U.S.C. § 361; and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) (First Interim Order at Dkt. 30; Second Interim Order at Dkt. 86; Final Hearing May 27, 2009);

•

Order Granting Emergency Motion Under 11 U.S.C. §§ 105(a), 363, 507, 1107, and 1108 (I) Authorizing to (A)Pay Prepetition Wages, Termination Payments, and Salaries to Employees and Independent Contractors and (B) Pay Prepetition Benefits and to Continue Benefit Programs in the Ordinary Course and (II) Directing Banks to Honor Prepetition Checks for Payment of Prepetition Employee Obligations (Interim Order at Dkt. 31; Final Order at Dkt. 87);

•

Order (I) Approving the Form and Manner of Notifying Creditors of the Commencement of the Chapter 11 Cases and Other Information; and (II) Authorizing the Debtors to Establish the Master Service List Applicable to These Cases (Final Order at Dkt. 32);

•	Amended Initial Order Granting Chapter 11 Complex Case Treatment (Final Order at Dkt. 84);

•

Order Granting Emergency Motion for Authority to Pay in the Ordinary Course (I) Undisputed Prepetition Royalties, Joint Interest Billings, and Other Obligations Owing Under the Debtors’ Oil & Gas Leases; (II) Undisputed Prepetition Claims that are Subject to Statutory Liens; and (III) Undisputed Obligations Owing to the Minerals Management Service (Final Order at Dkt. 89);

•	Order Granting Emergency Motion for an Order Authorizing the Debtors to Pay Prepetition Sales, Use, Property, Production, and Other Taxes and Related Obligations (Final Order at Dkt. 92);

•	Order Granting Emergency Motion Seeking Extension of Time to File Schedules and Statements of Financial Affairs (Final Order at Dkt. 94); and

•	Interim Order Establishing Notice and Hearing Procedures for Trading in Equity Securities (Interim Order at Dkt. 97; Final Hearing June 10, 2009).

b. Filing of “Next Day” Motions and Applications

In the days following the Commencement Date, the Debtors filed a number of motions and applications seeking entry of so-called “next day” orders that, (a) while critical to the business, do not have the same urgency or (b) require greater notice than typical “first day” orders. Since the initial hearing, the Debtors have filed the following motions and applications:

•	Expedited Application Pursuant to 28 U.S.C. § 156(c) for Authorization to Employ and Retain Notice, Claims and Balloting Agent (Dkt. 124); and

•	Expedited Motion to Establish Procedure for Monthly and Interim Compensation and Reimbursement of Expenses for Case Professionals (Dkt. 125).

3. DEBTOR IN POSSESSION USE OF CASH COLLATERAL

On May 1, 2009, the Bankruptcy Court entered the Agreed Interim Order (I) Authorizing the Debtors’ Use of Cash Collateral Pursuant to 11 U.S.C. §§ 361 and 363(c); (II) Granting Adequate Protection Pursuant to 11 U.S.C. § 361; and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) (Dkt. No. 30), which was followed on May 8, 2009 with entry of the Second Agreed Interim Order (I) Authorizing the Debtors’ Use of Cash Collateral Pursuant to 11 U.S.C. §§ 361 and 363(c); (II) Granting Adequate Protection Pursuant to 11 U.S.C. § 361; and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(b) (Dkt. 86, collectively, the “Interim Cash Collateral Orders”). The Interim Cash Collateral Orders authorized the Debtors, on an interim basis, to use the prepetition lenders’ cash collateral in accordance with a budget submitted to the Bankruptcy Court. A final cash collateral hearing is scheduled for May 27, 2009.

4. RETENTION OF DEBTORS’ PROFESSIONALS

During the pendency of the Chapter 11 Cases, the Debtors filed retention applications for certain professionals to represent and assist them in the administration of these Chapter 11 Cases. Many of these professionals have been intimately involved with negotiating and developing the terms of the Plan, and all of these professionals will continue to provide vital services throughout the Chapter 11 Cases. The following retention applications were filed by the Debtors: (a) Alan Bell, as Chief Restructuring Officer (Dkt. No. 120, filed May 12, 2009); (b)Vinson & Elkins L.L.P., as restructuring counsel for the Debtors (Dkt. No. 121, filed May 12, 2009); (c) Schully, Roberts, Slattery & Marino as Special MMS Counsel (Dkt. No. 123, filed May 12, 2009); and (d) Parkman Whaling as financial advisors for the Debtors (Dkt. No. 122, filed May 12, 2009).

5. AUTHORITY TO PAY PREPETITION CLAIMS

On May 1, 2009, on an interim basis, and on May 8, 2009, on a final basis, the Debtors’ received authority to pay employee salaries, wages, accrued vacation, health-related benefits, and similar employee benefits. This will ensure the continuity of the Debtors’ work force and further accommodate the Unimpaired treatment of employee Claims by allowing the Debtors to honor payroll checks outstanding as of the Commencement Date, permit employees to use their accrued vacation time (for so long as they remain employees of the Debtors), and continue paying medical benefits under the Debtors’ health plans, all in accordance with the Debtors’ policies in effect prior to the Commencement Date. Notwithstanding the above, all options that may have been issued under the Debtors’ long term incentive plans in place as of the Commencement Date will be cancelled as of the Effective Date.

Also on May 8, 2009, the Debtors received authority to pay undisputed (a) prepetition royalties, joint interest billings, and other obligations owing under the Debtors’ oil and gas leases; (b) prepetition claims that are subject to statutory liens; (c) prepetition sales, use, property, production and other taxes; and (d) obligations owing to the MMS. This will help ensure that the Debtors are permitted to operate their businesses in the ordinary course of business, with minimal disruption, while the reorganization outlined in the Plan and this Disclosure Statement are consummated.

6. JOINT ADMINISTRATION

On the Commencement Date, the Bankruptcy Court authorized the Debtors to consolidate all filings under a single case name and in a single docket for administrative purposes. Joint administration of the Chapter 11 Cases will avoid the duplication of effort and inefficiencies that would have resulted if the Bankruptcy Court had maintained entirely separate dockets for each of the cases and will reduce costs for parties making filings with the Bankruptcy Court.

B.	DEBTOR-IN-POSSESSION FINANCING

EPL is in discussions with its existing lenders and certain third parties to enter into a debtor-in-possession revolving credit facility (“DIP Facility”) in the amount up to $20 million on terms and conditions acceptable to EPL and the Majority Consenting Holders. The DIP Facility shall be taken out in full by the Exit Facility.

C.	[EXIT FACILITY

Upon the Effective Date, Reorganized EPL shall have access to an exit working capital credit facility (the “Exit Facility”) in form and substance acceptable to EPL and the Majority Consenting Holders.]

VI. CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS

A.	NEW SECURITIES

The following discussion summarizes the material provisions of the New Securities including references, where applicable, to Reorganized EPL’s Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and Reorganized EPL’s Certificate of Incorporation and Bylaws.

1. NEW EPL COMMON STOCK

Reorganized EPL’s Certificate of Incorporation will authorize the issuance of [            ] shares of New EPL Common Stock having a par value of $0.01 per share, of which (i) [            ] shares shall be issued on the Effective Date to the Holders of the Senior Note Claims, (ii) [            ] shares shall be reserved for issuance to Holders of New EPL Warrants [, (iii) [            ] shares shall be issued on the Effective Date to employees of Reorganized EPL as Restricted New EPL Common Stock and (iv) [            ] shares shall be reserved for issuance to Holders of New EPL Options, if any]. Holders of New EPL Common Stock will be entitled to vote upon all matters submitted to a vote of the stockholders of Reorganized EPL and will be entitled to one vote for each share of New EPL Common Stock held. Holders of New EPL Common Stock will not have preemptive rights. Holders of New EPL Common Stock will be entitled to receive dividends as may be declared by the board of directors of the Reorganized EPL from time to time.

2. NEW EPL WARRANTS

The New EPL Warrants will be issued in two series, New EPL Series A Warrants and New EPL Series B Warrants, which collectively will be exercisable for the purchase of an aggregate number of shares of New EPL Common Stock equal to 12.5% of the Fully Diluted New EPL Common Stock. The exercise price of each New EPL Warrant shall be equal to (a) the sum of (i) $455 million and (ii) the aggregate exercise price of all New EPL Options included in the calculation of Fully Diluted New EPL Common Stock, divided by (b) the number of shares of Fully Diluted New EPL Common Stock. The New EPL Series A Warrants will terminate on the date that is 30 months after the Effective Date and the New EPL Series B Warrants will terminate on the date that is 54 months after the Effective Date, provided, however, that each series of New EPL Warrants will terminate prior to such date immediately upon the consummation of a change of control of Reorganized EPL. The New EPL Warrants shall be freely assignable by the holders thereof, subject to applicable state and federal laws. Except for the exercise of New EPL Warrants in connection with the sale, merger or other combination of Reorganized EPL, the New EPL Warrants are exercisable, at the option of the holder, either (a) on a cash basis or (b) by surrendering all or a portion of the New EPL Warrants in exchange for a number of shares of New EPL Common Stock with a fair market value equal to the aggregate spread attributable to the surrendered New EPL Warrants.

B.	SECURITIES LAW MATTERS

Neither the offer nor the issuance of New EPL Common Stock or New EPL Warrants (other than the issuance of the Restricted New EPL Common Stock) in exchange for certain Claims against, or Equity Interests in, the Debtors have been registered under the Securities Act or similar state statutes or “Blue Sky” laws. The Debtors will rely on section 1145(a)(1) of the Bankruptcy Code to exempt the offer and issuance of the New EPL Common Stock or New EPL Warrants (other than the issuance of the Restricted New EPL Common Stock) pursuant to the Plan from the registration requirements of the Securities Act and applicable state securities and “Blue Sky” laws. The Restricted New EPL Common Stock and New EPL Common Stock issued upon the exercise of New EPL Options will be issued pursuant to a registration statement on Form S-8 to be filed with the SEC by Reorganized EPL.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and from registration under state securities laws if the following conditions are satisfied: (i) the securities are issued by a company (a “debtor” under the Bankruptcy Code) (or its affiliates or successors) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued in exchange for the recipients’ claims against or interests in the debtor, or principally in such exchange and partly for cash or property. In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters, are free to resell such securities without registration under the Securities Act. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

The exemption from the registration requirements of the Securities Act for resales provided by section 1145(a) is not available to a recipient of New EPL Common Stock or New EPL Warrants if such individual or entity is deemed to be an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines the term “underwriter” as one who (a) purchases a claim with a view toward distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the Holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view toward distribution, or (d) is a control person of the issuer of the securities. Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to Rule 144 under the Securities Act (subject, however, to any resale limitations contained therein), which, in effect, permits the resale of securities (including those securities received by statutory underwriters pursuant to a chapter 11 plan) subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions.

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES AND BANKRUPTCY MATTERS DESCRIBED HEREIN. THE DEBTORS INCORPORATE BY REFERENCE ALL DISCLOSURES SET FORTH IN EPL’S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, THE DEBTORS ENCOURAGE EACH CREDITOR, EQUITY INTEREST HOLDER, AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	GENERAL

The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and certain Holders of Claims or Equity Interests for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to any particular Holder of a Claim or Equity Interest. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (“IRS”) as in effect on the date hereof. Legislative, judicial or administrative changes or new interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or new interpretations may have retroactive effect and could significantly affect the federal income tax consequences of the Plan.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to (i) special classes of taxpayers (such as Persons who are related to the Debtors within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities and Holders of Claims or Equity Interests who are themselves in bankruptcy) or (ii) Holders not entitled to vote on the Plan, including Holders whose Claims or Equity Interests are entitled to reinstatement or payment in full in cash under the Plan or Holders whose Claims or Equity Interests are to be extinguished without any Distribution.

This discussion assumes that Holders of Claims or Equity Interests hold only Claims or Equity Interests in a single Class. Holders of multiple Classes of Claims or Equity Interests should consult their own tax advisors as to the effect such ownership may have on the federal income tax consequences described below.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

B.	CONSEQUENCES TO THE DEBTORS

The Debtors expect to report consolidated net operating loss carryforwards (“NOLs”) for federal income tax purposes of approximately $175 million as of December 31, 2008.

As discussed below, the amount of the Debtors’ NOL carryforwards, and possibly certain other tax attributes, may be significantly reduced upon implementation of the Plan. In addition, the Reorganized Debtors’ subsequent utilization of any net built-in losses with respect to their assets and NOLs remaining, and possibly certain other tax attributes, may be restricted as a result of and upon the implementation of the Plan.

1. CANCELLATION OF INDEBTEDNESS INCOME

Under the Tax Code, a taxpayer generally must recognize income from the cancellation of debt (“COD Income”) to the extent that its indebtedness is discharged during the taxable year. Section 108(a)(l)(A) of the Tax Code provides an exception to this rule, however, where a taxpayer is in bankruptcy and where the discharge is granted, or is effected pursuant to a plan approved by, the bankruptcy court. In this case, instead of recognizing income, the taxpayer is required, under Section 108(b) of the Tax Code, to reduce certain of its tax attributes by the amount of COD Income. The attributes of the taxpayer are to be reduced in the following order: NOLs, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer’s assets, and finally, foreign tax credit carryforwards (collectively, “Tax Attributes”). Section 108(b)(5) of the Tax Code permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer’s depreciable assets, with any remaining balance applied to the taxpayer’s other Tax Attributes in the order stated above. In addition to the foregoing, Section 108(e)(2) of the Tax Code provides a further exception to the realization of COD Income upon the discharge of debt, providing that a taxpayer will not recognize COD Income to the extent that the taxpayer’s satisfaction of the debt would have given rise to a deduction for federal income tax purposes.

As a result of having their debt reduced in connection with their bankruptcy, the Debtors generally will not recognize COD Income from the discharge of indebtedness pursuant to the Plan; however, certain Tax Attributes of the Debtors will be reduced or eliminated. The Debtors do not currently anticipate that they will make the election under Section 108(b)(5) of the Tax Code to apply any required attribute reduction first to the basis of the Debtors’ depreciable property. Only to the extent that the discharge is of amounts that the Debtors would have been entitled to deduct if the Debtors had paid such amounts, will the Debtors avoid recognition of COD Income and reduction of Tax Attributes pursuant to Section 108(e)(2) of the Tax Code.

A recently enacted amendment to the COD Income rules, in Section 108(i) of the Tax Code, provides that taxpayers, including taxpayers operating under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code, that recognize COD Income in 2009 or 2010 may elect to forgo the COD Income exclusion and attribute reduction rules described above and instead take the COD Income into taxable income in equal installments in 2014 through 2018 (i.e., the taxpayer would report 20% of the COD Income in each such year). The election to defer the taxable income, which may be made on an instrument-by-instrument basis, must be made on the taxpayer’s tax return for the year which includes the transaction that creates the COD Income (in this case, the year in which the Effective Date occurs). The Debtors have not yet determined if they will elect to defer COD Income, in whole or in part, under this new provision or instead have the exclusion and attribute reduction rules apply.

2. NET OPERATING LOSSES AND OTHER ATTRIBUTES

Following the Effective Date, the Debtors expect to have NOLs. As provided above, the Debtors currently have NOLs, and the Debtors will generate NOLs on the Effective Date to the extent that the Debtors have generated deductions for federal income tax purposes that are not offset by income and/or gain and are not eliminated by the attribute reduction rules of Section 108(b) of the Tax Code discussed above. In addition, the Debtors may generate NOLs in future taxable years to the extent payments required under the Plan generate deductions that exceed their income and gain in those years.

3. ANNUAL SECTION 382 LIMITATION ON USE OF NOLS

With respect to any NOLs of the Debtors remaining after confirmation of the Plan and any required attribute reduction, Section 382 of the Tax Code contains certain rules limiting the amount of NOLs a corporate taxpayer can utilize in the years following an “ownership change” (the “Annual Section 382 Limitation”). An “ownership change” generally is defined as a more than 50 percentage point change in ownership of the value of the stock of a “loss corporation” (a corporation with NOLs) that takes place during a testing period (generally three years) ending on the date on which such change in ownership is tested. The Debtors will undergo an ownership change on the Effective Date.

a. General Annual Section 382 Limitation

As a general rule, a loss corporation’s Annual Section 382 Limitation equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change and the applicable “long-term tax-exempt rate,” a rate published monthly by the Treasury Department (4.61% for ownership changes that occur during May, 2009). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. If a loss corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the corporation’s Annual Section 382 Limitation is zero. The Annual Section 382 Limitation is increased if the loss corporation has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for federal income tax purposes in the five years following the ownership change. A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount. Such a corporation’s ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited. It is not certain whether the Debtors will have either a net unrealized built-in gain or a net unrealized built-in loss as of the Effective Date.

b. Special Bankruptcy Exceptions

Section 382(1)(5) of the Tax Code provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the “382(1)(5) Exception”). The 382(1)(5) Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual Section 382 Limitation will not apply if the pre-change shareholders and/or “qualified creditors” (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change. However, under the 382(1)(5) Exception, a corporation’s pre-change Tax Attributes that may be carried over to a post-change year must be reduced to the extent attributable to any interest paid or accrued on certain debt converted to stock in the reorganization during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year prior to and including the date of the reorganization. In addition, if the 382(l)(5) Exception applies, a second ownership change of the corporation within a two-year period following the effective date of the reorganization will cause the corporation to forfeit all of its unused NOLs that were incurred prior to the date of the second ownership change.

If a corporation qualifies for the 382(1)(5) Exception, the use of its NOLs will be governed by that exception unless the corporation affirmatively elects for the provisions not to apply. If a corporation that is eligible for the 382(1)(5) Exception elects out of that provision, a special rule under Section 382(1)(6) of the Tax Code will apply in calculating the Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of the value of the corporation’s stock (with certain adjustments, including any increase in value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of the Debtor’s assets (determined without regard to liabilities) immediately before the ownership change.

In light of the strictures of the 382(1)(5) Exception, as well as uncertainties concerning whether the Plan, as effected, would meet the statutory requirements, the Debtors are currently analyzing whether to affirmatively elect out of the 382(1)(5) Exception and instead rely on the special rule described above under Section 382(1)(6) of the Tax Code. If the Debtors choose to elect out of the Bankruptcy Exception, Reorganized EPL’s use of its NOLs will be subject to the Annual Section 382 Limitation following confirmation of the Plan, calculated under the special rule of Section 382(1)(6) of the Tax Code described above. However, any NOLs generated after the taxable year in which the Effective Date occurs should not be subject to this limitation.

4. ACCRUED INTEREST

To the extent that the consideration issued to Holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount. The Debtors should not have COD Income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the Tax Code, as discussed above.

5. FEDERAL ALTERNATIVE MINIMUM TAX

In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes). Accordingly, usage of the Debtors’ NOLs by the Reorganized Debtors may be subject to limitations for AMT purposes in addition to any other limitations that may apply.

In addition, if a corporation (or a consolidated group) undergoes an ownership change and is in a net unrealized built-in loss position on the date of the ownership change, the corporation’s (or group’s) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Accordingly, if the Debtors are in a net unrealized built-in loss position on the Effective Date, for AMT purposes the tax benefits attributable to basis in assets may be reduced.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

C.	CONSEQUENCES TO HOLDERS OF SENIOR NOTES

Pursuant to the Plan, each Holder of Senior Notes will receive New EPL Common Stock in exchange for, and in full satisfaction and discharge of, its Allowed Claim. The federal income tax consequences of the Plan to the Holders of Senior Notes will depend, in part, on whether the Senior Notes constitute a “security” for federal income tax purposes, whether the Holder reports income on the accrual or cash basis, whether the Holder has taken a bad debt deduction or worthless security deduction with respect to the Senior Note and whether the Holder receives distributions under the Plan in more than one taxable year.

1. DEFINITION OF SECURITIES

Whether an instrument constitutes a “security” is determined based upon all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

2. HOLDERS OF SENIOR NOTE CLAIMS IF THE SENIOR NOTES ARE SECURITIES

If Senior Notes are treated as securities, the exchange of a Holder’s Senior Notes for New EPL Common Stock would be treated as a recapitalization, and therefore a generally tax-free reorganization under the Tax Code. In general, this means that a Holder will not recognize gain or loss with respect to the exchange (except with respect to accrued but unpaid interest on the Senior Notes). A Holder would obtain a tax basis in the New EPL Common Stock received equal to the tax basis of the Senior Notes exchanged herefore and would have a holding period for the New EPL Common Stock that includes the holding period for the Senior Notes; provided that the tax basis of any share of New EPL Common Stock treated as received in satisfaction of accrued interest would equal the fair market value of such New EPL Common Stock, and the holding period for such share of New EPL Common Stock would begin on the day following the day of receipt.

3. HOLDERS OF SENIOR NOTE CLAIMS IF THE SENIOR NOTES ARE NOT SECURITIES

If the Senior Notes are not treated as “securities” for federal income tax purposes, a Holder of Senior Notes would be treated as exchanging its Senior Notes for New EPL Common Stock in a fully taxable exchange. In that case, the Holder would recognize gain or loss equal to the difference between (i) the fair market value as of the Effective Date of the New EPL Common Stock received that is not allocable to accrued interest, and (ii) the Holder’s basis in the debt instrument constituting the surrendered Senior Notes. Any gain or loss recognized would be capital ordinary, depending on the status of the Senior Note in the Holder’s hands, including whether the Senior Note constitutes a market discount bond in the Holder’s hands. Generally, any gain or loss recognized by a Holder of a Senior Note not constituting security for federal income tax purposes would be a long-term capital gain or loss if the Senior Note is a capital asset in the hands of the Holder and the Holder has held the Senior Note for more than one year, unless the Holder had previously claimed a bad debt deduction or the Holder had accrued but untaxed market discount with respect to such Senior Note. To the extent that a portion of the New EPL Common Stock received in the exchange is allocable to accrued interest, the Holder may recognize ordinary income. A Holder’s tax basis in the New EPL Common Stock received would equal the fair market value of the New EPL Common Stock as of the Effective Date. A Holder’s holding period for the New EPL Common Stock would begin on the day following the Effective Date.

4. ACCRUED BUT UNPAID INTEREST

Whether or not the Senior Notes are treated as “securities,” any amount received by a Holder of a Senior Note that is attributable to accrued interest not theretofore included in income would be taxable to the Holder as interest income. Conversely, a Holder of a Senior Note may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Senior Notes was previously included in the Holder’s gross income but was not paid in full by Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

Although the manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the consideration paid pursuant to the Plan with respect to a Senior Note shall be allocated, pursuant to the Plan, first to the principal amount of such Senior Note as determined for federal income tax purposes and then to accrued interest, if any, with respect to such Senior Note. Accordingly, in cases where a Holder receives distributions under the Plan having a value less than the principal amount of its Senior Note, the Debtors allocate the full amount of consideration transferred to such Holder to the principal amount of such obligation and not treat any amount of the consideration to be received by such Holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for federal income tax purposes.

5. MARKET DISCOUNT

Under the “market discount” provisions of sections 1276 through 1278 of the Tax Code, some or all of any gain realized by a Holder of a Senior Note who exchanges the Senior Note for

New EPL Common Stock on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the Senior Notes. In general, a debt instrument is considered to have been acquired with “market discount” if its Holder’s adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or, (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the Senior Note, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a Holder on the taxable disposition of Senior Notes that had been acquired with market discount would be treated as ordinary income to the extent of the market discount that accrued thereon while such Senior Notes were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the surrendered Senior Notes that had been acquired with market discount are deemed to be exchanged for New EPL Common Stock in a tax-free reorganization, any market discount that accrued on such debts but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of the New EPL Common Stock to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Senior Note.

In addition, under Section 108(e)(7) of the Tax Code, any gain recognized on the subsequent sale, exchange, redemption, or other disposition of New EPL Common Stock will be treated as ordinary income to the extent the Holder of the surrendered Senior Notes previously claimed ordinary loss deductions with respect to the surrendered Senior Notes.

6. BAD DEBT AND/OR WORTHLESS SECURITIES DEDUCTION

To the extent that the Senior Notes are construed not to be securities for tax purposes, a Holder who, under the Plan, receives in respect of a Senior Note an amount less than the Holder’s tax basis in the Senior Note may be entitled to a bad debt deduction in some amount under Section 166(a) of the Tax Code or a worthless securities deduction under Section 165 of the Tax Code. The rules governing the character, timing and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the Holder, the obligor and the instrument with respect to which a deduction is claimed. Holders of Senior Notes, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

7. POST-EFFECTIVE DATE DISTRIBUTIONS

Holders of Senior Notes may receive distributions subsequent to the Effective Date. The imputed interest provisions of the Tax Code may apply to treat a portion of any Post-Effective Date distribution as imputed interest. Imputed interest may, with respect to certain Holders, accrue over time using the constant interest method, in which event the Holder may, under some circumstances, be required to include imputed interest in income prior to receipt of a distribution.

D.	CONSEQUENCES TO HOLDERS OF EPL COMMON STOCK INTERESTS

Pursuant to the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed EPL Common Stock Interest in the Debtors (for purposes of this Section VII.D, an “Allowed Stockholder”) shall receive, in full and complete satisfaction of such equity interest, New EPL Warrants.

The exchange of Allowed EPL Common Stock Interests for New EPL Warrants will generally result in the realization of taxable gain or loss equal to the difference between (i) the Allowed Stockholder’s tax basis in its Allowed EPL Common Stock Interests and (ii) the fair market value of the New EPL Warrants it receives in the exchange. Any such gain or loss will be a capital gain or loss in respect of EPL Common Stock held as a capital asset, and will be long-term capital gain or loss if the EPL Common Stock has been held for more than one year. The deductibility of any loss realized on the exchange of Allowed EPL Common Stock Interests for New EPL Warrants may be subject to certain limitations.

An Allowed Stockholder’s initial tax basis in the New EPL Warrants it receives will generally equal the fair market value of such New EPL Warrants as of the Effective Date. An Allowed Stockholder’s holding period in its New EPL Warrants will generally commence on the day after the Effective Date. See “Federal Income Tax Consequences of Holding New EPL Warrants,” below, for a discussion of the tax consequences of exercising, selling or expiration of the New EPL Warrants.

Allowed Stockholders should consult their own tax advisors with respect to the tax consequences of the exchange of Allowed EPL Common Stock Interests for New EPL Warrants, the deductibility of losses, if any, realized on such exchange, and the tax consequences of owning, exercising or disposing of New EPL Warrants.

E.	FEDERAL INCOME TAX CONSEQUENCES OF HOLDING NEW EPL WARRANTS

1. EXERCISE OF NEW EPL WARRANTS

A Holder of New EPL Warrants will generally not recognize gain or loss for United States federal income tax purposes on the exercise of its New EPL Warrants received pursuant to the Plan. The Holder’s tax basis in the New EPL Common Stock acquired through exercise of the New EPL Warrants will equal the sum of the exercise price and the Holder’s tax basis in the New EPL Warrants, determined as described above. The Holder’s holding period for the New EPL Common Stock acquired through exercise will generally begin on the exercise date.

2. SALE OF NEW EPL WARRANTS

A Holder of New EPL Warrants will generally recognize gain or loss for United States federal income tax purposes on the sale of New EPL Warrants received pursuant to the Plan in an amount equal to the difference between the amount realized on the sale and the Holder’s tax basis in the New EPL Warrants, determined as described above. Gain or loss will be capital if the New EPL Warrants are capital assets in the Holder’s hands. If the Holder’s holding period in the New EPL Warrants, determined as described above, is more than one year, then the gain or loss will be long-term capital gain or loss.

3. EXPIRATION OF NEW EPL WARRANTS

A Holder that allows its New EPL Warrants to expire will generally recognize loss for United States federal income tax purposes to the extent of the Holder’s tax basis in the New EPL Warrants, determined as described above.

F.	INFORMATION REPORTING AND BACKUP WITHHOLDING

Certain payments, including the payments with respect to Claims pursuant to the Plan, may be subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances. Backup withholding is not an additional tax. Rather, amounts withheld under the backup withholding rules may be credited against a Holder’s federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally a United States federal income tax return). The Debtors intend to comply with all applicable reporting withholding requirements of the Tax Code.

G.	IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (1) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY HOLDER OF A CLAIM OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS OR EQUITY INTERESTS UNDER THE INTERNAL REVENUE CODE; (2) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE CONFIRMATION OF THE PLAN TO WHICH THE TRANSACTIONS DESCRIBED IN THIS DISCLOSURE STATEMENT ARE ANCILLARY, AND (3) HOLDERS OF CLAIMS OR EQUITY INTERESTS SHOULD SEEK ADVICE BASED UPON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

VIII. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.	FEASIBILITY OF THE PLAN

In connection with Confirmation of the Plan, section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called “feasibility” test. To support their belief in the feasibility of the Plan, the Debtors, with the assistance of Parkman Whaling, have prepared the Financial Projections attached hereto as Exhibit C (the “Financial Projections”).

The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to make the payments required under the Plan on the Effective Date, repay and service debt obligations, and maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with section 1129(a)(11) of the Bankruptcy Code. As noted in the Financial Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Financial Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Financial Projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Financial Projections were prepared may be different from and may adversely affect the Reorganized Debtors’ financial results. See Section X – “CERTAIN FACTORS TO BE CONSIDERED” for a discussion of certain risk factors that could affect financial feasibility of the Plan.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING FINANCIAL PROJECTIONS. FURTHERMORE, THE FINANCIAL PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS’ INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE FINANCIAL PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY, IF NOT ALL, OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE FINANCIAL PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE THOSE PRESENTED IN THE FINANCIAL PROJECTIONS.

B.	BEST INTERESTS TEST

The Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interest of all Holders of Claims and Equity Interests that are Impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan. The “best interests” test, as set forth in section 1129(a)(11) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an impaired class of claims or equity interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the effective date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of claims and equity interests if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ assets if liquidated in chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the Debtors’ assets by a chapter 7 trustee.

The amount of liquidation value available to Holders of unsecured Claims against the Debtors would be reduced by, first, the claims of secured creditors (to the extent of the value of their collateral), and by the costs and expenses of liquidation, as well as by other administrative expenses and costs of the chapter 7 cases. Costs of a liquidation of the debtors under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, and litigation costs. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured Claims or to make any distribution in respect of Equity Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured Claims.

In a chapter 7 liquidation, no junior class of Claims or Equity Interests may be paid unless all classes of Claims or Equity Interests senior to such junior class are paid in full. Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no class of Claims or Equity Interests that is contractually subordinated to another class would receive any payment on account of its Claims or Equity Interests, unless and until such senior classes were paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the Liquidation Analysis attached hereto as Exhibit E, the Debtors believe that each member of each Class of Impaired Claims and Equity Interests will receive at least as much, if not more, under the Plan as it would receive if the Debtors were liquidated.

C.	LIQUIDATION ANALYSIS

The Debtors believe that under the Plan, all Holders of Impaired Claims and Equity Interests will receive property with a value not less than the value each such Holder would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. The Debtors’ belief is based primarily on:

•	consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Impaired Claims and Equity Interests, including:

•

increased costs and expenses of a liquidation under chapter 7 arising from fees payable to one or more chapter 7 trustees and professional advisors to such trustee(s), who may not be familiar with the Debtors’ industry and business operations;

•

erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail in today’s negative environment for the sale of exploration and production assets;

•	significant adverse effects on the Debtors’ business as a result of the likely departure of key employees;

•	substantial increases in Claims, as well as substantially increased estimated contingent Claims, lease and contract rejection Claims;

•	substantial delay in distributions, if any, to the Holders of Claims and Equity Interests that would likely ensue in a chapter 7 liquidation; and

•	the liquidation analysis prepared by the Debtors, which is attached hereto as Exhibit E.

The Debtors believe that any liquidation analysis includes some speculation as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(11) of the Bankruptcy Code.

For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. No order or finding has been entered by the Bankruptcy Court or any other court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims within a reasonable range such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to Holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including any determination of the value of any distribution to be made on the account of Allowed Claims under the Plan.

To the extent that Confirmation of the Plan required the establishment of amounts for the chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing. Accordingly, the annexed Liquidation Analysis is provided solely to disclose to Holders of Eligible Claims and Eligible Equity Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

D.	VALUATION OF THE REORGANIZED DEBTORS

1. OVERVIEW

The Debtors have been advised by Parkman Whaling, its financial advisor, with respect to the estimated, composite Enterprise Value (as hereinafter defined) of the Reorganized Debtors as of the Effective Date. Parkman Whaling has undertaken this valuation analysis for the purpose of estimating the total value of the Reorganized Debtors (the “Enterprise Value”) potentially realizable by Holders of Eligible Claims and Eligible Equity Interests pursuant to the compromise embodied in and the transactions contemplated by the Plan. The estimated Enterprise Value is based on an estimated value of the Reorganized Debtors. As discussed more fully below, absent consummation of the Plan (including most notably the consensual conversion of the Senior Notes into New EPL Common Stock), it is Parkman Whaling’s conclusion that there is no residual value available for the Eligible Equity Interests.

Parkman Whaling estimates that the consensual conversion of $473.2 million in principal amount of plus accrued and unpaid interest on the Senior Notes into New EPL Common Stock pursuant to the consummation of the Plan will provide the Reorganized Debtors with interest savings of approximately $200 million over the remaining life of the converted Senior Notes. Assuming the consummation of the Plan, including the availability of the Exit Facility on the Effective Date, and assuming that the additional capital provided by the interest savings described above is invested in the ongoing business of the Reorganized Debtors, and based in part on information provided by the Debtors, Parkman Whaling has concluded solely for purposes of the transactions contemplated by the Plan that the Enterprise Value realizable by the Reorganized Debtors will range from $576 million to $671 million, with a midpoint of $624 million as of an assumed Effective Date of July 31, 2009. After giving effect to approximately $125 million of Exit Facility borrowings estimated to be outstanding at July 31, 2009 (pursuant to the Financial Projections attached as Exhibit C), Parkman Whaling’s mid-point estimated Enterprise Value implies a realizable value for the New EPL Common Stock of $499 million. Assuming approximately 25 million shares of New EPL Common Stock are distributed to the Holders of Allowed Senior Note Claims and certain members of the Reorganized Debtors’ management pursuant to the Plan, the value of New EPL Common Stock is equal to approximately $20 per share. Parkman Whaling’s estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

It is critical to note that without the conversion of the Senior Notes and the consummation of the other transactions contemplated by the Plan, it is highly unlikely that the Reorganized Debtors could achieve the Enterprise Value set forth herein because the Reorganized Debtors would not have the capital funding (provided in part by interest savings) required to realize the potential value and satisfy the immediate funding obligations to the MMS and other claims and obligations. Without the consensual conversion of the Senior Notes into New EPL Common Stock, the only practical and realistic alternative available to the Debtors would be a sale under section 363 of the Bankruptcy Code. It is Parkman Whaling’s conclusion that such a sale would not produce any residual value for the Eligible Equity Interests, and the Eligible Claims would remain impaired to the extent of approximately 35% to 40%. Parkman Whaling’s conclusion is based upon its recent experience in connection with numerous auctions of exploration and production company assets involving distressed sellers which have occurred subsequent to the dramatic collapse in commodity prices and the unprecedented contraction of credit beginning in the summer of 2008.

THE ASSUMED ENTERPRISE VALUE RANGE, AS OF THE ASSUMED EFFECTIVE DATE OF JULY 31, 2009, REFLECTS WORK PERFORMED BY PARKMAN WHALING ON THE BASIS OF INFORMATION AVAILABLE TO PARKMAN WHALING CURRENT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT PARKMAN WHALING’S CONCLUSIONS, NEITHER PARKMAN WHALING NOR THE DEBTORS HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM PARKMAN WHALING’S ESTIMATE OR THE UNDERLYING INFORMATION PROVIDED TO PARKMAN WHALING BY THE DEBTORS.

With respect to the Financial Projections prepared by the management of the Debtors included in this Disclosure Statement, Parkman Whaling assumed that such Financial Projections were reasonable and prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. Parkman Whaling’s Enterprise Value range assumes the Reorganized Debtors will achieve their Financial Projections in all material respects, including production growth, operating margins, and cash flow and that they will have adequate capital and liquidity to implement the same. If the business performs at levels below those set forth in the Financial Projections or the Reorganized Debtors have limited access to capital, then such events may have a materially negative impact on Enterprise Value.

In estimating the Enterprise Value of the Reorganized Debtors, Parkman Whaling (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Debtors, including the Financial Projections, which data were prepared and provided to Parkman Whaling by the management of the Debtors and which relate to the Reorganized Debtors’ business and their prospects; (c) met with certain members of senior management to discuss the Debtors’ operations and future prospects; (d) reviewed publicly available financial data and considered the market value of public companies that Parkman Whaling deemed generally comparable to the operating business of the Debtors; (e) considered certain economic and industry information relevant to the operating business; and (f) conducted such other studies, analyses, inquiries, and investigations as it deemed appropriate. Although Parkman Whaling conducted a review and analysis of the Debtors’ business, operating assets, and liabilities, it assumed and relied upon the accuracy and completeness of all financial and other information furnished to it by the Debtors, as well as publicly available information.

In addition, Parkman Whaling did not independently verify management’s Financial Projections in connection with preparing estimates of Enterprise Value, and no independent valuations or appraisals of the Debtors were sought or obtained in connection herewith. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the consummation of the compromise and transactions contained therein.

Parkman Whaling’s analysis addressed the estimated Enterprise Value of the Reorganized Debtors. It does not address other aspects of the proposed reorganization, the Plan, or any other transactions and does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan. Parkman Whaling’s estimated Enterprise Value does not constitute a recommendation to any Holder of Eligible Claims or Eligible Equity Interests as to how such Holder should vote or otherwise act with respect to the Plan. Parkman Whaling has not been asked to, nor did Parkman Whaling express, any view as to what the value of the Debtors’ securities will be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated Enterprise Value of the Reorganized Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any Entity of the consideration to be received by such Entity under the Plan or of the terms and provisions of the Plan.

The estimates contained herein reflect the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Debtors, Parkman Whaling, nor any other Person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, the operating performance of the Debtors, prevailing interest rates, conditions in the financial and capital markets, the anticipated holding period of securities received by prepetition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), commodity prices, and other factors that generally influence the prices of securities.

2. VALUATION METHODOLOGY

The following is a brief summary of certain financial analyses performed by Parkman Whaling to arrive at its range of estimated Enterprise Value for the Reorganized Debtors. Parkman Whaling performed certain procedures, including each of the financial analyses described below, and reviewed the assumptions on which such analyses were based with the management of the Debtors. The underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for estimating firm value. Parkman Whaling’s valuation analysis must be considered as a whole and selecting just one methodology or portions of the analysis could create a misleading or incomplete conclusion as to Enterprise Value.

Under the valuation methodologies summarized below, Parkman Whaling derived a range of Enterprise Value assuming the Reorganized Debtors are full taxpayers.

a. Comparable Company Analysis

Comparable company analysis estimates the value of a company based upon the implied valuations of other similar companies that are publicly traded. Under this methodology, enterprise values for selected public companies are analyzed on a per unit basis by calculating financial multiples and asset ratios to gauge each company’s relative performance. A range of multiples is then selected to imply the value of the Reorganized Debtors. Parkman Whaling used three metrics to imply value in this analysis: Enterprise Value (“EV”) to EBITDX, EV to Proved Reserves and EV to Daily Production.

A key factor in this approach is the selection of companies with relatively similar business and operational characteristics to the Debtors. Criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of business, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations. The selection of truly comparable companies is typically difficult and subject to limitations due to sample size and the availability of meaningful market-based information.

Parkman Whaling selected the following publicly traded companies (the “Peer Group”) on the basis of general comparability to the Debtors by way of one or more of the factors described above: ATP Oil & Gas Corp., Callon Petroleum Co., Contango Oil & Gas Co., Energy XXI (Bermuda) Ltd., Mariner Energy, Inc, McMoRan Exploration Co., Stone Energy Corp. and W&T Offshore Inc.

EV to EBITDX multiples were calculated by dividing the enterprise values of each comparable company as of March 31, 2009 by their latest twelve months (“LTM”) EBITDX, as determined through public filings and other publicly available information. This analysis produced multiples of EV to EBITDX ranging from a low of approximately 0.9x to a high of approximately 3.3x, with a mean of approximately 2.1x and a median of approximately 2.1x.

Parkman Whaling calculated EV to Proved Reserves multiples by dividing the enterprise values of each comparable company as of March 31, 2009 by their SEC Proved Reserves in Barrels of Oil Equivalent (“BOE”), as determined through public filings and other publicly available information. This analysis produced multiples of EV to Proved Reserves ranging from a low of approximately $6.35/BOE to a high of approximately $17.54/BOE, with a mean of approximately $10.99/BOE and a median of approximately $10.13/BOE.

EV to Daily Production multiples were calculated by dividing the enterprise values of each comparable company as of March 31, 2009 by their most recently reported average Daily Production in Barrels of Oil Equivalent (“BOE”), as determined through public filings and other publicly available information. This analysis produced multiples of EV to Daily Production ranging from a low of approximately $18,446 per flowing barrel equivalent per day (BOE/d) to a high of approximately $103,724 per BOE/d, with a mean of approximately $40,348 per BOE/d and a median of approximately $32,647 per BOE/d.

Parkman Whaling then applied the range of multiples to the Debtors’ historical EBITDX, SEC Proved Reserves and Daily Production to determine a range of enterprise values. In conducting this analysis, Parkman Whaling employed a multiples range centered around the midpoint of the LTM EBITDX multiples derived in the publicly comparable company analysis described above and in line with historical enterprise value to EBITDX multiples for the Peer Group. Parkman Whaling made this judgment based in part upon the depressed commodity price environment and the general pessimistic outlook on upstream oil and gas companies.

b. Comparable Asset Transaction Analysis

Comparable asset transaction analysis estimates the value of a company based upon publicly announced transactions of assets with similar characteristics. Transaction values are analyzed on a per unit basis by calculating asset ratios. Parkman Whaling used two ratios to imply value in this analysis, specifically Transaction Value to Proved Reserves and Transaction Value to Daily Production.

A key factor in this approach is the selection of transactions with relatively similar assets and operational characteristics to the Debtors’ assets. Criteria for selecting comparable assets for the analysis include, among other relevant characteristics, similar proportions of oil or gas and classification of reserves as a percent of the transaction, location, reserve life and size and scale of operations. The selection of truly comparable transactions is typically difficult and subject to limitations due to sample size and the availability of meaningful market-based information.

Parkman Whaling examined all publicly announced E&P transactions since December 31, 2003 on the Gulf of Mexico Shelf (or shallow waters) with oil making up at least 50% of the proved reserves. It should be noted, however, that none of these transactions were consummated within the last 15 months.

Parkman Whaling calculated Transaction Value to Proved Reserves multiples by dividing the Transaction Values of each comparable transaction by its Proved Reserves (BOE), as determined through public filings and other publicly available information. This analysis produced multiples of Transaction Value to Proved Reserves ranging from a low of approximately $3.52/BOE to a high of approximately $26.19/BOE, with a mean of approximately $15.14/BOE and a median of approximately $15.44.

Parkman Whaling calculated Transaction Value to Daily Production multiples by dividing the Transaction Values of each comparable transaction by its Daily Production (BOE/d), as determined through public filings and other publicly available information. This analysis produced multiples of Transaction Value to Daily Production ranging from a low of approximately $8,416 per BOE/d to a high of approximately $148,909 per BOE/d, with a mean of approximately $54,326 per BOE/d and a median of approximately $45,720 per BOE/d.

Parkman Whaling then applied the range of multiples to the Debtors’ SEC Proved Reserves and current Daily Production to determine a range of enterprise values. In conducting this analysis, Parkman Whaling employed a multiples range from the lower end to the mean of the Proved Reserves multiples derived in the comparable transaction analysis described above. Parkman Whaling made this judgment based in part upon the relatively depressed commodity price environment as compared to the historic high price environment of recent years.

c. Comparable Merger Transaction Analysis

Much like comparable asset transaction analysis, comparable merger transaction analysis estimates the value of a company based upon publicly announced transactions with similar characteristics, except merger analysis analyzes public to public merger transactions rather than solely asset transactions. Merger transaction analysis examines the target company’s financial performance and assets on a per unit basis to imply value. Parkman Whaling used four metrics to imply value in this analysis; specifically Transaction Value to Proved Reserves, Transaction Value to Daily Production, Transaction Value to LTM EBITDX and Transaction Value to LTM EBIT.

As in all comparable analyses, selecting appropriately comparable transactions is a key factor in determining value. Criteria for selecting comparable mergers for the analysis included, among other relevant characteristics, similar proportions of oil or gas and classification of reserves as a percent of the transaction, location, reserve life and size and scale of operations. The selection of truly comparable merger transactions is typically difficult and subject to limitations due to sample size and the availability of meaningful market-based information.

Parkman Whaling examined all merger transactions involving exploration and production companies since December 31, 2003. It should be noted, however, that none of these transactions were consummated within the last 12 months.

Parkman Whaling calculated Transaction Value to Proved Reserves multiples by dividing the Transaction Values of each comparable merger transaction by the target company’s Proved Reserves (BOE), as determined through public filings and other publicly available information. This analysis produced multiples of Transaction Value to Proved Reserves ranging from a low of approximately $4.58/BOE to a high of approximately $41.62/BOE, with a mean of approximately $17.37/BOE and a median of approximately $15.68.

Parkman Whaling calculated Transaction Value to Daily Production multiples by dividing the Transaction Values of each comparable merger transaction by the target company’s Daily Production (BOE/d), as determined through public filings and other publicly available information. This analysis produced multiples of Transaction Value to Daily Production ranging from a low of approximately $18,855 per BOE/d to a high of approximately $142,518 per BOE/d, with a mean of approximately $66,306 per BOE/d and a median of approximately $60,423 per BOE/d.

Transaction Value to EBITDX multiples were calculated by dividing the Transaction Values of each comparable merger transaction by the target company’s LTM EBITDX, as determined through public filings and other publicly available information. This analysis produced multiples of Transaction Value to EBITDX ranging from a low of approximately 2.8x to a high of approximately 17.0x, with a mean of approximately 7.1x and a median of approximately 6.4x.

Parkman Whaling then applied the range of multiples to the Debtors’ SEC Proved Reserves, current Daily Production, LTM EBITDX and LTM EBIT to determine a range of Enterprise Values. In conducting this analysis, Parkman Whaling employed a multiples range centered around the mean of the Proved Reserves multiples derived in the comparable merger transaction analysis described above. Parkman Whaling made this judgment based in part upon the relatively depressed commodity price environment as compared to the historic high price environment of recent years.

d. Discounted Cash Flow Analysis

The Discounted Cash Flow (“DCF”) analysis provides an estimate of a range of values that could potentially be realized from the Debtors’ existing oil and gas reserve base. This procedure of employing this methodology involves a determination of the present value of future after-tax cash flows estimated to be generated by the Debtors’ existing reserve base and identified projects under alternative price scenarios.

In calculating a DCF value, Parkman Whaling relied heavily on the year-end reserve reports for the Debtors generated by Netherland, Sewell & Associates (“NSAI”) and Ryder Scott Company (“Ryder Scott”) dated December 31, 2008 (the “Reserve Reports”). It should be noted that Parkman Whaling did not independently verify the Reserve Reports and any discrepancies or errors in reserves, production, cost or price published in those reports are the sole responsibility of NSAI and/or Ryder Scott. Forecasting cash flows associated with the extraction of oil and gas is typically difficult; the presence and recovery of oil and gas reserves is historically risky and key variables (e.g. commodity prices and drilling costs) are market-driven and traditionally volatile.

Parkman Whaling examined the Reserve Report projections on an after-tax basis using five (5) separate price case assumptions. Such after-tax cash flows were discounted using a discrete range of discount rates applied to each reserve category to adjust for relative risk in order to arrive at a range of enterprise values.

Parkman Whaling relied upon the Reserve Reports in performing its DCF analysis of the Debtors. Parkman Whaling did not adjust the Reserve Reports for any production, potential reserve additions or possible positive or negative reserve revisions relating to performance which may have occurred subsequent to December 31, 2008 through the Effective Date. In addition, Parkman Whaling assumed that the timing and amount of expenditures for capital and operating costs set forth in the Reserve Reports would occur as scheduled in the Reserve Reports. Such expenditures were not escalated in any scenario considered by Parkman Whaling. The use of the production and expenditure profile set forth in the Reserve Reports implicitly assumes that the new management team of the Reorganized Debtors (“New Management”) will adopt the Reserve Reports as representing its future plans for exploitation and development of the Reorganized Debtors’ existing reserve base. There can be no assurance that New Management will agree with the Reserve Reports. Furthermore, and as previously stated, the ability of the Reorganized

Debtors to potentially achieve the estimated values set forth in Parkman Whaling’s report is expressly conditioned on the consensual conversion of $473.2 million in principal amount of plus accrued and unpaid interest on the Senior Notes to New EPL Common Stock as contemplated by the Plan and the availability of the Exit Facility on the Effective Date. Without such conversion of the Senior Notes and the consummation of the other transactions contemplated by the Plan, it is highly unlikely that the Reorganized Debtors could achieve the values set forth herein because the Reorganized Debtors would not have the capital funding required to realize the potential values associated with the Reserve Reports and satisfy the immediate funding obligations to the MMS and other current claims and obligations.

Based on the Enterprise Value of the Reorganized Debtors, Parkman Whaling assumed that there would be no reduction in the Debtors’ pre-petition tax attributes resulting from the reorganization contemplated in the Plan. Parkman Whaling therefore assumed that the Debtors would be able to maintain their entire pre-petition tax basis in assets as well as maintain the availability of the Debtors’ pre-petition net operating loss carry forwards. Parkman Whaling assumed that there was has been and will be no change of ownership for tax purposes that would affect these matters prior to Plan consummation. Parkman Whaling calculated the value of the NOLs embedded in the Enterprise Value to be approximately $20 million. The loss or reduction of any other pre-petition tax attributes as a result of Plan consummation would have negative tax consequences resulting in a reduction in the Enterprise Value of the Reorganized Debtors. The amount of such reduction would be equivalent to the present value of the loss of the tax shield associated with such attribute reduction.

The summary set forth above does not purport to be a complete description of the analyses performed by Parkman Whaling. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily suitable to summary description. In performing these analyses, Parkman Whaling and the Debtors made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Parkman Whaling are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims and Equity Interests the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such Holders. If, however, the Requisite Acceptances to confirm the Plan are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan or plans of reorganization or (ii) liquidation of the Debtors under chapter 7 or 11 of the Bankruptcy Code.

A.	ALTERNATIVE PLAN(S)

If the Requisite Acceptances to confirm the Plan are not received or if the Plan is not confirmed, the Debtors (or, if the Debtors’ exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party in interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plans might involve either a reorganization and continuation of the Debtors’ businesses or an orderly liquidation of assets.

With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, which is the result of extensive negotiations between the Debtors and various constituencies, enables Holders of Claims and Equity Interests to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

B.	LIQUIDATION UNDER CHAPTER 7

Proceeding under chapter 7 would impose significant additional monetary and time costs on the Debtors’ Estates. Under chapter 7, one or more trustees would be elected or appointed to administer the Estates, to resolve pending controversies, including Disputed Claims against the Debtors and Claims of the various estates against other parties, and to make distributions to Holders of Claims. A chapter 7 trustee would be entitled to compensation in accordance with the scale set forth in Bankruptcy Code section 326, and the trustee would also incur significant administrative expenses.

There is a strong probability that a chapter 7 trustee in these cases would not possess any particular knowledge about the Debtors. The Debtors assert that the value of the Debtors’ assets would be greatly diminished thereby. Additionally, a trustee would probably seek the assistance of professionals who may not have any significant background or familiarity with these cases. The trustee and any professionals retained by the trustee likely would expend significant time familiarizing themselves with these cases. This would result in duplication of effort, increased expenses, and delay in payments to creditors.

In an analysis of liquidation under chapter 7, it must be recognized that additional costs in both time and money are inevitable. In addition to these time and monetary costs, there are other problems in a chapter 7 liquidation that would result in a substantially smaller recovery for Holders of Eligible Claims and Eligible Equity Interests than under the Plan.

Further, distributions under the Plan probably would be made earlier than would distributions in a chapter 7 case. In contrast to the Plan, which contemplates distributions to Holders of Allowed Claims in the ordinary course, if approved by the Bankruptcy Court, but, in any event, as soon as practicable after the Effective Date, distributions of the proceeds of a chapter 7 liquidation might not occur until one or more years after the completion of the liquidation in order to afford the trustee the opportunity to resolve claims and prepare for distributions.

THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER RECOVERY TO HOLDERS OF CLAIMS AND EQUITY INTERESTS THAN SUCH HOLDERS WOULD RECEIVE IF THE DEBTORS WERE LIQUIDATED UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors with their financial advisor, is premised upon a liquidation under chapter 7 cases and is attached hereto as Exhibit E. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

The Debtors have no knowledge of a buyer whom the Debtors believe is ready, willing and financially able to purchase the Debtors as a whole or even to purchase significant portions of the Debtors as ongoing businesses on terms and conditions that are more favorable than the Plan to Holders of Claims and Equity Interests. Therefore, the likely form of any liquidation would be the sale of individual assets. Based upon this analysis, it is likely that a liquidation of the Debtors’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in liquidation will not afford Holders of Eligible Claims and Eligible Equity Interests as great a realization as does the Plan.

X. CERTAIN FACTORS TO BE CONSIDERED

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF ELIGIBLE CLAIMS AND ELIGIBLE EQUITY INTERESTS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE DEBTORS OR THAT THEY CURRENTLY DEEM IMMATERIAL MAY ALSO HARM THEIR BUSINESSES.

A.	GENERAL

While the Debtors hope that a chapter 11 filing solely for the purpose of implementing an agreed-upon restructuring will be of short duration and will not be seriously disruptive to their business, the Debtors cannot be certain that this will be the case. Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in chapter 11 or to assure that the Plan will be confirmed.

Even if confirmed on a timely basis, a chapter 11 proceeding to confirm the Plan could have an adverse effect on the Debtors’ businesses. Among other things, it is possible that a bankruptcy proceeding could adversely affect (i) the Debtors’ relationships with their key vendors, (ii) the Debtors’ relationships with their customers, (iii) the Debtors’ relationships with their employees, (iv) the legal rights and obligations of the Debtors under agreements that may be in default as a result of the Chapter 11 Cases, and (v) Reorganized EPL’s ability to list or quote the New EPL Common Stock on a national securities exchange or United States automated interdealer quotation system.

A chapter 11 proceeding also will involve additional expenses and will divert the attention of the Debtors’ management from operation of their business and implementation of a strategic business plan.

The extent to which a chapter 11 proceeding disrupts the Debtors’ businesses will likely be directly related to the length of time it takes to complete the proceeding. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in chapter 11 for an extended period while they try to develop a different reorganization plan that can be confirmed. That would increase both the probability and the magnitude of the adverse effects described in this Disclosure Statement.

B.	CERTAIN BUSINESS AND INDUSTRY RISKS

1. The Debtors’ current financial condition has adversely affected their business operations and their business prospects.

The Debtors’ current financial condition and its resulting uncertainty have been disruptive to the business. Management has devoted substantial time and attention to improving the Debtors’ financial condition, thereby reducing its focus on operating the business. In addition, as a result of the Debtors’ current financial condition and its resulting uncertainty, the Debtors have laid-off a substantial number of office employees. These lay-offs may negatively impact employee morale and productivity and cause voluntary employee resignations. Further, the Debtors’ current financial condition and the resulting uncertainty associated with the ability of the Debtors to continue as a going concern may cause operating partners to terminate their relationship with the Debtors or to refuse to extend credit to the Debtors on acceptable terms or at all. These developments could have a material adverse effect on the Debtors’ business, operations, financial condition and cash flows.

2. The Debtors’ asset carrying values have been impaired based, in part, on oil and natural gas prices as of December 31, 2008 and they may be further impaired if oil and gas prices continue to decline.

The substantial decline in oil and gas prices and reduced capital spending on certain fields based on this lower price environment in 2008 and continuing in 2009 has impacted the estimated net cash flows from the Debtors’ oil and natural gas reserves, which estimates are used to determine impairments of the Debtors’ oil and natural gas properties. As a result of the decline in oil and gas prices, the Debtors have revised their estimated reserves downward and have significantly reduced their estimated future cash flows. Based on its 2008 year-end proved reserves, EPL expects to record a non-cash pre-tax impairment charge of approximately $100 million in the fourth quarter of 2008 when it publishes its financial statements for the year ended December 31, 2008. EPL may be required to recognize additional non-cash pre-tax impairment charges in future reporting periods if market prices for oil or natural gas continue to decline.

3. The Debtors’ current operations are concentrated in the Gulf of Mexico, and a significant part of the value of their production and reserves is concentrated in two geographic areas. Because of this concentration, any production problems or inaccuracies in reserve estimates related to these areas could have a material adverse effect on their business.

All of the Debtors’ current operations are concentrated in the Gulf of Mexico region. The Debtors are more vulnerable to operational, regulatory and other risks associated with oil and gas exploration and production operations in the Gulf of Mexico, including the risk of adverse weather conditions, than many of their competitors that are more geographically diversified because all or a substantial portion of their operations could be subjected to the same condition at the same time.

During 2008, 46% of the Debtors’ net daily production came from the Greater Bay Marchand area and approximately 43% of their proved reserves were located in the fields that comprise this area. In addition, 21% of the Debtors’ net daily production came from EPL’s East Bay field and approximately 37% of their proved reserves were located on this property. If the actual reserves associated with these two properties are less than the Debtors’ estimated reserves, such a diminution of reserves could have a material adverse effect on their business, financial condition, results of operations and cash flows.

During the 2008 hurricane season, the Debtors’ production was reduced by approximately 21%, on an annual basis, as a result of damage to third party pipelines caused by two hurricanes. The damage limited the Debtors’ ability to sell their production from certain properties for extended periods of time. If mechanical problems, storms or other events were to curtail a substantial portion of the production in these areas, such a curtailment could have a material adverse effect on the Debtors’ business, financial condition, results of operations and cash flows.

4. Even if the Debtors successfully emerge from bankruptcy and enter into the Exit Facility, the Debtors will continue to have substantial capital needs which may not be available in the future.

Assuming the successful emergence of the Debtors from bankruptcy and availability of the Exit Facility, the Debtors will continue to have substantial capital requirements to fund their business. The Debtors may not be able to generate sufficient cash flow from operations to meet their debt payment obligations, which cash flows will be subject to a range of economic, competitive and business risk factors. Additionally, the amounts available under the Exit Facility may not be sufficient for the Debtors’ capital requirements and they may not be able to access additional financing resources due to a variety of reasons, including restrictive covenants in the Exit Facility and the lack of available capital due to the tightening of the global credit markets. If the Debtors are unable to make scheduled payments on the Exit Facility, or if their financing requirements are not met by the Exit Facility and they are unable to access additional financing, the Debtors’ business, operations, financial condition and cash flows may be negatively impacted.

5. The relatively steep decline curves generally associated with oil and gas properties located in the Gulf of Mexico and the Gulf Coast region subjects the Debtors to higher reserve replacement needs.

Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. High initial production rates generally result in recovery of a relatively higher percentage of reserves from properties during the initial few years of production, often followed by a rapid decline in the rate of production.

Because primarily all of the Debtors’ operations are concentrated in the Gulf of Mexico and production from reservoirs in the Gulf of Mexico region generally declines more rapidly compared to reservoirs in many other producing regions of the world, the Debtors’ reserve replacement needs are relatively greater than those of producers with reserves outside the Gulf of Mexico region.

As of December 31, 2008, the Debtors’ independent petroleum engineers estimated that, on average, 65% of the Debtors’ total proved reserves will be produced within 5 years. The Debtors may not be able to develop, exploit, find or acquire additional reserves to sustain their current production levels or to grow their production. In addition, the Debtors have substantially cut their capital expenditure budget for 2009 in order to conserve cash resources, which will likely negatively impact the ability of the Debtors to replace existing reserves lost as a result of production. There can be no assurance that the Debtors will be able to grow production at rates they have experienced in the past. The Debtors’ future oil and natural gas reserves and production, results of operations and cash flows are highly dependent on their ability to efficiently develop and exploit their current reserves and economically find or acquire additional recoverable reserves.

6. The Debtors’ exploration, exploitation and production operations in the deepwater of the Gulf of Mexico present unique operating risks.

The deepwater of the Gulf of Mexico is an area that has experienced relatively limited drilling activity due to risks associated with geological complexity, water depth and higher drilling costs and development costs, which could result in substantial cost overruns and/or uneconomic projects or wells, including:

•	drilling that requires specific types of rigs with significantly higher day rates and limited availability as compared to the rigs used in shallow water;

•	more costly consequences of mechanical failure because of the equipment required to operate at the water depths and adverse conditions found in the deepwater Gulf of Mexico;

•	mechanical risks because the wellhead equipment is installed on the sea floor;

•	many reservoirs are sub-salt and are more difficult to detect with traditional seismic processing; and

•	larger installation equipment, sophisticated sea floor production handling equipment, expensive, state-of-the-art platforms and/or infrastructure investment.

Because the Debtors’ have exploration, exploitation and production operations in the deepwater of the Gulf of Mexico, the Debtors are exposed to these risks. Furthermore, because of the expense of drilling wells in the deepwater of the Gulf of Mexico, if such wells are economically unsuccessful, they may have a larger impact on the Debtors’ financial condition, results of operations and cash flows than less expensive wells that the Debtors drill in shallow water.

7. Properties the Debtors have acquired may not produce as projected, and the Debtors may not have fully identified liabilities associated with these properties or obtained adequate protection from sellers against liabilities.

In the past, the Debtors acquired producing properties from third parties, and these acquisitions required assessments of many factors, which are inherently inexact and may be inaccurate, including:

•	the amount of recoverable reserves and the rates at which those reserves will be produced;

•	future oil and natural gas prices;

•	estimates of operating costs;

•	estimates of future development costs;

•	estimates of the costs and timing of plugging and abandonment activities; and

•	potential environmental and other liabilities.

The Debtors’ assessments may not have revealed all existing or potential problems, nor permitted them to become adequately familiar with the properties to evaluate fully their deficiencies and capabilities. In the course of their due diligence, the Debtors may not have inspected every well, platform or pipeline. The Debtors’ inspections may not have identified structural and environmental problems, such as pipeline corrosion or groundwater contamination. The Debtors may not have obtained contractual indemnities from the seller for liabilities that it created. The Debtors may have assumed the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with their expectations.

8. Periods of high cost or lack of availability of drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect the Debtors’ ability to execute on a timely basis their exploration and development plans within their budget.

Substantially all of the Debtors’ current operations are concentrated in the Gulf of Mexico region. Shortages and the high cost of drilling rigs, equipment, supplies or personnel that occur in this region from time to time could delay or adversely affect the Debtors’ exploration and development plans, which could have a material adverse effect on their business, financial condition, results of operations or cash flows. Periodically, as a result of increased drilling activity or a decrease in the supply of equipment, materials and services, the Debtors have experienced increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in the Gulf of Mexico and in other offshore areas around the world also decreases the availability of offshore rigs in the Gulf of Mexico. As a result, costs may continue to increase in the future and necessary equipment and services may not be available on acceptable terms even though commodity prices are declining.

9. Loss of key management and failure to attract qualified management could negatively impact the Debtors’ operations.

Successfully implementing their strategies will depend, in part, on the Debtors’ management team. The loss of members of the Debtors’ management team could have an adverse effect on their business.

10. Exploring for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect the Debtors’ business, financial condition or results of operations.

The Debtors’ future success will depend on the success of their exploration and production activities. The Debtors’ oil and natural gas exploration and production activities are subject to numerous risks beyond their control, including the risk that drilling will not result in commercially viable oil or natural gas production. The Debtors’ decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The Debtors’ cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling activity, including the following:

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment failures or accidents;

•	adverse weather conditions, such as hurricanes and tropical storms;

•	reductions in oil and natural gas prices;

•	title problems;

•	limitations in the market for oil and natural gas; and

•	cost of services to drill wells.

11. The continuing crisis in the financial and credit markets, and volatility in oil and natural gas prices may affect the Debtors’ ability to obtain funding or obtain funding on acceptable terms. These impacts may hinder or prevent the Debtors’ from meeting their future capital needs and/or continuing to meet their obligations and conduct their business.

Global financial markets and economic conditions have recently been, and continue to be, disrupted and volatile. The debt and equity capital markets have become exceedingly distressed. These issues, along with significant asset write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain debt or equity capital funding.

Due to these factors, there can be no assurance that funding will be available to the Debtors if needed, and to the extent required, on acceptable terms. If funding is not available as needed, or is available only on unfavorable terms, the Debtors may be unable to meet their obligations as they come due, implement their exploratory and development plan, enhance their existing business, complete acquisitions or otherwise take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on their production, revenues, results of operations, financial position and cash flows.

12. A substantial or extended decline in oil and natural gas prices may have a material adverse effect on the Debtors’ business, financial condition, results of operations, cash flows and their ability to meet their debt obligations, operating cost requirements, capital expenditure requirements and other financial commitments.

The price the Debtors receive for their oil and natural gas production heavily influences their revenue, profitability, financial condition, cash flow, access to capital and future rate of growth. Oil and natural gas are commodities and, as a result, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices the Debtors receive for their production, and the levels of their production, depend on numerous factors beyond their control. These factors include:

•	changes in the global supply, demand and inventories of oil;

•	domestic natural gas supply, demand and inventories;

•	the actions of the Organization of Petroleum Exporting Countries (“OPEC”);

•	the price and quantity of foreign imports of oil;

•	the price and availability of liquefied natural gas imports;

•	political conditions, including embargoes, in or effecting other oil-producing countries;

•

economic and energy infrastructure disruptions caused by actual or threatened acts of war, or terrorist activities, or national security measures deployed to protect the United States from such actual or threatened acts or activities;

•	economic stability of major oil and natural gas companies and the interdependence of oil and natural gas and energy trading companies;

•	the level of worldwide oil and natural gas exploration and production activity;

•	weather conditions, including energy infrastructure disruptions resulting from those conditions;

•	technological advances effecting energy consumption; and

•	the price and availability of alternative fuels.

In addition to decreasing the Debtors’ revenues and cash flows on a per unit basis, lower oil and natural gas prices may reduce the amount of oil and natural gas that the Debtors can produce economically.

13. The Debtors may incur substantial losses and be subject to substantial liability claims as a result of their oil and natural gas operations. Their insurance coverage may not be sufficient or may not be available to cover some of these losses and claims.

Losses and liabilities arising from uninsured and underinsured events could materially and adversely effect the Debtors’ business, financial condition or results of operations. The Debtors’ oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters, especially hurricanes and tropical storms in the Gulf of Mexico region.

Offshore operations are also subject to a variety of operating risks unique to the marine environment, such as capsizing, collisions and damage or loss from hurricanes, tropical storms or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production.

Any of these risks could adversely affect the Debtors’ ability to conduct operations or result in substantial losses. The Debtors maintain insurance at levels that they believe are consistent with industry practices and their particular needs, but they are not fully insured against all risks. The Debtors may elect not to obtain insurance for certain risks or to limit levels of coverage if they believe that the cost of available insurance is excessive relative to the risks involved. In this regard, the cost of available coverage has increased significantly as a result of losses experienced by third-party insurers in the 2005 and 2008 hurricane seasons in the Gulf of Mexico, in particular those resulting from Hurricanes Katrina and Rita in 2005 and Gustav and Ike in 2008. The Debtors believe the cost of coverage will continue to increase and may become prohibitively expensive for smaller independent operators in the Gulf of Mexico. As a result, their coverage may be limited by longer waiting periods on business interruption insurance and higher deductibles on property damage and other types insurance. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and it is not fully covered by insurance, it could adversely affect the Debtors’ financial condition, results of operations and cash flows and could reduce or eliminate the funds available for exploration, exploitation and acquisitions or result in loss of equipment and properties.

14. Reserve estimates depend on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and estimated values of the Debtors’ reserves.

The process of estimating oil and natural gas reserves is complex, requiring interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves disclosed in EPL’s filings with the SEC.

Estimates of oil and natural gas reserves are inherently imprecise. The preparation of the Debtors’ reserve estimates requires projections of production rates and timing of development expenditures, analysis of available geological, geophysical, production and engineering data, and assumptions about oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The extent, quality and reliability of this data can vary. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, drilling and operating expenses and quantities of recoverable oil and natural gas reserves will vary from the Debtors’ estimates.

The present value of future net revenues from the Debtors’ proved reserves and the standardized measure of discounted future net cash flows referred to in EPL’s filings with the SEC should not be assumed to represent or approximate the current market value of the Debtors’ estimated proved oil and natural gas reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from the Debtors’ proved reserves are computed based on prices and costs as of the date of the estimate. Actual future prices and costs may differ materially from those used in the Debtors’ reserve estimates.

If the Debtors’ estimates of the recoverable reserve volumes on a property are revised downward, or if development costs exceed previous estimates, or if commodity prices decrease, as discussed elsewhere in these risk factors, the Debtors may be required to record an impairment to their property and equipment, which could have a material adverse effect on their financial position and results of operations. Once recorded, an impairment of property and equipment may not be reversed at a later date. The Debtors’ ability to obtain financing depends in part on their estimate of the proved oil and natural gas reserves for properties that will serve as collateral. If proved reserves on a property are revised downward, the Debtors’ ability to acquire adequate funding may be significantly reduced.

15. If the Debtors are unable to replace the reserves that they have produced, their reserves and revenues will decline.

The Debtors’ future success depends on their ability to find, develop and acquire additional oil and natural gas reserves that are economically recoverable. Lower commodity prices and increased costs associated with exploration and production may lower the threshold of economic recoverability. Additionally, the Debtors have substantially cut their capital expenditure budget for 2009 in order to conserve cash resources, which will likely negatively impact the ability of the Debtors to replace existing reserves produced. Without continued successful acquisition or exploration activities, the Debtors’ reserves and revenues will decline as a result of their current reserves being depleted by production. The Debtors may not be able to find or acquire additional reserves on an economic basis.

16. The Debtors’ business requires substantial capital investment and maintenance expenditures, and their capital resources may not be adequate to provide for all of their cash requirements.

The Debtors’ operations are capital intensive. The Debtors’ ability to replace their oil and natural gas production and maintain their production levels and reserves requires extensive capital investment. The Debtors’ business also requires substantial expenditures for routine maintenance. They may not have access to the capital required to maintain their production levels and reserves.

17. Impediments to transporting the Debtors’ products may limit their access to oil and natural gas markets or delay their production.

The Debtors’ ability to market their oil and natural gas production depends on a number of factors, including the proximity of their reserves to pipelines and terminal facilities, the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties and the availability of satisfactory oil and natural gas transportation arrangements. These facilities and systems may be shut-in due to factors outside of the Debtors’ control. If any of these third party services and arrangements become partially or fully unavailable, or if the Debtors are unable to secure such services and arrangements on acceptable terms, the Debtors’ production could be limited or delayed and their revenues could be adversely affected.

18. The Debtors’ ability to collect payments from their partners depends on the partners’ creditworthiness.

In the Debtors’ operations of their oil and natural gas properties, they typically incur costs on behalf of their partners in advance of billing and collecting their partners’ share of those costs. Some of the Debtors’ partners are highly leveraged and may become unable to pay for their share of the operating costs. Further, a significant adverse change in the financial and/or credit position of a partner could require the Debtors to assume greater credit risk relating to that partner and could limit the Debtors’ ability to collect joint interest receivables. Failure to receive payments from the Debtors’ partners for their share of costs incurred on the Debtors’ oil and natural gas properties could adversely affect the Debtors’ results of operations, financial condition and cash flows.

19. The Debtors are exposed to counterparty risk through their hedging activities using commodity derivative instruments and through other arrangements they enter into with financial and other institutions.

The Debtors have entered into transactions with counterparties such as commercial banks, investment banks, insurance companies, and other financial institutions. These transactions expose the Debtors to credit risk in the event of default of any of these counterparties. Continued deterioration in the credit markets may impact the credit ratings of the Debtors’ current and potential counterparties and affect such counterparties’ ability to fulfill their existing obligations to the Debtors and their willingness to enter into future transactions with the Debtors.

The Debtors have exposure to these financial institutions in the form of oil and natural gas derivative contracts, which may protect a portion of the Debtors’ cash flows when commodity prices decline. During periods of low oil and natural gas prices, the Debtors may have heightened counterparty risk associated with these derivative contracts because the value of the Debtors’ derivative positions may provide a significant amount of cash flow. If a hedging counterparty defaults on its obligations, the Debtors may not realize the benefit of some or all of their derivative instruments.

The Debtors also maintain insurance policies with insurance companies to protect them against certain risks inherent in their business. If an insurer defaults on its obligation to the Debtors, they may not be reimbursed for losses they have insured against. In addition, if any lender under the Debtors’ credit facility is unable to fund its commitment, the Debtors’ liquidity may be reduced by an amount up to the aggregate amount of such lender’s commitment under their credit facility.

20. The Debtors are subject to extensive governmental laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business and could result in restrictions on their operations or civil or criminal liability.

The Debtors’ exploration, development and production operations, their activities in connection with storage and transportation of oil and other hydrocarbons and their use of facilities for treating, processing or otherwise handling hydrocarbons and related wastes are subject to various federal, state and local laws, orders and regulations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal fines and penalties or the imposition of injunctive relief.

Future compliance with laws and regulations, including environmental, production, transportation, sales, rate and tax rules and regulations, and any changes to such laws or regulations, may reduce the Debtors’ profitability and have a material adverse effect on their financial position, liquidity and cash flows. Such laws and regulations may require more stringent and costly waste handling, storage, transport, disposal or cleanup requirements.

21. A change in the jurisdictional characterization of some of the Debtors’ assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of the Debtors’ assets, which may cause their revenues to decline and operating expenses to increase.

The Debtors’ operations are generally exempt from FERC regulation under the Natural Gas Act of 1938 (“NGA”), but FERC regulation still affects their non-FERC jurisdictional businesses and the markets for products derived from these businesses. FERC has recently issued a final rule (as amended by orders on rehearing, “Order 704”) requiring certain participants in the natural gas market, including interstate and intrastate pipelines, natural gas gatherers, natural gas marketers, and natural gas processors, that engage in a minimum level of natural gas sales or purchases to submit annual reports regarding those transactions to FERC.

Other FERC regulations may indirectly impact the Debtors’ businesses and the markets for products derived from these businesses. FERC’s policies and practices across the range of its natural gas regulatory activities, including, for example, its policies on open access transportation, gas quality, ratemaking, capacity release and market center promotion, may indirectly affect the intrastate natural gas market. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, there can be no assurance that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to transportation capacity.

Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC as a natural gas company under the NGA. The Debtors believe that the natural gas pipelines in their gathering systems meet the traditional tests FERC has used to establish a pipeline’s status as a gatherer not subject to regulation as a natural gas company. However, the distinction between FERC-regulated transmission services and federally unregulated gathering services is the subject of substantial, on-going litigation, so the classification and regulation of the Debtors’ gathering facilities are subject to change based on future determinations by FERC, the courts, or Congress. In addition, the courts have determined that certain pipelines that would otherwise be subject to the Interstate Commerce Act of 1887 (“ICA”) are exempt from regulation by the FERC under the ICA as proprietary lines. The classification of a line as a proprietary line is a fact-based determination subject to FERC and court review. Accordingly, the classification and regulation of some of the Debtors’ gathering facilities and transportation pipelines may be subject to change based on future determinations by FERC, the courts, or Congress.

22. Should the Debtors fail to comply with all applicable FERC administered statutes, rules, regulations and orders, they could be subject to substantial penalties and fines.

Under the EPAct 2005, FERC has civil penalty authority under the NGA to impose penalties for current violations of up to $1 million per day for each violation and disgorgement of profits associated with any violation. While the Debtors’ systems have traditionally not been subject to full FERC regulation, FERC has adopted regulations that may subject certain of the Debtors’ otherwise non-FERC jurisdictional facilities to FERC annual reporting. Additional rules and legislation pertaining to those and other matters may be considered or adopted by FERC from time to time. Failure to comply with those regulations in the future could subject the Debtors to civil penalty liability.

23. Competition in the oil and natural gas industry is intense, which may adversely affect the Debtors.

The Debtors operate in a highly competitive environment for acquiring oil and natural gas properties, marketing oil and natural gas and securing trained personnel. Many of their competitors possess and employ financial, technical and personnel resources substantially greater than theirs, which can be particularly important in Gulf of Mexico and Gulf Coast onshore activities. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than the Debtors’ financial or personnel resources permit. The Debtors’ ability to acquire additional prospects and to discover reserves in the future will depend on their ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. There can be no assurance that the Debtors will be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital. If the Debtors are unable to compete successfully in these areas in the future, their future revenues and growth may be diminished or restricted.

24. Recent adverse publicity about the Debtors, including their chapter 11 filings, may harm the Debtors’ ability to compete in a highly competitive environment.

Recent adverse publicity concerning the Debtors’ financial condition may harm its ability to attract new customers and to maintain favorable relationships with existing customers, suppliers and partners. For example, it may be more challenging for the Debtors to engage in risk sharing transactions, and some of the Debtors’ suppliers may require cash payments rather than extending credit, which adversely affects the Debtors’ liquidity. The Debtors may also experience difficulty attracting and retaining key employees.

25. There is no established trading market for the New EPL Common Stock, and if one develops, it may not be liquid.

There is no established trading market for the New EPL Common Stock, and there is no assurance that any active trading market will develop for the New EPL Common Stock. The

EPL Common Stock has been delisted from the NYSE. EPL or Reorganized EPL will apply for listing of the New EPL Common Stock on the NYSE or another national stock exchange, such as the Nasdaq Global Market, assuming the Debtors or Reorganized Debtors satisfy the applicable listing criteria. There is no assurance that the NYSE or any other national exchange will approve the New EPL Common Stock for listing as there is no assurance that the Debtors or Reorganized Debtors will satisfy the criteria for listing, or be approved for listing, the New EPL Common Stock the NYSE or on another national stock exchange. Failure to list the New EPL Common Stock will negatively affect the ability of Holders of New EPL Common Stock to sell their shares.

26. Reorganized EPL does not anticipate paying dividends on the New EPL Common Stock in the foreseeable future.

Reorganized EPL does not anticipate paying any dividends on the New EPL Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized EPL will be a party, including the Exit Facility, will likely place restrictions or conditions on EPL’s ability to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in New EPL Common Stock.

C.	CERTAIN BANKRUPTCY LAW CONSIDERATIONS

1. Parties-in-Interest May Object To the Plan and Confirmation

Section 1129 of the Bankruptcy Code provides certain requirements for a chapter 11 plan to be confirmed, parties-in-interest may object to confirmation of a plan based on an alleged failure to fulfill these requirements or other reasons. The Debtors believe that the Plan complies with the requirements of the Bankruptcy Code.

2. Parties-in-Interest May Object To the Debtors’ Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.

The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because each class of Claims and Equity Interests encompass Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests in each such class.

3. Undue Delay In Confirmation May Disrupt the Operations of the Debtors and Have Potential Adverse Effects

The Debtors cannot accurately predict or quantify the impact on their business operations of prolonging the Chapter 11 Cases. A lengthy time in bankruptcy could adversely affect the Debtors’ relationships with their customers, oil and gas leases, and employees, which, in turn, could adversely affect the Debtors’ competitive position, financial condition, results of operations and cash flows.

Furthermore, prolonging the Chapter 11 Cases could adversely affect the Debtors’ ability to maintain its existing business and to seek out and take advantage of new business opportunities. So long as the Chapter 11 Cases continue, the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on its current business and developing future business opportunities for the Debtors.

4. The Debtors May Not Be Able To Obtain Confirmation of the Plan

The Debtors cannot ensure they will receive the Requisite Acceptances to confirm the Plan. But, even if the Debtors do receive the Requisite Acceptances, there can be no assurance that the Bankruptcy Court will confirm the Plan. Even if the Requisite Acceptances are received and, with respect to those Classes deemed to have rejected the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan or may require additional solicitations or consents prior to confirming the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that Confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see Section VIII.A — “FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST — FEASIBILITY OF THE PLAN”) and that the value of distributions to dissenting Holders of Claims and Equity Interests may not be less than the value such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See Section VIII.B — “FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST — BEST INTERESTS TEST.” Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

The Debtors’ ability to propose and confirm an alternative reorganization plan is uncertain. Confirmation of any alternative reorganization plan under chapter 11 of the Bankruptcy Code would likely take significantly more time and result in delays in the ultimate distributions to the Holders of Eligible Claims and Eligible Equity Interests. If confirmation of an alternative plan of reorganization is not possible, the Debtors would likely be liquidated. Based upon the Debtors’ analysis, liquidation under chapter 7 would result in distributions of reduced value, if any, to Holders of Eligible Claims and Eligible Equity Interests. See Section VIII — “FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST.” In a liquidation under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. However, it is unlikely that any liquidation would realize the full going concern value of their businesses. Consequently, the Debtors believe that a liquidation under chapter 11 would also result in smaller distributions to the Holders of Eligible Claims than those provided for in the Plan and no distributions to the Holders of Eligible Equity Interests.

5. Failure to Consummate the Plan

Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order and an order (which may be the Confirmation Order) approving the assumption and assignment of all executory contracts and unexpired leases (other than those specifically rejected by the Debtors) to the Reorganized Debtors or their assignees. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the Restructuring completed. For risks associated with failure to consummate the Plan, see ARTICLE IX — ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

6. Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur within a reasonable time following the Confirmation Date, there can be no assurance as to such timing.

7. Risk of Post-Confirmation Default

At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible, but that determination does not serve as any guarantee that there will not be any post-confirmation defaults.

The Debtors believe that the cash flow generated from operations and post-Effective Date borrowing will be sufficient to meet the Debtors’ operating requirements, their obligations under the Exit Facility, and other post-confirmation obligations under the Plan.

8. Claims Estimation

There can be no assurance that the estimated amount of Claims and Equity Interests are correct, and the actual Allowed amounts of Claims and Equity Interests may differ from estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual Allowed amounts of Claims and Equity Interests may vary from those estimated therein.

D.	CERTAIN TAX CONSIDERATIONS

THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN SECTION VII — CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED UNDER THE PLAN BOTH TO THE DEBTORS AND TO HOLDERS OF CLAIMS THAT ARE IMPAIRED UNDER THE PLAN.

E.	INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

The Financial Projections cover the Debtors’ operations as of July 31, 2009 and through the period ending December 31, 2013. These Financial Projections are based upon numerous assumptions that are an integral part of the Financial Projections, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of Reorganized Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of Reorganized Debtors’ operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to pay the obligations owing to certain Holders of Claims entitled to distributions under the Plan and other post-Effective Date indebtedness. Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

XI. THE SOLICITATION; VOTING PROCEDURES

A.	VOTING DEADLINE

The period during which Ballots with respect to the Plan will be accepted by the Debtors will terminate on the Voting Deadline. Except to the extent permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).

B.	VOTING PROCEDURES

Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only Holders of Eligible Claims or Eligible Equity Interests who actually vote will be counted. The failure of a Holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such Holder with respect to voting on the Plan and such abstentions, will not be counted as votes for or against the Plan.

The Debtors are providing the Solicitation Package to Holders of Eligible Claims and Eligible Equity Interests whose names (or the names of whose Nominees) appear as of the Voting Record Date in the records maintained by the Debtors and the security holders lists maintained by the Indenture Trustees. Nominees should provide copies of the Solicitation Package to the beneficial owners of the Eligible Claims and Eligible Equity Interests. Any beneficial owner of Eligible Claims or Eligible Equity Interests who has not received a Ballot should contact his/her or its Nominee or the Solicitation Agent.

Holders of Eligible Claims and Eligible Equity Interests should provide all of the information requested by the Ballots and return all Ballots in the return envelope provided with each such Ballot.

C.	SPECIAL NOTE FOR HOLDERS OF VOTING NOTES AND EPL COMMON STOCK

Only Holders of Senior Notes and EPL Common Stock as of the Voting Record Date are entitled to vote on the Plan. Neither the Senior Notes Indenture Trustee nor the EPL Common Stock transfer agent will vote on behalf of the Holders of such notes or EPL Common Stock or make any recommendation for or against the Plan. Holders must submit their own Ballots.

1. BENEFICIAL OWNERS

A beneficial owner holding Senior Notes or EPL Common Stock as a record Holder in its own name should vote on the Plan by completing and signing the applicable enclosed Ballot and returning it directly to the Solicitation Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Any beneficial owner holding Senior Notes or EPL Common Stock in a “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner’s Nominee).

•

Complete and sign the applicable enclosed beneficial owner Ballot. Return the Ballot to Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Solicitation Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, the Solicitation Agent must be contacted for instructions.

•

Complete and sign the applicable pre-validated Ballot (as described below) provided to Holder by Nominee. The Holder will then return the pre-validated Ballot to the Solicitation Agent by the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Solicitation Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.

2. NOMINEES

A Nominee that on the Voting Record Date is the registered Holder of Senior Notes or EPL Common Stock for a beneficial owner should obtain the vote of such beneficial owner of such Senior Notes or EPL Common Stock, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

a. Pre-Validated Ballots

A Nominee may pre-validate a Ballot by: (i) signing the applicable Ballot; (ii) indicating on the Ballot the name of the registered Holder and the amount of Senior Notes or EPL Common Stock held by the Nominee; and (iii) forwarding such Ballot together with the Solicitation Package and other materials requested to be forwarded to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Solicitation Agent in the pre-addressed, postage paid envelope so that it is received by the Solicitation Agent before the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

b. Master Ballots

A Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the applicable unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee should, in turn, complete the applicable Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Solicitation Agent so that it is received by the Solicitation Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Solicitation Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline.

EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE SOLICITATION AGENT SO THAT IT IS RECEIVED BY THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE.

3. MISCELLANEOUS

For purposes of determining whether sufficient votes have been received to accept or reject the Plan, the beneficial owners of the Senior Notes or of the EPL Common Stock will be deemed to be the “holders” of the Claims represented by such Senior Notes or EPL Common Stock, as applicable. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Solicitation Agent attempt to contact such voters to cure any such defects in the Ballots.

Except as provided below, unless the applicable Ballot is timely submitted to the Solicitation Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

In the event of a dispute with respect to any Senior Note Claim or EPL Common Stock Interest, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

D.	FIDUCIARIES AND OTHER REPRESENTATIVES

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

UNLESS THE APPLICABLE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE SOLICITATION AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE NOMINEE OR THE SOLICITATION AGENT.

E.	PARTIES ENTITLED TO VOTE

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be “Impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the Holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

In general, a Holder of a claim or equity interest may vote to accept or to reject a plan if the claim or equity interest is “allowed,” which means generally that no party-in-interest has objected to such claim or equity interest, and the claim or equity interest is Impaired by the plan. If, however, the Holder of an Impaired claim or equity interest will not receive or retain any distribution under the plan on account of such claim or equity interest, the Bankruptcy Code deems such Holder to have rejected the plan, and, accordingly, Holders of such claims and equity interests do not actually vote on the plan. If a claim or equity interest is not Impaired by the plan, the Bankruptcy Code deems the Holder of such claim or equity interest to have accepted the plan and, accordingly, Holders of such claims and equity interests are not entitled to vote on the plan.

Classes 1, 2, 3, 4, 5, 6 and 10 of the Plan are Unimpaired. Accordingly, under section 1126(f) of the Bankruptcy Code, all such Classes of Claims are deemed to have accepted the Plan and are not entitled to vote in respect of the Plan.

Class 7 of the Plan is Impaired. Therefore, the Holders of Claims in Class 7 are being solicited for votes in favor of the Plan.

Class 8 of the Plan is Impaired. Accordingly, the Debtors are soliciting acceptances from the Holders of Claims in Class 8.

Class 9 of the Plan is Impaired and will not receive or retain any distribution or property under the Plan on account of their Equity Interests. Accordingly, under section 1126(g) of the Bankruptcy Code, such Class of Equity Interests is deemed to have rejected the Plan and is not entitled to vote on the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

F.	AGREEMENTS UPON FURNISHING BALLOTS

The delivery of an accepting Ballot to the Solicitation Agent by a Holder of Eligible Claims and Eligible Equity Interests pursuant to one of the procedures set forth above will constitute the agreement of such Holder to accept (i) all of the terms of, and conditions to, the Solicitation and (ii) the terms of the Plan; provided, however, all parties in interest retain their right to object to Confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

G.	WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Solicitation Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated in Section XI.H, effective withdrawals of Ballots must be delivered to the Solicitation Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including of the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H.	WITHDRAWAL OF BALLOTS; REVOCATION

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Solicitation Agent in a timely manner at the address set forth in

Section XI.J. Prior to the filing of the Plan with the Bankruptcy Court, the Debtors intend to consult with the Solicitation Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

A purported notice of withdrawal of Ballots which is not received in a timely manner by the Solicitation Agent will not be effective to withdraw a previously cast Ballot.

Any party who has previously submitted to the Solicitation Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Solicitation Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

The Debtors will pay all costs, fees and expenses relating to the Solicitation, including customary mailing and handling costs of Nominees.

I.	DELIVERY OF EXISTING SECURITIES

The Debtors are not at this time requesting the delivery of, and neither the Debtors nor the Solicitation Agent will accept, certificates representing any Existing Securities. In connection with the Effective Date, the Debtors will furnish all record Holders of Existing Securities with appropriate letters of transmittal to be used to remit their Existing Securities in exchange for the distribution under the Plan. Information regarding such remittance procedure (together with all appropriate materials) will be distributed by the Reorganized Debtors after the Confirmation Date.

J.	FURTHER INFORMATION; ADDITIONAL COPIES

If you have any questions or require further information about the voting procedure for voting your Claim or Equity Interest, or about the Solicitation Package, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, the Plan Supplement or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Solicitation Agent:

Energy Partners, Ltd. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, NY 10017

Telephone: (646) 282-2500

RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Debtors believe that Confirmation and consummation of the Plan is preferable to all other alternatives discussed herein. Consequently, the Debtors, with the support of the Ad Hoc Committee of Holders of Senior Notes, urge all Holders of Eligible Claims and Eligible Equity Interests to vote to accept the Plan, and to complete and return their Ballots so that they will be received by the Solicitation Agent on or before 5:00 p.m., New York City time, on July 15, 2009.

Dated:	Houston, Texas May 15, 2009

ENERGY PARTNERS, LTD., AND ITS AFFILIATED DEBTORS

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

VINSON & ELKINS L.L.P.

Daniel C. Stewart

Paul E. Heath

Michaela C. Crocker

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Telephone: (214) 220-7960

Facsimile: (214) 999-7960

epl@velaw.com

-and-

Duston K. McFaul

First City Tower

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

Telephone: (713) 758-4740

Facsimile: (713) 615-5777

epl@velaw.com

ATTORNEYS FOR THE DEBTORS

EXHIBIT A

Joint Plan of Reorganization

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:
§
ENERGY PARTNERS, LTD.,	§	CASE NO. 09-32957
ET AL.,	§	Chapter 11
§
DEBTORS.	§	(JOINTLY ADMINISTERED)

JOINT PLAN OF

REORGANIZATION OF ENERGY PARTNERS, LTD.

AND CERTAIN OF ITS SUBSIDIARIES

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

VINSON & ELKINS L.L.P.	VINSON & ELKINS L.L.P.
Daniel C. Stewart	Duston K. McFaul
Paul E. Heath	First City Tower
Michaela C. Crocker	1001 Fannin, Suite 2500
Trammell Crow Center	Houston, Texas 77002-6760
2001 Ross Avenue, Suite 3700	Telephone: (713) 758-4740
Dallas, Texas 75201-2975	Facsimile: (713) 615-5777
Telephone: (214) 220-7960	epl@velaw.com
Facsimile: (214) 999-7960 epl@velaw.com

ATTORNEYS FOR THE DEBTORS

Dated:	Houston, Texas May 15, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
1.01	Definitions	1
1.02	Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time.	13
ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS		14
2.01	Administrative Claims	14
2.02	Priority Tax Claims	15
2.03	Professional Fee Claims	15
ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS		15
3.01	Introduction	15
3.02	Summary of Classes.	16
3.03	Treatment of Classified Claims and Equity Interests	16
3.04	Allowed Claims and Equity Interests	20
3.05	Postpetition Interest	20
3.06	Alternative Treatment	21
3.07	Allocation	21
ARTICLE IV MEANS FOR IMPLEMENTATION OF THIS PLAN		21
4.01	Continued Corporate Existence	21
4.02	Restructuring Transactions	21
4.03	Corporate Action; Cancellation of Securities	22
4.04	Directors and Executive Officers	23
4.05	Vesting of Options and EPL Existing Restricted Common Stock; Deemed Exercise of Certain Options for EPL Common Stock	23
4.06	New Securities	24
4.07	Issuance of New Securities	24
4.08	Exit Facility	24
4.09	2009 Long Term Incentive Plan.	25
4.10	Revesting of Assets	25
4.11	Preservation of Rights of Action; Settlement of Litigation Claims	25
4.12	Exemption from Certain Transfer Taxes	26
ARTICLE V PROVISIONS GOVERNING DISTRIBUTIONS		26
5.01	Distributions for Claims and Equity Interests Allowed as of the Effective Date	26
5.02	Disbursing Agent	26
5.03	Surrender of Securities or Interests	27
5.04	Instructions to Disbursing Agent	27
5.05	Services of the Indenture Trustees	27
5.06	Record Date for Plan Distributions	27
5.07	Means of Cash Payment	28
5.08	Calculation of Distribution Amounts of New EPL Common Stock	28
5.09	Delivery of Distributions; Undeliverable or Unclaimed Distributions	28
5.10	Withholding and Reporting Requirements	28
5.11	Setoffs	28

i

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS		29
6.01	Objections to Claims; Disputed Claims	29
6.02	No Distribution Pending Allowance	29
6.03	Distributions After Allowance	30
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		30
7.01	Assumed Contracts and Leases	30
7.02	Payments Related to Assumption of Contracts and Leases	30
7.03	Rejected Contracts and Leases	30
7.04	Claims Based upon Rejection of Executory Contracts or Unexpired Leases	31
7.05	Indemnification of Directors, Officers and Employees	31
7.06	Assumption of D&O Insurance	31
7.07	Compensation and Benefit Plans and Treatment of Retirement Plan	31
ARTICLE VIII ACCEPTANCE OR REJECTION OF THIS PLAN		32
8.01	Classes Entitled to Vote	32
8.02	Acceptance by Impaired Classes	32
8.03	Elimination of Classes	32
8.04	Nonconsensual Confirmation	32
ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS		33
9.01	Conditions to Confirmation	33
9.02	Conditions to Effective Date	33
9.03	Effect of Failure of Conditions	33
9.04	Waiver of Conditions	34
ARTICLE X MODIFICATIONS AND AMENDMENTS; WITHDRAWAL		34
ARTICLE XI RETENTION OF JURISDICTION		34
ARTICLE XII COMPROMISES AND SETTLEMENTS		36
ARTICLE XIII MISCELLANEOUS PROVISIONS		36
13.01	Bar Date for Certain Claims	36
13.02	Payment of Statutory Fees	37
13.03	Severability of Plan Provisions	37
13.04	Successors and Assigns	37
13.05	Injunction	37
13.06	Debtors’ Releases	38
13.07	Releases by Holders of Claims and Equity Interests	39
13.08	Exculpation and Limitation of Liability	39
13.09	Binding Effect	39
13.10	Revocation, Withdrawal, or Non-Consummation	40
13.11	Committees	40
13.12	Plan Supplement	40
13.13	Notices to Debtors	40
13.14	Governing Law	41
13.15	Prepayment	41
13.16	Section 1125(e) of the Bankruptcy Code	41

ii

Energy Partners, Ltd. and the EPL Debtor Subsidiaries, as debtors and debtors in possession (collectively, the “Debtors”), jointly propose the following plan of reorganization under chapter 11 of the Bankruptcy Code.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.01 Definitions. The following terms used in the Plan shall have the respective meanings defined below:

“Ad Hoc Committee” means the ad hoc committee of the Consenting Holders.

“Adequate Protection Payments” shall have the meaning set forth in Article 3.03(d)(ii)(A) of this Plan.

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred by the Debtors after the Commencement Date, of preserving the Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Commencement Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and (d) the reasonable post-petition fees and expenses of the Senior Notes Indenture Trustees, including any successors thereto, including reasonable attorney’s fees and expenses of such Senior Notes Indenture Trustees.

“Administrative Claims Bar Date” means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.

“Advisors” means each financial advisor, investment banker, Professional, accountant, consultant and attorney, and each of their respective employees, members, parent corporations, subsidiaries, Affiliates and partners.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Allowed” means

(i) with respect to any Claim: (a) any Claim against any Debtor that is listed by such Debtor in the Schedules, as may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim or objection to claim has been timely filed; (b) any Claim allowed hereunder; (c) any Claim, or portion thereof, that is not Disputed; (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan; or (e) any Claim which, if Disputed, has been Allowed by Final Order or ceased to be Disputed; provided, however, that any payment or remittance toward a Claim prior to the Effective Date shall be a deduction upon such Claim and shall thereby reduce the actual amount of such Claim; and provided further that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered an Allowed Claim hereunder; and

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 1 of 42

(ii) with respect to any Equity Interest: an Equity Interest in EPL that has been or hereafter is listed by EPL in its books and records as liquidated in number or amount and not disputed or contingent; provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether such Equity Interest will be Allowed and/or the amount of any such Equity Interest will be determined, resolved, or adjudicated, as the case may be, in the manner in which such Equity Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; provided, further, that the Reorganized Debtors may, in their discretion, bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Equity Interest. Unless otherwise specified herein or by order of the Bankruptcy Court, an Allowed Administrative Claim or Allowed Claim shall not, for any purpose under the Plan, include interest on such Administrative Claim or Claim from and after the Commencement Date.

“Ballots” means each of the ballot forms (including Master Ballots) distributed with the Disclosure Statement to Holders of Eligible Claims and Eligible Equity Interests.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, as now in effect or hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court with jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.

“BofA” means Bank of America, N.A.

“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Houston, Texas.

“Cash” means legal tender of the United States of America.

“Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims or causes of action whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 2 of 42

“Certificate” means any certificate, instrument, or other document evidencing an Existing Security.

“Chapter 11 Cases” means the jointly administered chapter 11 cases of the Debtors.

“Change of Control Severance-Related Benefits” means any payments made or required to be made (or benefits provided or required to be provided) by EPL or Reorganized EPL after April 15, 2009 under (i) any Pre-Petition Employee Change of Control Arrangements resulting from any change of control arising out of, relating to or resulting from the Chapter 11 Cases, this Plan or the Restructuring Transactions or (ii) any arrangements resulting from the amendments, renegotiations, rejections or restructurings contemplated by Section 7.07 of this Plan, in each case including any (x) severance, retention or bonus payments, (y) rejection damages or (z) payments in respect of cash-settled restricted stock units.

“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

“Class” means one of the classes of Claims or Equity Interests described in the Plan.

“Commencement Date” means May 1, 2009, the date on which the Debtors filed their voluntary petitions for relief commencing the Chapter 11 Cases.

“Committee” means any official committee of creditors appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

“Confirmation” means the Bankruptcy Court’s confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code.

“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Hearing” means the Bankruptcy Court’s hearing to consider Confirmation of the Plan, as it may be adjourned or continued from time to time.

“Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

“Consenting Holders” means those Holders of Senior Notes, or their permitted successors and assigns, that have executed the Plan Support Agreement.

“Credit Agreement” means that certain Credit Agreement, dated as of April 23, 2007, among EPL, as borrower, the several banks and other financial institutions from time to time parties thereto, and BofA, as administrative agent, and all related guaranty, security, and other documents executed in connection therewith.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 3 of 42

“Credit Agreement Claim” means a Claim arising under the Credit Agreement.

“Cure” means the payment of Cash by a Debtor, or the Distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume such contract or lease under section 365(a) of the Bankruptcy Code.

“Decommissioning Claims” means all Allowed Secured Claims and all Allowed Unsecured Claims of the MMS arising out of all well plugging and abandonment, platform, facility and pipeline removal, site clearance and related decommissioning liabilities.

“Debtor” means each of EPL and the EPL Debtor Subsidiaries on and after the Commencement Date, and “Debtors” means all of them collectively, and when the context so requires, in their capacity as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code.

[“DIP Agent” means [            ], as collateral and administrative agent for the DIP Lenders.]

[“DIP Credit Agreement” means the credit agreement with respect to the DIP Facility.]

[“DIP Credit Documents” means the DIP Credit Agreement and related guaranty, security and other documents in form and substance reasonably satisfactory to the Debtors, the DIP Lenders, the DIP Agent and the Majority Consenting Holders.]

[“DIP Effective Date” means the date upon which all conditions precedent to the effectiveness of the DIP Credit Documents are satisfied or waived in writing by the DIP Lenders.]

[“DIP Facility” means that certain $[20.0] million revolving credit facility as described in the DIP Credit Agreement.]

[“DIP Lenders” means the lenders under the DIP Credit Documents.]

“Disallowed Claim” means any Claim against any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.

“Disallowed Equity Interest” means any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.

“Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, and approved by the Bankruptcy Court if other than a Reorganized Debtor, to serve as a disbursing agent under the Plan.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 4 of 42

“Disclosure Statement” means the disclosure statement and all exhibits thereto relating to and describing the Plan, as amended, supplemented or modified from time to time, that is distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3017.

“Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or that is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, or dispute has not been settled, waived, withdrawn, or determined by a Final Order. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

“Distribution” means any distribution made under the Plan to the Holders of Allowed Claims or Allowed Equity Interests.

“Distribution Date” means the date, occurring as soon as reasonably practicable after the Effective Date, on which the Disbursing Agent first makes Distributions to Holders of Allowed Claims and Allowed Equity Interests, if any, as provided in the Plan.

“Effective Date” means the first Business Day (a) on which all conditions to the Plan’s consummation set forth in Article 9.02 have been satisfied or waived and (b) that is the date on which the Plan is substantially consummated.

“Eligible Claims” means the Senior Note Claim, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.

“Eligible Equity Interests” means the EPL Common Stock Interests, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“EPL” means Energy Partners, Ltd., a Delaware corporation.

“EPL Common Stock” means, without duplication, (i) EPL’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date, (ii) the EPL Existing Restricted Common Stock and (iii) the EPL Existing Option Shares.

“EPL Common Stock Interests” means all of the EPL Common Stock.

“EPL Existing Option Shares” means shares of EPL common stock, par value $0.01 per share, (i) issued and outstanding immediately before the Effective Date as a result of the exercise of options to purchase EPL common stock prior to the Effective Date or (ii) deemed to be issued and outstanding immediately before the Effective Date as a result of the deemed exercise of options pursuant to the provisions of Article 4.05 of the Plan.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 5 of 42

“EPL Existing Restricted Common Stock” means EPL’s restricted share units that are settled by the issuance of EPL Common Stock and issued pursuant to EPL’s existing long-term incentive plans and related agreements, which restricted share units will become fully vested on the Effective Date pursuant to the provisions of Article 4.05 of the Plan in connection with the occurrence of the Effective Date.

“EPL Other Equity Interests” means collectively, (a) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans, (b) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Effective Date, and (c) all EPL common stock issued and held in treasury as of immediately before the Effective Date, except for any shares of EPL Existing Restricted Common Stock.

“EPL Debtor Subsidiaries” means EPL Pipeline, L.L.C., a Delaware limited liability company, Nighthawk, L.L.C., a Louisiana limited liability company, EPL of Louisiana, L.L.C., a Louisiana limited liability company, Delaware EPL of Texas, LLC, a Delaware limited liability company, and EPL Pioneer Houston, Inc., a Texas corporation.

“EPL Non-Debtor Subsidiaries” means EPL International, Ltd., a Cayman Islands company, EPL Nicaragua, Ltd., a Cayman Islands company, and EPL Acquisition Corp. LLC, a Delaware limited liability company.

“EPL Subsidiaries” means, collectively, the EPL Debtor Subsidiaries and the EPL Non-Debtor Subsidiaries.

“EPL Subsidiary Debtor Interests” means all of the authorized, issued and outstanding equity securities and the partnership and member interests of the EPL Subsidiaries.

“EPL Subsidiary Guarantees” means the guarantees of the EPL Debtor Subsidiaries of EPL’s obligations under (a) the Credit Agreement and (b) the Senior Notes Indentures.

“Equity Interests” means EPL Common Stock Interests, EPL Other Equity Interests, and EPL Subsidiary Debtor Interests.

“Estate” means the estate of any of the Debtors in the Chapter 11 Cases, and “Estates” means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

“Existing Securities” means all Equity Interests and all Senior Notes.

“Exit Facility Agent” means the administrative agent for the Exit Facility Lenders.

“Exit Facility Credit Agreement” means the credit agreement with respect to the Exit Facility.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 6 of 42

“Exit Facility Credit Documents” means the Exit Facility Credit Agreement and related guaranty, security, and other documents in form and substance reasonably satisfactory to the Debtors, the Exit Facility Lenders, the Exit Facility Agent and the Majority Consenting Holders.

“Exit Facility” means that certain credit facility to be entered into by Reorganized EPL and certain of the Reorganized Subsidiaries on the Effective Date upon terms and conditions acceptable to the Debtors, the Exit Facility Lenders, the Exit Facility Agent and the Majority Consenting Holders.

“Exit Facility Lenders” means the lenders under the Exit Facility Credit Documents.

“Face Amount” means when used in reference to (a) a Disputed Claim, the full stated amount claimed by the Holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (b) an Allowed Claim, the Allowed amount thereof, and (c) an Equity Interest, the number of shares evidencing such Equity Interests.

“Federal East Bay” means EPL’s interest in Lease OCS-00352 (Portion of South Pass Block 27), Lease OCS-00353 (Portion of South Pass Block 28), Lease OCS-00693 (Portion of South Pass Block 27), and Lease OCS-00694 (Portion of South Pass Block 28), each a lease granted by the MMS.

“Final Order” means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or commence other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or (b) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.

“Fully Diluted New EPL Common Stock” means the shares of New EPL Common Stock issued and outstanding (including shares of Restricted New EPL Common Stock) and the shares of New EPL Common Stock reserved for issuance upon exercise of any outstanding New EPL Options, in each case as of the Effective Date.

“Holder” and, collectively, “Holders,” means a Person or Entity legally or beneficially, as applicable, holding a Claim or Equity Interest.

“Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Impaired Claim” means a Claim classified in an Impaired Class.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 7 of 42

“Impaired Class” means each of Classes 7, 8 and 9, as set forth in Article III of the Plan.

“Indemnity Companies” means HCC Insurance Holdings, Indemco, Liberty Mutual Insurance Companies, RLI Group and Travelers Property Casualty Group.

“Lien” means any lien, lease, right of first refusal, servitude, claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, and/or any other encumbrance, restriction or limitation whatsoever.

“Majority Consenting Holders” means, as of any date of determination, Consenting Holders who are not in breach of their obligations under the Plan Support Agreement and hold more than fifty percent (50%) in aggregate principal amount of the Senior Notes held by all of the Consenting Holders.

“Master Ballot” means each of the ballot forms distributed with the Disclosure Statement to a Nominee.

“MMS” means the United States Department of the Interior, Minerals Management Service.

“MMS Order” means that certain order, dated March 23, 2009, issued by the MMS to EPL (which superseded an order from the MMS issued March 20, 2009) in response to the failure of EPL to timely fund the remaining deposit pursuant to the Trust Agreement, and which, inter alia, (i) ordered a shut-in of the Federal East Bay wells and facilities, and (ii) created an area-wide bond demand in the amount of $37,735,000.

“New EPL Common Stock” means all of the new common stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized EPL following the Effective Date.

“New EPL Options” means the options authorized hereunder to be issued by Reorganized EPL to purchase New EPL Common Stock pursuant to the provisions of the 2009 Long Term Incentive Plan, which may be issued with an exercise price no less than the fair market value of the Reorganized EPL shares as of the date of issuance and with vesting provisions to be determined by the board of directors of Reorganized EPL.

“New EPL Option Agreement” means the agreement to be entered into between any grantees of New EPL Options and Reorganized EPL pursuant to the 2009 Long Term Incentive Plan, in substantially the form filed with the Plan Supplement.

“New EPL Series A Warrants” means all of the warrants to purchase New EPL Common Stock representing, as of the Effective Date, in the aggregate a number of shares equal to up to 6.25% of the Fully Diluted New EPL Common Stock with an exercise price equal to the New EPL Warrant Exercise Price and expiring on the 30-month anniversary of the Effective Date.

“New EPL Series B Warrants” means all of the warrants to purchase New EPL Common Stock representing, as of the Effective Date, in the aggregate a number of shares equal to up to 6.25% of the Fully Diluted New EPL Common Stock with an exercise price equal to the New EPL Warrant Exercise Price and expiring on the 54-month anniversary of the Effective Date.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 8 of 42

“New EPL Warrant Agreement” means the Warrant Agreement to be entered into between Reorganized EPL and the Warrant Agent setting forth the terms and conditions of the New EPL Warrants and the rights and obligations of Reorganized EPL, the Warrant Agent and the registered holders of the certificates evidencing the New EPL Warrants, in substantially the form filed with the Plan Supplement.

“New EPL Warrant Exercise Price” means the price per share of New EPL Common Stock equal to (a) the sum of (i) $455 million and (ii) the aggregate exercise price of all New EPL Options included in the calculation of Fully Diluted New EPL Common Stock, divided by (b) the number of shares of Fully Diluted New EPL Common Stock.

“New EPL Warrants” means, collectively, the New EPL Series A Warrants and the New EPL Series B Warrants.

“New Securities” means, collectively, the New EPL Common Stock, the New EPL Warrants, the New EPL Options and the Restricted New EPL Common Stock.

“Nominee” means a bank, brokerage firm or other nominee holding Eligible Claims or Eligible Equity Interests in its own name on behalf of a beneficial owner, or any agent thereof.

“Non-Decommissioning Claims” means all Allowed Secured Claims of the MMS and all Allowed Unsecured Claims of the MMS, in each case arising out of royalty Claims and all other Claims of the MMS other than Decommissioning Claims.

“Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

“Plan” means this chapter 11 plan of reorganization, including the exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

“Plan Supplement” means the compilation of documents, including Reorganized EPL’s bylaws, Reorganized EPL’s certificate of incorporation, the form of the New EPL Warrant Agreement, the Exit Facility Credit Documents, the 2009 Long Term Incentive Plan, the form of New EPL Option Agreement, the form of Restricted New EPL Common Stock Agreement, the list of proposed directors of Reorganized EPL, the schedule of Retained Plans and the schedule of executory contracts and unexpired leases to be rejected by the Debtors, to be filed with the Bankruptcy Court.

“Plan Support Agreement” means the Plan Support and Lock-up Agreement, dated as of April 30, 2009, among EPL and the Consenting Holders.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 9 of 42

“Postpetition Interest” means interest accruing after the Commencement Date on a Claim.

“Pre-Petition Employee Change of Control Arrangements” means employment, change of control severance agreements or change of control severance with, or otherwise benefiting, EPL’s employees. Without limiting the generality of the foregoing, and for the avoidance of doubt, any offer letter, retention agreement, benefit plan or other arrangement that provides for benefits relating to the occurrence of a change of control (regardless of whether other conditions must also be satisfied in order for the benefits to vest or be paid), shall be considered a Pre-Petition Employee Change of Control Arrangement.

“Priority Tax Claim” means any Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

“Professional” means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.

“Professional Fee Claim” means a Professional’s Claim for compensation or reimbursement of costs and expenses relating to services performed on and after the Commencement Date and before and including the Effective Date.

“Pro Rata” means at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that particular Class, unless the Plan provides otherwise.

“Record Date for Plan Distribution” means, for purposes of receiving a Distribution under the Plan, the date that is the second Business Day after the Confirmation Date.

“Reinstated” or “Reinstatement” means rendering a Claim or Equity Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“Released Parties” means (i) each present and former director, officer and employee of the Debtors, in each case in their capacity as such, (ii) each Holder of a Senior Note Claim and each of their officers, directors and employees, including each Consenting Holder, (iii) each of the Senior Notes Indenture Trustees, (iv) each member of any Committee, including the Ad Hoc Committee and (v) each Advisor of the Debtors, the Holders of Senior Note Claims, the Senior Notes Indenture Trustees and each Committee (including the Ad Hoc Committee).

“Reorganized Debtor” means each of Reorganized EPL and the Reorganized Subsidiaries, and “Reorganized Debtors” means all of them collectively.

“Reorganized EPL” means EPL, on and after the Effective Date.

“Reorganized Subsidiaries” means the EPL Debtor Subsidiaries, on and after the Effective Date.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 10 of 42

“Requisite Acceptances” means (i) with respect to the Impaired Class 7, acceptance of the Plan by (a) Holders of at least two-thirds ( 2/3) in amount of Allowed Claims in such Impaired Class of Claims actually voting and (b) the Holders of more than one-half ( 1/2) in number of Allowed Claims in such Impaired Class of Claims actually voting and (ii) with respect to the Impaired Class 8, acceptance of the Plan by Holders of at least two-thirds ( 2/3) in amount of Allowed Equity Interests in such Impaired Class of Equity Interests actually voting, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

“Restricted New EPL Common Stock” means the restricted shares of New EPL Common Stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized EPL under the 2009 Long Term Incentive Plan as determined by the board of directors of Reorganized EPL.

“Restricted New EPL Common Stock Agreement” means the agreement authorized to be entered into between any grantees of Restricted New EPL Common Stock and Reorganized EPL pursuant to the 2009 Long Term Incentive Plan as determined by the board of directors of Reorganized EPL, in substantially the form filed with the Plan Supplement.

“Restructuring Transactions” means collectively, the transactions and transfers described in Article IV of the Plan.

“Retained Plans” means employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, in each case only to the extent set forth on a schedule included in the Plan Supplement.

“Schedules” means the schedule of assets and liabilities and the statements of financial affairs filed by the Debtors as the same may have been or may be amended, modified, or supplemented.

“Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.

“Secured Claim” means a Claim that is secured by a Lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or Lien as determined by a Final Order pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the Holder of such Claim.

“Senior Note Claim” means any Claim against the Debtors arising under the Senior Notes, the Senior Notes Indentures or any ancillary agreement.

“Senior Fixed Notes” means the 9.75% Senior Notes and the 8.75% Senior Notes, collectively.

“Senior Floating Notes” means the Senior Floating Notes due 2013, in the aggregate principal amount of $150 million issued by EPL under the 2007 Senior Notes Indenture.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 11 of 42

“Senior Notes” means the Senior Fixed Notes and the Senior Floating Notes, collectively.

“Senior Notes Indentures” means, individually and collectively, each of the 2007 Senior Notes Indenture and the 2003 Senior Notes Indenture.

“Senior Notes Indenture Trustee” means, for the 2007 Senior Notes Indenture, the 2007 Senior Notes Indenture Trustee, and for the 2003 Senior Notes Indenture, the 2003 Senior Notes Indenture Trustee.

“Senior Secured Debt” means all obligations of the Debtors arising under the Credit Agreement.

“Senior Secured Lenders” means the Holders of Claims under the Credit Agreement.

“Solicitation” means the solicitation by the Debtors from Holders of Eligible Claims and Eligible Equity Interests of acceptances of the Plan pursuant to section 1126(b) of the Bankruptcy Code.

“Solicitation Agent” means Epiq Bankruptcy Solutions, LLC.

“Solicitation Package” means the package provided by the Debtors that includes the Plan, the Disclosure Statement and related materials and, where appropriate, Ballots.

“Trustee” means JP Morgan Chase Bank, N.A.

“Trust Account” means the account established at Trustee pursuant to the Trust Agreement.

“Trust Agreement” means that certain Decommissioning Trust Agreement, dated effective December 23, 2008, by and among EPL, MMS and Trustee.

“Unimpaired” means, with respect to a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests), a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests) that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

“Unimpaired Class” means each of Classes 1, 2, 3, 4, 5, 6 and 10, as set forth in Article III of the Plan.

“Unsecured Claim” means an unsecured Claim, other than a Senior Note Claim, that is not entitled to priority under section 507 of the Bankruptcy Code.

“Voting Deadline” means 5:00 p.m., prevailing Eastern time, on July 15, 2009, the date and time by which the Ballots must be received by the Solicitation Agent.

“Voting Notes” means the Senior Notes, the Holders of which are entitled to vote to accept or reject the Plan.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 12 of 42

“Voting Record Date” means June 10, 2009, the date for the determination of Holders of record of Eligible Claims and Eligible Equity Interests entitled to receive the Solicitation Package and vote on the Plan.

“Warrant Agent” means the Entity named as such in the New EPL Warrant Agreement or any successor warrant agent under the New EPL Warrant Agreement.

“2003 Senior Notes Indenture” means that certain Indenture dated as of August 5, 2003, as supplemented by that certain First Supplemental Indenture dated as of April 6, 2007, by and between EPL and the 2003 Senior Notes Indenture Trustee.

“2003 Senior Notes Indenture Trustee” means Wells Fargo Bank, N.A., as indenture trustee for the 8.75% Senior Notes, or any successor to such indenture trustee.

“2007 Senior Notes Indenture” means that certain Indenture dated as of April 23, 2007, by and between EPL and the 2007 Senior Notes Indenture Trustee.

“2007 Senior Notes Indenture Trustee” means U.S. Bank National Association, as indenture trustee for the 9.75% Senior Notes and the Senior Floating Notes, or any successor to such indenture trustee.

“2009 Long Term Incentive Plan” means the long term incentive plan that may be adopted by the Reorganized Debtors on the Effective Date under the Plan pursuant to which Restricted New EPL Common Stock and the New EPL Options may be issued as determined by the board of directors of Reorganized EPL, in substantially the form filed with the Plan Supplement.

“8.75% Senior Notes” means the 8.75% unsecured notes due 2010 in the aggregate principal amount of $4.5 million issued by EPL under the 2003 Senior Notes Indenture.

“9.75% Senior Notes” means the 9.75% senior unsecured notes due 2014 in the aggregate principal amount of $300 million issued by EPL under the 2007 Senior Notes Indenture.

1.02 Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time.

a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to this Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used in this Plan that is not defined in this Plan shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 13 of 42

b) In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions. Any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan. Any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s legal successors and assigns.

c) This Plan is the product of extensive discussions and arm’s-length negotiations between and among the Debtors and the Consenting Holders. Each of the foregoing was represented by counsel who either (i) participated in the formulation and documentation of or (ii) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the other relevant and necessary documents ancillary thereto, as applicable. To the extent that the provisions of this Plan conflict or are inconsistent with the provisions set forth in any document in the Plan Supplement, the terms of the Plan Supplement, as applicable, shall govern.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.

2.01 Administrative Claims. Except to the extent that any Entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim, on the latest of (a) the Distribution Date, (b) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, including but not limited to the reasonable fees and expenses incurred after the Commencement Date by the Senior Notes Indenture Trustees, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, in accordance with the terms and conditions of any agreement relating thereto or upon such other terms as may be agreed upon between the Holder of such Claim and the Debtors, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. [On the Distribution Date, each of the DIP Agent and the DIP Lenders shall receive, in full satisfaction, release and discharge of and in exchange for its Allowed Administrative Claim, Cash equal to the unpaid portion of the obligations owing to it under the DIP Credit Documents.]

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 14 of 42

2.02 Priority Tax Claims. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, on the later of (a) the Distribution Date or (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which the Reorganized Debtors and such Holder shall have agreed upon in writing.

The Holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6.

2.03 Professional Fee Claims. Unless otherwise ordered by the Bankruptcy Court, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such Claim shall be paid in full in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as reasonably practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Reorganized Debtors. Requests for compensation under section 503(b)(3) and (4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any Committee, and other parties in interest by the Administrative Claims Bar Date. Notwithstanding the foregoing, the reasonable fees and expenses incurred by (x) Jones Day, as counsel to the Ad Hoc Committee, and (y) Gary Hanna, as a consultant to the Ad Hoc Committee, in accordance with their respective agreements with EPL, shall both be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court. If any fees and expenses have not been paid to Jones Day and/or Gary Hanna in the ordinary course and the parties do not disagree as to the appropriate amounts payable, such fees and expenses shall be paid by the Reorganized Debtors on the Effective Date (unless the Bankruptcy Court has otherwise specifically required a hearing on the payment of such amounts). The payment of the Jones Day and Gary Hanna fees and expenses under this Article 2.03 are part of the overall settlement embodied by the Plan among the Consenting Holders and the Debtors.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.01 Introduction. This Plan places all Claims and Equity Interests, except unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 15 of 42

3.02 Summary of Classes.

CLASS	DESIGNATION	IMPAIRMENT	ENTITLED TO VOTE
Class 1	Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Credit Agreement Claims	Unimpaired	No (deemed to accept)
Class 3	Indemnity Companies Claims	Unimpaired	No (deemed to accept)
Class 4	MMS Claims	Unimpaired	No (deemed to accept)
Class 5	Secured Claims	Unimpaired	No (deemed to accept)
Class 6	Unsecured Claims	Unimpaired	No (deemed to accept)
Class 7	Senior Note Claims	Impaired	Yes
Class 8	EPL Common Stock Interests	Impaired	Yes
Class 9	EPL Other Equity Interests	Impaired	No (deemed to reject)
Class 10	EPL Subsidiary Debtor Interests	Unimpaired	No (deemed to accept)

3.03 Treatment of Classified Claims and Equity Interests

a) CLASS 1- PRIORITY CLAIMS

i) Claims in Class: Priority Claims are Claims that are accorded priority in right of payment under section 507(a) of the Bankruptcy Code (other than Allowed Administrative Claims and Allowed Priority Tax Claims).

ii) Treatment: On the later of (i) the Distribution Date and (ii) the date on which its Priority Claim becomes an Allowed Priority Claim, or, in each case, as soon as reasonably practicable thereafter, each Holder of an unpaid Allowed Priority Claim against the Debtors shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, Cash equal to the full amount of its Allowed Priority Claim.

iii) Voting: Class 1 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b) CLASS 2 - CREDIT AGREEMENT CLAIMS

i) Claims in Class: Class 2 consists of all Allowed Credit Agreement Claims.

ii) Treatment: Unless otherwise agreed to by the Holders of any Allowed Credit Agreement Claim, the Debtors and the Majority Consenting Holders, on the Effective Date, or as soon as reasonably practicable thereafter, each Holder of any Allowed

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 16 of 42

Credit Agreement Claim shall receive, in full satisfaction, settlement, release and discharge of such Allowed Credit Agreement Claim, Cash in an amount equal to one hundred percent (100%) of such Holder’s remaining Allowed Credit Agreement Claim from the proceeds of the Exit Facility; provided, however, if the Debtors have not received a commitment for such Exit Facility on or before the date that is seven (7) Business Days prior to the date of the Confirmation Hearing, the Debtors may (at their election) have such Claim Reinstated and paid in accordance with the terms of the Credit Agreement. All EPL Subsidiary Guarantees shall be terminated upon satisfaction of the Allowed Credit Agreement Claims.

iii) Voting: Class 2 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Credit Agreement Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c) CLASS 3 - INDEMNITY COMPANIES CLAIMS

i) Claims in Class: Class 3 consists of all Allowed Secured Claims and all Allowed Unsecured Claims of the Indemnity Companies arising out of the plugging and abandonment liabilities of the Debtors.

ii) Treatment: Except to the extent that any Entity entitled to payment of any Allowed Secured Claim or Allowed Unsecured Claim in Class 3 agrees to a less favorable treatment, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 shall have such Claim Reinstated.

iii) Voting: Class 3 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim or an Allowed Unsecured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

d) CLASS 4 - MMS CLAIMS

i) Claims in Class: Class 4 consists of all Decommissioning Claims and all Non-Decommissioning Claims.

ii) Treatment:

A) EPL shall pay into the Trust Account $1,202,333.33 million on the last Business Day of each calendar month during the Chapter 11 Cases (including the $1,202,333.33 payment previously made on April 29, 2009; collectively, the “Adequate Protection Payments”) as adequate protection for the Decommissioning Claims asserted by the MMS, whether such claims are included within the MMS Order or otherwise;

B) MMS and EPL shall reaffirm the terms and conditions of the Trust Agreement and shall attach a new Schedule A (Funding Obligations) thereto, which shall (i) include references to all Adequate Protection Payments made and (ii) require a payment

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 17 of 42

into the Trust Account on the Effective Date (or the provision of other security acceptable to the MMS and the Majority Consenting Holders in such amount) equal to (x) $21 million minus (y) the sum total of all Adequate Protection Payments that are made prior to the Effective Date. EPL will pay (or provide other security acceptable to the MMS and the Majority Consenting Holders with respect to) any remaining unpaid balance of the “Funding Cap” described on Schedule A, which payments (or such other security) will be made or provided in equal quarterly installments of $1,202,333.33, commencing October 31, 2009;

C) As of the Effective Date, EPL shall assume, to the extent section 365 of the Bankruptcy Code applies, all of its oil and gas leases in the Gulf of Mexico granted by and through the MMS and shall pay to the MMS in the ordinary course of business all Non-Decommissioning Claims not otherwise paid;

D) On the Effective Date, the MMS shall release and cancel Bond No. RLB0001113 in the amount of $3 million;

E) EPL will continue with its ordinary course decommissioning activities and its “Idle Iron” activities, specifically including such activities in Federal East Bay;

F) On the Effective Date, EPL shall be allowed to resume production associated with Federal East Bay oil and gas leases; and

G) On the Effective Date, in consideration for this Plan treatment, the MMS Order shall be rescinded.

iii) Voting: Class 4 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the MMS is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

e) CLASS 5 - SECURED CLAIMS

i) Claims in Class: Class 5 consists of all Allowed Secured Claims, other than Claims in Classes 2, 3 or 4.

ii) Treatment: On the latest of (x) the Effective Date, (y) the date on which a Secured Claim becomes an Allowed Secured Claim, and (z) such other date as may be ordered by the Bankruptcy Court, or, in each case, as soon as reasonably practicable thereafter, each Allowed Secured Claim shall be, at the election of the Debtors: (i) Reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of such Allowed Secured Claim, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim, or (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim.

iii) Voting: Class 5 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 18 of 42

f) CLASS 6 - UNSECURED CLAIMS

i) Claims in Class: Class 6 consists of all Allowed Unsecured Claims, other than Claims in Classes 3, 4 or 7.

ii) Treatment: Except to the extent that any Entity entitled to payment of any Allowed Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed Unsecured Claim shall, at the election of the Debtors, on the Effective Date or as soon as reasonably practicable thereafter: (x) receive, in full satisfaction, settlement, release and discharge of such Allowed Unsecured Claim, Cash equal to the unpaid amount of such Allowed Unsecured Claim or (y) have such Claim Reinstated, which shall include payment in the ordinary course and in accordance with ordinary payment terms.

iii) Voting: Class 6 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Unsecured Claim in Class 6 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

g) CLASS 7 - SENIOR NOTE CLAIMS

i) Claims in Class: Class 7 consists of all Allowed Senior Note Claims. On the Effective Date, the Senior Note Claims shall be deemed Allowed in the aggregate amount of $454.5 million of principal plus accrued and unpaid interest through the Commencement Date.

ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, Holders of Allowed Senior Note Claims shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Senior Note Claims, their Pro Rata share of one hundred percent (100%) of the New EPL Common Stock, subject to dilution by the issuance of shares of New EPL Common Stock upon the exercise of any New EPL Options and upon the exercise of the New EPL Warrants. The EPL Subsidiary Guarantees of the Senior Note Claims shall be terminated and forever discharged as of the Effective Date.

iii) Voting: Class 7 is Impaired by the Plan. Each Holder of an Allowed Senior Note Claim in Class 7 is entitled to vote to accept or reject the Plan.

h) CLASS 8 - EPL COMMON STOCK INTERESTS

i) Equity Interests in Class: Class 8 consists of all Allowed EPL Common Stock Interests.

ii) Treatment: On the Effective Date, or as soon as practicable thereafter, all existing Allowed EPL Common Stock Interests will be cancelled, and Holders of Allowed EPL Common Stock Interests will receive, in full satisfaction of and in exchange for

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 19 of 42

such Allowed EPL Common Stock Interests, their Pro Rata share of (A) one hundred percent (100%) of the New EPL Series A Warrants and (B) one hundred percent (100%) of the New EPL Series B Warrants.

iii) Voting: Class 8 is Impaired by the Plan. Each Holder of an Allowed EPL Common Stock Interest in Class 8 is entitled to vote to accept or reject the Plan.

i) CLASS 9 - EPL OTHER EQUITY INTERESTS

i) Equity Interests in Class: Class 9 consists of all EPL Other Equity Interests.

ii) Treatment: On the Effective Date, all EPL Other Equity Interests shall be cancelled, and the Holders of EPL Other Equity Interests shall not receive or retain any property or interest in property on account of their EPL Other Equity Interests.

iii) Voting: Holders of EPL Other Equity Interests shall receive no Distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of an EPL Other Equity Interest in Class 9 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

j) CLASS 10 - EPL SUBSIDIARY DEBTOR INTERESTS

i) Equity Interests in Class: Class 10 consists of all EPL Subsidiary Debtor Interests.

ii) Treatment: On the Effective Date, all EPL Subsidiary Debtor Interests shall be Reinstated and shall vest in Reorganized EPL, or the respective Reorganized Debtor, as the case may be.

iii) Voting: Holders of EPL Subsidiary Debtor Interests are Unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an EPL Subsidiary Debtor Interest in Class 10 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

3.04 Allowed Claims and Equity Interests. Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make Distributions on account of Allowed Claims and Allowed Equity Interests. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing and Disputed as to the remainder.

3.05 Postpetition Interest. In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all prepetition Unsecured Claims against the Debtors shall be calculated as of the Commencement Date. Except as otherwise explicitly provided in this Plan, in section 506(b) of the Bankruptcy Code, or by Final Order, no Holder of a prepetition Claim shall be entitled to or receive interest or fees relating to such Claim.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 20 of 42

3.06 Alternative Treatment. Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled hereunder, any other Distribution or treatment to which it, the Debtors and the Majority Consenting Holders may agree to in writing; provided, however, that such other Distribution or treatment shall not provide a return having a present value in excess of the present value of the Distribution or treatment that otherwise would be given such Holder pursuant to this Plan.

3.07 Allocation. The value of any New EPL Common Stock received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THIS PLAN

4.01 Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation or formation, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation or formation and bylaws or similar organizational documents may be amended pursuant to this Plan. On the Effective Date, without any further corporate or similar action, the certificate of incorporation and bylaws of Reorganized EPL shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The certificate of incorporation and bylaws of Reorganized EPL shall be substantially in the form filed with the Plan Supplement. The appointment of the board of directors of Reorganized EPL pursuant to this Plan as of the Effective Date being deemed to constitute the election of directors of Reorganized EPL by written consent in lieu of an annual meeting pursuant to Section 303 of the Delaware General Corporation Law and Section 211 of the Delaware General Corporation Law, Reorganized EPL shall not be required to hold an annual meeting of stockholders prior to June 29, 2010. The certificate of incorporation or formation and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation or formation and bylaws, respectively, of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.

4.02 Restructuring Transactions. On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring Transactions contemplated herein, and shall take any actions as may be reasonably necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 21 of 42

containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, limited partnership, or formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. The chairman of the board of directors, president, chief executive officer, chief financial officer, chief restructuring officer, any executive vice president or senior vice president, or any other appropriate officer, manager or managing partner of each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

4.03 Corporate Action; Cancellation of Securities. As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03. On the Effective Date, except as otherwise provided for herein (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation or formation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (x) allowing such indenture trustee, agent, or servicer to make the Distributions to be made on account of such Claims hereunder and (y) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, expenses, and indemnification under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all EPL Other Equity Interests, to the extent not already cancelled, shall be cancelled. For avoidance of doubt, the EPL Other Equity Interests will include all options to purchase EPL Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of any applicable EPL long-term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be EPL Other Equity Interests. The EPL Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized EPL or the respective Reorganized Debtors, as the case may be, as of the Effective Date.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 22 of 42

4.04 Directors and Executive Officers. On the Effective Date, the term of each member of EPL’s current board of directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized EPL on and after the Effective Date will consist of up to five directors, each of which will be designated by the Holders of Senior Notes. The allocation of the board designation rights among the Holders of Senior Notes (in their capacity as holders of New EPL Common Stock) will be set forth in the new shareholders’ agreement.

The Debtors shall identify the individuals designated by the Holders of the Senior Notes to serve as directors of Reorganized EPL in the Plan Supplement, which shall be filed with the Bankruptcy Court on or before the date that is ten (10) days prior to the Confirmation Hearing. The board of directors of Reorganized EPL shall have the responsibility for the oversight of Reorganized EPL on and after the Effective Date. The members of existing EPL management shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date, unless otherwise provided in the Plan Supplement. The current officers and directors of the EPL Debtor Subsidiaries shall also serve as the officers and directors of each of the respective Reorganized Subsidiaries on and after the Effective Date unless otherwise provided in the Plan Supplement.

4.05 Vesting of Options and EPL Existing Restricted Common Stock; Deemed Exercise of Certain Options for EPL Common Stock. In connection with and immediately prior to the consummation of the Plan on the Effective Date, all EPL Existing Restricted Common Stock and all non-vested options to purchase EPL Common Stock issued pursuant to EPL’s existing long-term incentive plans and related agreements that are outstanding (or, in the case of certain shares of EPL Existing Restricted Common Stock, issued and held in treasury) immediately prior to the Effective Date will become fully vested, all restrictions, if any, with respect thereto will lapse and all performance criteria, if any, applicable thereto, will be deemed to have been satisfied. All shares of EPL Common Stock issuable upon the vesting of such EPL Existing Restricted Common Stock shall be deemed issued and outstanding immediately prior to the consummation of the Plan on the Effective Date and will be treated as Class 8 EPL Common Stock Interests under this Plan. Options issued under the Debtors’ long term incentive plans shall thereafter be cancelled unless exercised prior to the Effective Date in accordance with the terms and conditions of the applicable existing EPL long-term incentive plans and agreements pursuant to which such options were issued or deemed exercised pursuant to the following sentence. In connection with and immediately prior to the consummation of the Plan on the Effective Date, each option that becomes vested pursuant to the terms of this Article 4.05 with an exercise price that is less than or equal to the Fair Market Value (as defined in the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was granted) of a share of EPL Common Stock on the day prior to the Effective Date will be deemed to have been exercised by the holder thereof in a cashless exercise and such holder shall be deemed to have received upon such exercise a number of shares of EPL Common Stock (rounded down to the nearest whole number after taking into account all such options held by such holder) having a Fair Market Value as of the day prior to the Effective Date that is equal to the difference between such Fair Market Value and such exercise price. The shares of EPL Common Stock deemed to be so issued will be treated as Class 8 EPL Common Stock Interests

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 23 of 42

under this Plan. Each other option to purchase EPL Common Stock that is issued and outstanding immediately prior to the Effective Date will be treated as a Class 9 EPL Other Equity Interest and cancelled on the Effective Date unless prior to the Effective Date the holder thereof exercises such option in accordance with the terms and conditions of the applicable existing EPL long-term incentive plan and related agreement pursuant to which such option was issued, in which case the share(s) of EPL Common Stock issued upon exercise thereof shall be treated as Class 8 EPL Common Stock Interests under this Plan.

4.06 New Securities. As of the Effective Date, shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed Senior Note Claims in full satisfaction of and in exchange for their Allowed Senior Note Claims. As a result, the Holders of the Allowed Senior Note Claims will own 100% of the shares of New EPL Common Stock issued and outstanding as of the Effective Date other than any shares of Restricted New EPL Common Stock issued as of the Effective Date, subject to dilution by the issuance of shares of New EPL Common Stock upon exercise of any New EPL Options granted pursuant to the 2009 Long Term Incentive Plan and upon exercise of the New EPL Warrants.

As of the Effective Date, New EPL Warrants to purchase shares of New EPL Common Stock shall be issued, on a Pro Rata basis, to the Holders of EPL Common Stock Interests in full satisfaction of and in exchange for such EPL Common Stock Interests.

As of the Effective Date, the board of directors of Reorganized EPL shall be authorized to issue such number of New EPL Options and shares of Restricted New EPL Common Stock as determined by the board of directors of Reorganized EPL, in each case in accordance with the 2009 Long Term Incentive Plan.

The issuance, grant, and reservation of New Securities authorized in this Article 4.06 shall not require any further act or action by any shareholder or creditor of the Debtors, under applicable law, regulation, order or rule.

On or before the Distribution Date, Reorganized EPL shall issue the New EPL Common Stock for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

4.07 Issuance of New Securities. The issuance of the New Securities by Reorganized EPL is hereby authorized without further act by the board of directors, shareholders, or officers of Reorganized EPL or action under applicable law, regulation, order, or rule. All New Securities, except the shares of New EPL Common Stock issuable upon exercise of any New EPL Options and any Restricted New EPL Common Stock (which will be issued pursuant to a registration statement on Form S-8 to be filed by EPL or Reorganized EPL with the SEC), issued under the Plan shall be exempt from registration under the Securities Act or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code.

4.08 Exit Facility. On the Effective Date, Reorganized EPL and certain of the EPL Debtor Subsidiaries, as borrowers, and each of its non-borrower Reorganized Subsidiaries, as

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 24 of 42

guarantors, will enter into the Exit Facility. The Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized EPL and its debtor and non-debtor subsidiaries following the conclusion of the Chapter 11 Cases. A portion of the proceeds of any Exit Facility is expected to be used to refinance the Allowed Credit Agreement Claims and the principal balance of loans outstanding under the DIP Credit Documents.

4.09 2009 Long Term Incentive Plan.

On the Effective Date, Reorganized EPL may adopt the 2009 Long Term Incentive Plan. If so adopted, the 2009 Long Term Incentive Plan will provide for awards in the form of stock options and restricted stock. The board of directors of Reorganized EPL shall determine (i) whether to adopt the 2009 Long Term Incentive Plan, (ii) the vesting of any awards made under the 2009 Long Term Incentive Plan, and (iii) the maximum percentage of the number of shares of Fully Diluted New EPL Common Stock outstanding as of the Effective Date that will be subject to the 2009 Long Term Incentive Plan and available for issuance. Further determinations with respect to the 2009 Long Term Incentive Plan and any awards thereunder will be set forth in the Plan Supplement.

After the Effective Date, Reorganized EPL may grant options issued pursuant to the 2009 Long Term Incentive Plan (if so adopted) to certain officers and key employees identified by Reorganized EPL’s board of directors. The New EPL Options will be issued with an exercise price as determined as of the date of issuance by the board of directors of Reorganized EPL, but in any event shall be no less than the fair market value of the Reorganized EPL shares as of the date of issuance.

4.10 Revesting of Assets. The property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens except as provided or contemplated herein, in connection with the Exit Facility, or in the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

4.11 Preservation of Rights of Action; Settlement of Litigation Claims. Except as otherwise provided herein or in the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that any of the Debtors or their Estates may hold against any Person or Entity without further approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 25 of 42

4.12 Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment: (a) the issuance, transfer or exchange of New EPL Common Stock, New EPL Warrants, and Restricted New EPL Common Stock; (b) the creation of any mortgage, deed of trust, lien or other security interest under or pursuant to this Plan; (c) the making or assignment of any lease or sublease under or pursuant to this Plan; (d) the execution and delivery of the Exit Facility; (e) any Restructuring Transaction; or (f) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments executed in connection with any of the foregoing or pursuant to this Plan.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions and issuances of New EPL Common Stock, New EPL Warrants, New EPL Options and Restricted New EPL Common Stock to be made (1) in exchange for or on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date or (2) to certain members of Reorganized EPL’s management pursuant to the 2009 Long Term Incentive Plan, shall be made on the Distribution Date, or as soon thereafter as reasonably practicable. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any Distribution hereunder of property other than Cash (including any issuance of New EPL Common Stock, New EPL Warrants, or Restricted New EPL Common Stock, and the Distribution of such New EPL Common Stock, New EPL Warrants, or Restricted New EPL Common Stock, in exchange for Allowed Claims and Allowed Equity Interests as of the Effective Date) shall be made by the Disbursing Agent, a Senior Notes Indenture Trustee, or the transfer agent in accordance with the terms of this Plan.

5.02 Disbursing Agent. The Disbursing Agent shall make all Distributions required hereunder, except with respect to a Holder of a Claim whose Distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which Distributions shall be delivered to the Holders of Allowed Claims at the direction of the appropriate indenture trustee, agent, or servicer in accordance with the provisions hereof and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of a Senior Notes Indenture, the applicable Senior Notes Indenture Trustee), such Disbursing Agent or Senior Notes Indenture Trustee shall receive, without further Bankruptcy Court approval, reasonable compensation for Distribution

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 26 of 42

services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors, or, in the case of a Senior Notes Indenture Trustee, in accordance with the terms and conditions of the applicable Senior Notes Indenture (as applicable) or upon such other terms as may be agreed upon between such Senior Notes Indenture Trustee and the applicable Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

5.03 Surrender of Securities or Interests. On or before the Distribution Date, or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate (i) in the case of Equity Interests, to the Disbursing Agent and (ii) in the case of the Senior Notes, to the applicable Senior Notes Indenture Trustee, and each Certificate shall be cancelled. No Distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be. Any such Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the applicable Senior Notes Indenture Trustee, as the case may be, prior to the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate and shall not participate in any Distribution hereunder, and all New EPL Common Stock or New EPL Warrants in respect of such forfeited Distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.

5.04 Instructions to Disbursing Agent. In the event that the Debtors make a Distribution on account of the Allowed Senior Note Claims, the Senior Notes Indenture Trustee shall, prior to such Distribution, (x) inform the Disbursing Agent as to the amount of properly surrendered Senior Notes and (y) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of registered Holders of Allowed Senior Note Claims, and the Pro Rata share of the principal amount of the Senior Notes held by each such Holder.

5.05 Services of the Indenture Trustees. The Senior Notes Indenture Trustees’ services with respect to consummation of this Plan shall be as set forth herein and as authorized by the applicable Senior Notes Indenture, as applicable.

5.06 Record Date for Plan Distributions. At the close of business on the Record Date for Plan Distributions, the transfer ledgers for the Senior Notes Claims register shall be closed, and there shall be no further changes recognized in the record Holders of such Claims. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such Claims occurring after the Record Date for Plan Distributions and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders listed on such transfer ledger as of the close of business on the Record Date for Plan Distributions.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 27 of 42

5.07 Means of Cash Payment. Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

5.08 Calculation of Distribution Amounts of New EPL Common Stock. No fractional shares of New EPL Common Stock or New EPL Warrants shall be issued or distributed hereunder or by Reorganized EPL or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New EPL Common Stock or New EPL Warrants shall receive the total number of whole shares of New EPL Common Stock or New EPL Warrants to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New EPL Common Stock or New EPL Warrants, such number of shares to be distributed shall be rounded up or down to the nearest whole number and such Person shall receive no separate consideration for such fractional shares.

5.09 Delivery of Distributions; Undeliverable or Unclaimed Distributions. Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent or the relevant Senior Notes Indenture Trustee, as the case may be, (a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of an Allowed Senior Note Claim, at the address in the relevant Senior Notes Indenture Trustee’s official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made, unless and until the Disbursing Agent or the relevant Senior Notes Indenture Trustee is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or the relevant Senior Notes Indenture Trustee shall be returned to the appropriate Reorganized Debtor or relevant Senior Notes Indenture Trustee, as the case may be, until such Distributions are claimed. All claims for undeliverable Distributions must be made on or before the first anniversary of the Effective Date, after which date (x) all Cash in respect of such forfeited Distribution including interest accrued thereon shall revert to Reorganized EPL and (y) all New EPL Common Stock or New EPL Warrants in respect of such forfeited Distribution shall be cancelled, in each case, notwithstanding any federal or state escheat laws to the contrary.

5.10 Withholding and Reporting Requirements. In connection with this Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.

5.11 Setoffs. Other than in respect of any Allowed Credit Agreement Claim or any Allowed Senior Note Claim, a Reorganized Debtor may, but shall not be required to, set off

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 28 of 42

against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have against such Holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

6.01 Objections to Claims; Disputed Claims. The Debtors intend to make Distributions, as required by this Plan, in accordance with the Schedules, if any, and the books and records of the Debtors. Unless disputed by a Holder of a Claim or Equity Interest, the amount determined from the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such Holder. If any Holder of a Claim or Equity Interest disagrees with the Debtors, such Holder must so advise the Debtors in writing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or, at the Debtors’ option, through other judicial means. The Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an action relating to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. The Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

6.02 No Distribution Pending Allowance. Notwithstanding any other provision herein, if any portion of a Claim is a Disputed Claim or any portion of an Equity Interest is a Disputed Equity Interest, no payment or Distribution provided hereunder shall be made on account of or in exchange for such portion of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 29 of 42

6.03 Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a Distribution shall be made to the Holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Equity Interest the Distribution to which such Holder is entitled hereunder on account of or in exchange for such Allowed Claim.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.01 Assumed Contracts and Leases. Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) is the subject of a motion to reject filed on or before the Confirmation Date or (c) is set forth in a schedule (approved by the Majority Consenting Holders), as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (x) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (y) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

7.02 Payments Related to Assumption of Contracts and Leases. Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor on or before the Effective Date; provided, however, if there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

7.03 Rejected Contracts and Leases. Except for those executory contracts and unexpired leases set forth on a schedule to the Plan Supplement, none of the executory contracts

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 30 of 42

and unexpired leases to which the Debtors are a party shall be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party with the consent of the Majority Consenting Holders.

7.04 Claims Based upon Rejection of Executory Contracts or Unexpired Leases. All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within sixty (60) days after the earlier of (a) the date of entry of an order of the Bankruptcy Court approving such rejection or (b) the Confirmation Date. Any such Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.

7.05 Indemnification of Directors, Officers and Employees. The obligations of any Debtor to indemnify any Released Party serving at any time as one of its directors, officers or employees by reason of such Released Party’s service in such capacity, or as a director, officer or employee of any other Entity, to the extent provided in such Debtor’s certificate of incorporation, certificate of formation, corporate charter, bylaws or similar constitutive documents, or any specific agreement relating to any claims, demands, suits or proceedings against such Released Party based upon any act or omission related to service with or on behalf of any of the Debtors prior to the Effective Date, or under applicable state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts as to which no proofs of Claim need be filed that are assumed by the relevant Reorganized Debtor pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Commencement Date, and shall not be discharged.

7.06 Assumption of D&O Insurance. All directors’ and officers’ liability insurance policies maintained by the Debtors are hereby assumed. Entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period of not less than six (6) years from the Effective Date coverage for the individuals covered, as of the Commencement Date, under policies on terms not substantially less favorable to such individuals than the terms provided for under the policies assumed pursuant to this Plan. No provision of this Plan shall limit any Released Party’s rights to seek recovery or reimbursement under any directors’ and officers’ liability insurance policy.

7.07 Compensation and Benefit Plans and Treatment of Retirement Plan. With the sole exception of the Retained Plans, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, terminated executory contracts; provided, however, that the Debtors’ obligations, if any, to pay all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect. Each Retained Plan will be treated as if it was an executory contract assumed hereunder, and the Debtors’ obligations under each such Retained Plan shall survive Confirmation of this

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 31 of 42

Plan. In connection with the development of this Plan and its implementation, the Pre-Petition Employee Change of Control Arrangements shall have been amended, renegotiated and/or restructured prior to the Effective Date in the manner set forth in the Plan Support Agreement, which provides, among other things, that the aggregate Change of Control Severance-Related Benefits will not exceed $2 million (except to the extent the consent of the Majority Consenting Holders shall have been obtained).

ARTICLE VIII

ACCEPTANCE OR REJECTION OF THIS PLAN

8.01 Classes Entitled to Vote. Each Holder, as of the Voting Record Date, of an Allowed Claim in Class 7 or Allowed Equity Interest in Class 8 is entitled to vote to accept or reject this Plan. Holders of Claims or Equity Interests in Unimpaired Classes 1, 2, 3, 4, 5, 6 and 10 shall not be entitled to vote because they are conclusively deemed, by operation of section 1126(f) of the Bankruptcy Code, to have accepted this Plan. Holders of Equity Interests in Impaired Class 9 will not receive or retain any property under this Plan on account of their Equity Interests, and therefore are deemed not to have accepted the Plan by operation of section 1126(g) of the Bankruptcy Code.

8.02 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if the Holders of at least two-thirds ( 2/3) in amount and more than one-half ( 1/2) in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, and an Impaired Class of Equity Interests shall have accepted this Plan if the Holders of at least two-thirds ( 2/3) in amount of the Allowed Equity Interests in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

8.03 Elimination of Classes. Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.

8.04 Nonconsensual Confirmation. The Bankruptcy Court may confirm this Plan over the dissent of or rejection by any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under subsection 1129(b) of the Bankruptcy Code have been satisfied. The Debtors reserve the right to seek Confirmation of this Plan to the extent it may be modified in accordance with section 1127 of the Bankruptcy Code.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 32 of 42

ARTICLE IX

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

9.01 Conditions to Confirmation. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and to the Majority Consenting Holders. This condition is subject to satisfaction or waiver in accordance with Article 9.04 below.

9.02 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 below:

a) The Confirmation Order shall have been entered by the Bankruptcy Court.

b) The Confirmation Order shall have become a Final Order.

c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.

d) The Debtors and the Exit Facility Lenders shall have executed and delivered the Exit Facility Credit Documents and the Exit Facility shall have closed.

e) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities.

f) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.

g) All documents referenced in subsections (e) and (f) of this article, including all documents in the Plan Supplement, shall be reasonably acceptable to the Majority Consenting Holders.

h) No stay of the consummation of this Plan shall be in effect.

i) All payments required to have been made to the MMS during the Chapter 11 Cases shall have been made or otherwise resolved and the MMS Order shall be rescinded effective as of the Effective Date.

9.03 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Article 9.02 hereof shall not have occurred or been waived pursuant to Article 9.04 on or before August 31, 2009, or such later date as may be agreed to by the Debtors and the Majority Consenting Holders, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or governmental Entity in any other or further proceedings involving the Debtors.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 33 of 42

9.04 Waiver of Conditions. Each of the conditions set forth in Article 9.01 and Article 9.02 above, other than as set forth in Article 9.02(a), may be waived in whole or in part by the Debtors with the consent of the Majority Consenting Holders (which consent shall not be unreasonably withheld).

ARTICLE X

MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

Subject to the provisions of the Plan Support Agreement, the Debtors may amend or modify this Plan at any time prior to the Confirmation Date. The Debtors reserve the right to include any amended exhibits in the Plan Supplement with the consent of the Majority Consenting Holders, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. After the Confirmation Date, the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies within or among this Plan, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be reasonably necessary to carry out the purposes and intent hereof so long as such remedies do not materially and adversely affect the treatment of Holders of Claims or Equity Interests hereunder.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

a) hear and determine any and all objections to the allowance of Claims or Equity Interests;

b) hear and determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

c) hear and determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

d) hear and determine all Professional Fee Claims and other Administrative Claims;

e) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Claim or required Cure or the liquidation of any Claims arising therefrom;

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 34 of 42

f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

g) enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of this Plan and all contracts, instruments, and other agreements executed in connection with this Plan;

i) hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

j) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;

k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

l) hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

n) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

o) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

p) hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

q) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

r) enter a final decree closing the Chapter 11 Cases.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 35 of 42

ARTICLE XII

COMPROMISES AND SETTLEMENTS

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), each of the Debtors may compromise and settle various Claims against it and/or claims it may have against other Persons. Each of the Debtors expressly reserves the right (and except as otherwise provided herein, with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01 Bar Date for Certain Claims

a) Administrative Claims. At the election of the Debtors, the Confirmation Order may establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims for United States Trustee fees or Claims for the expenses of the members of the Ad Hoc Committee or any Committee), which date shall be ninety (90) days after the Confirmation Date. If such an Administrative Claims Bar Date is established, Holders of asserted Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims for United States Trustee fees or Claims for the expenses of the members of the Ad Hoc Committee or any Committee), must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. If an Administrative Claims Bar Date is set, (i) the notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of the Administrative Claims Bar Date, and (ii) the Debtors or the Reorganized Debtors, as the case may be, shall have ninety (90) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims. All such objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Administrative Claims.

b) Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors, any Committee, or to such other Entities as to which the foregoing sections apply prior to the Effective Date must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 36 of 42

other Entity, no later than twenty (20) days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

13.02 Payment of Statutory Fees. All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

13.03 Severability of Plan Provisions. If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.04 Successors and Assigns. The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

13.05 Injunction. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS OR CAUSES OF ACTION AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS ARE, AS OF THE EFFECTIVE DATE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, OR THEIR PROPERTY OR ASSETS, ON ACCOUNT OF SUCH CLAIMS, CAUSES OF ACTION OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY,

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 37 of 42

AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER.

13.06 Debtors’ Releases. AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AS DEBTORS IN POSSESSION, THE REORGANIZED DEBTORS AND ANY PERSON SEEKING TO EXERCISE THE RIGHTS OF THE DEBTORS’ ESTATES, INCLUDING ANY SUCCESSOR TO THE DEBTORS OR ANY ESTATE REPRESENTATIVE APPOINTED OR SELECTED PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY FOREVER RELEASED, WAIVED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER (OTHER THAN FOR WILLFUL MISCONDUCT, INTENTIONAL FRAUD OR CRIMINAL CONDUCT AND OTHER THAN THE RIGHTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS RELATED HERETO), WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, (X) NO EXISTING OR FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED AS A RESULT OF THIS ARTICLE 13.06 FROM ANY CLAIM BY ANY OF THE DEBTORS OR REORGANIZED DEBTORS AGAINST SUCH OFFICER OR DIRECTOR ARISING OUT OF ANY SUCH OFFICER’S OR DIRECTOR’S INTERESTS IN THIRD PARTIES THAT HAVE ENGAGED IN TRANSACTIONS WITH ANY OF THE DEBTORS THAT HAVE NOT BEEN DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT AND (Y) NO FORMER OFFICER OR DIRECTOR SHALL BE RELEASED OR EXCULPATED AS A RESULT OF THIS ARTICLE 13.06 FROM ANY CLAIM WITH RESPECT TO WHICH SUCH OFFICER OR DIRECTOR WOULD NOT BE ENTITLED TO INDEMNIFICATION BY EPL UNDER APPLICABLE LAW, THE CERTIFICATE OF INCORPORATION OR BYLAWS OF EPL (AS IN EFFECT AS OF THE COMMENCEMENT DATE) OR ANY INDEMNITY AGREEMENTS IN EXISTENCE BETWEEN EPL AND SUCH OFFICER OR DIRECTOR AS OF MARCH 1, 2009 TO THE EXTENT SUCH INDEMNITY AGREEMENTS WERE DISCLOSED TO THE AD HOC COMMITTEE OR ITS REPRESENTATIVES AS OF THE DATE OF THE PLAN SUPPORT AGREEMENT.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 38 of 42

13.07 Releases by Holders of Claims and Equity Interests. AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, (I) EACH CONSENTING HOLDER AND (II) EACH HOLDER (OTHER THAN A CONSENTING HOLDER) OF A CLAIM OR EQUITY INTEREST THAT VOTES IN FAVOR OF THE PLAN (OR IS DEEMED TO ACCEPT THE PLAN), AS APPLICABLE, FOR THEMSELVES AND ON BEHALF OF ANY SUCCESSORS AND ASSIGNS, WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, FOREVER RELEASED, WAIVED AND DISCHARGED EACH OF THE DEBTORS, THE REORGANIZED DEBTORS AND THE RELEASED PARTIES, FROM ANY AND ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER, (EXCEPT FOR THE RIGHTS TO ENFORCE THIS PLAN AND THE OTHER AGREEMENTS AND DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE PLAN, OR THE DISCLOSURE STATEMENT, EXCEPT THAT, AS TO SPECIFICALLY THE RELEASED PARTIES, NOTHING HEREIN RELEASES WILLFUL MISCONDUCT, INTENTIONAL FRAUD OR CRIMINAL CONDUCT.

13.08 Exculpation and Limitation of Liability. The Debtors, the Reorganized Debtors, the Committee, the Ad Hoc Committee, and any and all of their respective present and former members, officers, directors, employees, equity interest holders, partners, affiliates, advisors, attorneys, and agents, and any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity interest holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the negotiation, solicitation, and/or distribution of the Plan and Disclosure Statement, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence, and in all respects they shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.

13.09 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 39 of 42

13.10 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (y) prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.

13.11 Committees. On the Effective Date, the duties of any Committees shall terminate.

13.12 Plan Supplement. Any and all agreements, exhibits, lists or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement. All documents required to be filed with the Plan Supplement shall be filed with the Bankruptcy Court at least ten (10) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Copies of the Plan Supplement may also be obtained without charge at the website maintained by the Debtors’ claims and noticing agent, http://chapter11.epiqsystems.com/EPL or (b) by contacting Epiq Bankruptcy Solutions LLC by (i) e-mail to epiqteamgreen@epiqsystems.com; (ii) telephone at (646) 282-2500; (iii) fax at (646) 282-2501; or (iv) regular mail: 757 Third Avenue, Third Floor, New York, New York 10017, Attn: Hugo Suarez. All documents filed in these cases may also be viewed (a) during regular business hours (9:00 a.m. to 4:00 p.m. Central Time weekdays, except legal holidays) at the U.S. Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas and (b) electronically on the PACER system at https://ecf.txsb.uscourts.gov. Holders of Claims against or Equity Interests in the Debtors may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article 13.13.

13.13 Notices to Debtors. Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ENERGY PARTNERS, LTD.

201 St. Charles Ave., Suite 3400

New Orleans, Louisiana, 70170-1026

Attn: John H. Peper

Telephone: (504) 569-1875

Facsimile: (504) 569-1874

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 40 of 42

with a required copy to:

VINSON & ELKINS L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn: Paul E. Heath

Telephone: (214) 220-7700

Facsimile: (214) 220-7716

13.14 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (b) the laws of the state of incorporation or organization of each Debtor shall govern corporate or other governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

13.15 Prepayment. Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty or premium, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not violate, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

13.16 Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances hereof in good faith and in compliance with the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Consenting Holders, and each of their respective affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any law, rule or regulation governing the solicitation of acceptances or rejections hereof, the offer and issuance of New Securities hereunder, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 41 of 42

Dated: Houston, Texas

            May 15, 2009

ENERGY PARTNERS, LTD.,
AND ITS AFFILIATED DEBTORS

By:
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

VINSON & ELKINS L.L.P.

Daniel C. Stewart

Paul E. Heath

Michaela C. Crocker

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Telephone: (214) 220-7960

Facsimile: (214) 999-7960

epl@velaw.com

-and-

Duston K. McFaul

First City Tower

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

Telephone: (713) 758-4740

Facsimile: (713) 615-5777

epl@velaw.com

ATTORNEYS FOR THE DEBTORS

JOINT PLAN OF REORGANIZATION OF ENERGY PARTNERS, LTD.
AND CERTAIN OF ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 42 of 42

EXHIBIT B

Disclosure Statement Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF

TEXAS HOUSTON DIVISION

IN RE:	§
	§	CASE NO. 09-32957
ENERGY PARTNERS, LTD., ET AL.,[1] DEBTORS.	§	(Chapter 11)
	§	(Jointly Administered)
§

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

[Related to Dkt. No.     ]

This Court has considered the Motion to (I) Approve Disclosure Statement for Joint Plan of Reorganization and Form and Manner of Service Related Thereto; (II) Set Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan; and (III) Authorize Other Relief Relating to Plan Solicitation and Confirmation (the “Disclosure Statement Motion”) filed by the above-referenced debtors and debtors in possession (the “Debtors”).2 The Court having determined that the notice given of the hearing on approval of the Disclosure Statement complies with the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and having considered the Disclosure Statement, the testimony, evidence, and representations regarding the Disclosure Statement, the Court is of the opinion that the Disclosure Statement should be approved and that the Disclosure Statement and the Joint Plan of Reorganization of Energy Partners, Ltd. and Certain of its Subsidiaries Under Chapter 11 of the Bankruptcy Code (as may be amended, modified, and supplemented, the “Plan”) should be submitted to creditors and equity interest holders for consideration and voting. Accordingly,

[1]	The Debtors include Energy Partners, Ltd., EPL Pipeline, L.L.C., Nighthawk, LLC, EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC, and EPL Pioneer Houston, Inc.
[2]	Capitalized terms not defined here shall have the meaning given to them in the Disclosure Statement Motion or the Plan.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

IT IS HEREBY ORDERED, AND NOTICE IS HEREBY GIVEN, THAT:

Approval of Disclosure Statement and Pertinent Dates

1. The Disclosure Statement is hereby approved as containing information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the facts and circumstances of the Cases, that would enable a hypothetical investor typical of the holders of Eligible Claims and Eligible Equity Interests in Classes 7 and 8 to make an informed judgment regarding the Plan pursuant to Bankruptcy Code § 1125(a)(1) and (2).

2. To the extent not withdrawn, settled, or otherwise resolved, any objection to the Disclosure Statement is overruled.

3. A hearing to consider confirmation of the Plan shall be held before the Honorable Jeff Bohm, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of Texas, Courtroom 600, 515 Rusk Street, Houston, Texas (the “Court”), on July 22, 2009, at 10:30 a.m., central time (the “Confirmation Hearing”). The Confirmation Hearing may be adjourned from time to time by the Court without further notice other than an announcement made at the Confirmation Hearing or at any adjourned hearing thereon.

4. July 15, 2009 at 4:00 p.m. central time (the “Objection Deadline”) is fixed as the last day for filing with the Court written objections to the confirmation of the Plan (including any supporting brief or memorandum) and for serving same, by first class mail, to the parties listed on the Master Service List established in these Cases, and by overnight delivery or e-mail to the parties at the following addresses so as to be actually received on or before the Objection Deadline: (a) Counsel to the Debtors: Paul Heath, Vinson & Elkins LLP, Trammell Crow

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, pheath@velaw.com; (b) Counsel to the Prepetition Secured Lenders: Michael Farquhar, Winstead PC, 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, mfarquhar@winstead.com; (c) Counsel to the Ad Hoc Committee of Noteholders: Tom A. Howley, Jones Day, 717 Texas, Suite 3300, Houston, Texas 77002, tahowley@jonesday.com; and (d) The Office of the United States Trustee: United States Trustee Southern District of Texas, Attn: Steven Statham, 515 Rusk Street, Suite 3516, Houston, TX 77002, stephen.statham@usdoj.gov. Any objection to confirmation of the Plan must be in writing and (a) must state the name and address of the objecting party and the amount of its Claim or the nature of its Claim or Equity Interest; (b) must state with particularity the nature of its objection; and (c) include any supporting brief or memorandum of law. Any confirmation objection not timely filed and served as set forth herein may be waived and may not be considered by the Court.

5. Any reply to an objection to confirmation must be filed with the Court and served so as to be received by the parties listed above on or before July 20, 2009 at 12:00 p.m. central time.

Approval of Forms of Notice and Ballots

6. The forms of notice attached to the Disclosure Statement Motion and incorporated herein by referenced as Exhibit A, Notice of Unimpaired Status and Scheduling of Confirmation Hearing, Exhibit B, Notice of Fully Impaired Status and Scheduling of Confirmation Hearing, and Exhibit C, Notice of Confirmation Hearing, are hereby approved.

7. The form of notice for publication attached to the Disclosure Statement Motion and incorporated herein by reference as Exhibit D is hereby approved. The Debtors shall publish a notice in substantially the same form in the national edition of The Wall Street Journal within five (5) business days of entry of this Order and shall thereafter file a certificate of service evidencing such publication.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

8. The Ballots substantially in the forms attached to the Disclosure Statement Motion and incorporated herein as Exhibits E and F are hereby approved.

Service of Solicitation Packages and Other Materials

9. No later than June 15, 2009, the Debtors or their solicitation agent, Epiq Bankruptcy Solutions, LLC (the “Solicitation Agent’) shall cause to be mailed, by first class mail: (a) a copy of the Disclosure Statement (with a copy of the Plan attached as an exhibit), the appropriate Ballot (if any), a copy of the Notice of Confirmation Hearing, a copy of this Order, and a postage-paid return envelope, if applicable (the “Solicitation Package”) to (i) the holders of Eligible Claims and Eligible Equity Interests in Classes 7 and 8 (collectively, the “Voting Securities”); (ii) the appropriate Nominee for holders of Voting Securities, and (iii) all parties in interest who have filed an appropriate pleading with the Court requesting notice in these Cases; (b) a copy of the Notice of Unimpaired Status to Holders of Claims and Interests in Classes 1 through 6 and 10 deemed to have accepted the Plan; and (c) a copy of the Notice Fully Impaired Status to Holders of Equity Interests in Class 9, if any, deemed to have rejected the Plan.

Beneficial Owners

10. A beneficial owner holding Voting Securities as a record holder in its own name may vote on the Plan by completing and signing the applicable Ballot and returning it directly to the Solicitation Agent on or before the Voting Deadline using the self-addressed, postage-paid envelope included in the Solicitation Package.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

Nominees

11. A Nominee that on the Voting Record Date is the record holder of Voting Securities for a beneficial owner shall obtain the vote of such beneficial owner of Voting Securities consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

a.	Pre-Validated Ballots: A Nominee may pre-validate a Ballot by: (i) signing the applicable Ballot; (ii) indicating on the Ballot the name of the beneficial holder, the account number and amount of Voting Securities held by the Nominee; and (iii) forwarding such Ballot together with the Solicitation Package and other materials requested to be forwarded to the beneficial owner for voting. The beneficial owner may then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Solicitation Agent in the pre-addressed, postage paid envelope included with the Solicitation Package so that it is received by the Solicitation Agent before the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered shall be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

b.	Master Ballots: A Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the applicable unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner may then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee shall, in turn, complete the applicable Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Solicitation Agent so that it is received by the Solicitation Agent before the Voting Deadline. All Ballots returned by beneficial owners shall either be forwarded to the Solicitation Agent (along with the Master Ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline.

12. Each Nominee shall advise its beneficial owners to return their Ballots to the Nominee in sufficient time to allow the Nominee to prepare and return the Master Ballot to the Solicitation Agent so that it is received by the Solicitation Agent by the Voting Deadline.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

13. No fees, commissions, or other remuneration will be payable to any Nominee for soliciting votes on the Plan. The Debtors will, however, reimburse any Nominee for customary mailing and handling expenses incurred by such Nominee in forwarding the Solicitation Package and other materials to the beneficial holders of the Voting Securities held by such Nominee.

14. Service of the Solicitation Package and all applicable notices shall be, at the Debtors’ discretion, by first class mail or overnight delivery, and all documents will be addressed to the party at the most recent address contained in the Debtors’ books and records.

Voting Procedures and Requirements

15. For purposes of Plan solicitation, holders of Voting Securities as of the close of business on June 10, 2009 (the “Voting Record Date”), are entitled to vote to accept or reject the Plan (except as discussed herein).

16. Any member of a Class entitled to vote on the Plan that did not receive a Ballot for such Class, or if a Ballot is damaged or lost, or if any member of a Class entitled to vote should have any questions regarding the procedures for voting on the Plan, should contact the Solicitation Agent:

Energy Partners, Ltd.

c/o Epiq – FBG Balloting

757 Third Avenue, 3rd Floor

New York, NY 10017

e-mail: tabulation@epiqsystems.com

Tel: (646) 282-1800

17. By enclosing a Ballot with the Solicitation Packages, the Debtors do not make any representation or admission that a holder of a Claim or Equity Interest is entitled to vote on the Plan or that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest. The Debtors right to object to any Ballot submitted and such objection, if any, is specifically reserved for the Confirmation Hearing.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

Vote Required for Class Acceptance and Confirmation

18. As a condition to confirmation, the Bankruptcy Code requires acceptance of a plan by all impaired classes, except as discussed below. An Impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in the Class actually voting have voted to accept the Plan and an Impaired Class of Equity Interests shall have accepted the Plan if the holders of at least two-thirds (2/3) in number of the Allowed Equity Interests in the Class actually voting have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

19. Notwithstanding the requirement of class acceptance, a plan may be confirmed even if one or more impaired classes does not accept the plan, as long as at least one impaired class of claims has accepted the plan and the Court determines that the plan does not discriminate unfairly against and is fair and equitable with respect to each class that is impaired and has not accepted the plan.

Voting Instructions

20. The Court hereby directs that, in order to be counted for voting purposes, Ballots (including Master Ballots) for accepting or rejecting the Plan must be received by the Solicitation Agent not later than July 15, 2009, at 4:00 p.m. central time (the “Voting Deadline”). Ballots must be received by the Solicitation Agent, on or prior to the Voting Deadline, by (a) mail, (b) overnight delivery, or (c) hand delivery, at:

Energy Partners, Ltd. Ballot Processing

c/o Epiq Bankruptcy Solutions, LLC

757 Third Avenue, 3rd Floor

New York, NY 10017

Telephone: (646) 282-2500

Tel: (646) 282-1800

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

21. Except as otherwise provided herein, a Ballot will not be counted if it is received by the Solicitation Agent after the Voting Deadline. Votes cast by holders of Eligible Claims and Eligible Equity Interests will be irrevocable after the Voting Deadline, unless the Court, after application, notice and hearing, permits a change of vote.

Assistance in Voting

22. Any person requiring assistance in voting should contact the Solicitation Agent at the address or phone number set forth above.

Tabulation of Ballots

23. Solely for purposes of voting on the Plan, each record holder of a Voting Security who votes to accept or reject the Plan shall be deemed to have voted its Claim or Equity Interest according to the following tabulation rules and standard assumptions:

a.	Each Beneficial Holder of Eligible Claims will be deemed to have voted the principal amount of its Claim(s); and

b.	Each Beneficial Holder of Eligible Equity Interests will be deemed to have voted the number of shares held.

24. So as to avoid uncertainty and inconsistent results, Ballots in the following categories shall not be counted, unless otherwise ordered by the Court:

a.	Ballots that partially reject and partially accept the Plan will not be counted;

b.	Any Ballot that is illegible or contains insufficient information to permit the identification of the claimant will not be counted;

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

c.	Ballots that fail to indicate an acceptance or rejection of the Plan, or that indicate both acceptance and rejection of the Plan, will not be counted;

d.	Unless previously authorized by the Debtors, only Ballots that are timely received with original signatures will be counted. Unsigned Ballots, or Ballots that are illegible or contain insufficient information to permit the identification of the holder of an interest, will not be counted;

e.	Ballots postmarked prior to the Voting Deadline, but received after the Voting Deadline, will not be counted;

f.	Facsimile Ballots, or Ballots submitted via email or other electronic transmission, will not be counted, unless holder receives the consent of the Debtors to submit its Ballot by facsimile, e-mail or other electronic transmission; and

g.	If a Holder of Eligible Claims or Eligible Equity Interests simultaneously casts inconsistent Ballots, such Ballots shall not be counted.

25. With respect to the tabulation of ballots cast by beneficial holders of Voting Securities:

a.	Each Nominee to which beneficial holders return their Ballots shall tabulate on the master Ballot all Ballots cast by the beneficial holders who hold Voting Securities through such Nominee and return the master Ballot to the Solicitation Agent; provided, however, that each Nominee shall be required to retain the Ballots cast by the respective beneficial holders for inspection for one year following submission of a master Ballot;

b.	Votes cast by the beneficial holders through a Nominee by means of a master Ballot shall be applied against the positions held by such Nominee as evidenced by the list of record holders compiled as of the Voting Record Date; provided, however, that votes submitted by a Nominee on a master Ballot with respect to a particular security shall not be counted in excess of the position held by such Nominee as a record holder of the applicable security;

c.	To the extent there are conflicting votes or over-votes submitted by a Nominee on a master Ballot, the Debtors shall attempt to resolve the conflict of over-vote; provided, however, that to the extent over-votes on the master Ballot are not reconcilable prior to the Voting Deadline, votes to accept and to reject the Plan shall be applied by the Debtors in the same proportion as the votes to accept or reject the Plan submitted on the master Ballot that contain the over-vote, but only to the extent of the position held by such Nominee as a record holder of the applicable security;

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

d.	Multiple Master Ballots may be completed by a single Nominee and delivered to the Solicitation Agent and votes reflected by multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots, or inconsistent, in which case the latest dated Master Ballot received before the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot;

e.	Ballots not bearing an original signature shall not be counted; and

f.	Ballots signed by agents shall be counted as long as the capacity of such agent is reflected on the Ballot.

26. Beneficial Holders of Voting Securities must vote all of their Eligible Claims or Eligible Equity Interests within a particular Class either to accept or reject the Plan. Whenever two or more Ballots are cast voting the same Eligible Claim or Eligible Equity Interest prior to the Voting Deadline, the last dated Ballot received prior to the Voting Deadline shall be deemed to reflect the voter’s intent and to thus supersede any prior Ballot(s), without prejudice to the Debtors’ right to object to the validity of the second Ballot on any basis permitted by law; and, if the objection to such second Ballot or subsequent Ballot is sustained, to count the first Ballot for all purposes.

27. The Debtors and/or other parties in interest may seek further clarification from the Court on vote tabulation and the solicitation process, and retain the right to object or raise any issue with respect to any Ballot, including issues pertaining to impairment.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

Fiduciaries and Other Representatives

28. If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

Waivers of Defects and Irregularities

29. Unless otherwise directed by the Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Solicitation Agent and the Debtors in their sole discretion, which determination shall be final and binding. Effective withdrawals of Ballots must be delivered to the Solicitation Agent prior to the Voting Deadline.

30. The Debtors rights to: (a) contest the validity of any withdrawal of a Ballot, (b) reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful, and (c) waive any defects or irregularities or conditions of delivery as to any particular Ballot are hereby reserved. The interpretation (including of the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Court, will be final and binding on all parties.

31. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

Withdrawal of Ballots and Revocation

32. Any party who has delivered a valid Ballot to the Solicitation Agent for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Solicitation Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must: (a) contain the description of the Ballot(s) to which it relates and the aggregate amount represented by such Claim(s) or Equity Interests, (b) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (c) contain a certification that the withdrawing party owns the Claim(s) or Equity Interests and possesses the right to withdraw the vote sought to be withdrawn and (d) be received by the Solicitation Agent in a timely manner at the address set forth above.

33. A purported notice of withdrawal of Ballots that is not received in a timely manner by the Solicitation Agent shall not be effective to withdraw a previously cast Ballot.

34. Any party who has previously submitted to the Solicitation Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his/her or its vote by submitting to the Solicitation Agent, prior to the Voting Deadline, a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date shall be counted for purposes of determining whether the requisite acceptances have been received.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

Miscellaneous

35. The form and manner of notice approved in this Order is adequate, appropriate, and satisfies the requirements of the Bankruptcy Code, Bankruptcy Rules, Local Rules of Bankruptcy Procedure, and Orders of this Court to the extent applicable to persons affected thereby.

36. Any objections, comments or responses to the Plan not timely filed and served in accordance with the provisions of this Order may be waived.

37. Prior to mailing, the Debtors may make final, non-substantive edits (consisting solely of correcting typographical and grammatical errors, making stylistic and formatting improvements, adding updates of information as may be helpful, and adding revisions announced on the record at the hearing on the Disclosure Statement) to the Disclosure Statement, Plan, all notices to be served, and all versions of Ballots and all other notices, with such revisions to be filed with the Court which shall be deemed approved by this Order without further notice or hearing.

38. For purposes of determining whether sufficient votes have been received to accept or reject the Plan, the beneficial owners of Voting Securities will be deemed to be the “holders” of the Eligible Claims and Eligible Equity Interests represented by such Voting Securities, as applicable. Unless otherwise ordered by the Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Solicitation Agent attempt to contact such voters to cure any such defects in the Ballots.

39. Except as provided below, unless the applicable Ballot is timely submitted to the Solicitation Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

40. In the event of a dispute with respect to any Voting Security, any vote to accept or reject the Plan cast with respect to such Voting Security will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

Dated: May     , 2009

THE HONORABLE JEFF BOHM
UNITED STATES BANKRUPTCY JUDGE

ORDER (I) APPROVING DISCLOSURE STATEMENT AND THE

FORM AND MANNER OF SERVICE RELATED THERETO; (II) SETTING

DATES FOR THE OBJECTION DEADLINE AND HEARING RELATING

TO CONFIRMATION OF THE PLAN; AND (III) AUTHORIZING RELATED RELIEF

EXHIBIT C

Financial Projections

PROJECTED FINANCIAL INFORMATION

The Debtors have prepared their projected operating and financial results on a consolidated basis for the period from July 31, 2009 to December 31, 2013 (the “Projections”). The Debtors have also prepared a pro-forma balance sheet of Reorganized EPL based upon an assumed effective date of July 31, 2009.

The financial projection information discussed herein includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. See “Disclosure Regarding Forward-Looking Statements” on pp. iii-iv and Section X – “Certain Risk Factors to be Considered” of the Disclosure Statement.

The Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants and the Rules and Regulations of the Securities and Exchange Commission. The Debtors’ independent accountants have neither examined nor compiled the Projections and accordingly do not express an opinion or any other form of assurance with respect to the Projections, assume no responsibility for the Projections and disclaim any association with the Projections. The information contained in the Projections is furthermore different from that required to be included in reports filed by EPL pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and might not be indicative of the Debtors’ financial condition or operating results that would be reflected in the financial statements of EPL or in its reports pursuant to the Exchange Act. Results set forth in the financial projections should not be viewed as indicative of future results. Except for purposes of the Disclosure Statement, the Debtors do not publish projections of their anticipated financial position or results of operations.

The Debtors believe that the Projections are based upon estimates and assumptions that are reasonable. The estimates and assumptions may not be realized, however, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Debtors’ control. No representations can be or are made as to whether the actual results will be within the range set forth in the Projections. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results of operations achieved during the projection period may vary from projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Reorganized Debtors to achieve the Projections. Some assumptions inevitably will not materialize, and events and circumstances occurring subsequent to the date on which the Projections were prepared may be different from those assumed, or may be unanticipated, and therefore may affect financial results in a material and possibly adverse manner. The Projections, therefore, may not be relied upon as a guarantee or other assurance of the actual results that will occur. In deciding whether to vote to accept or reject the Joint Plan of Reorganization of Energy Partners, Ltd. and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”), Holders of Eligible Claims and Eligible Equity Interests must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See Section X – “Certain Risk Factors to be Considered”.

The Projections have been prepared on the assumption that the Effective Date of the Plan will be July 31, 2009. Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practicable, there can be no assurance as to when the Effective Date will actually occur. The balance sheet adjustments in the column captioned “Post-Consummation” reflect the assumed affect of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and the incurrence of new indebtedness.

Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Plan.

Principal Assumptions for the Projections

I.	General

a.	Methodology. The Projections are based upon the Debtors’ detailed operating budget for the period ending December 31, 2010, which was developed on a consolidating basis, beginning at the subsidiary level. The projections for the fiscal years 2011 through 2013 were prepared on the same basis, but developed through additional analysis techniques using key assumptions and current exploration and production industry outlook.
b.	Plan Consummation. The operating assumptions assume the Plan will be confirmed and consummated by July 31, 2009.

c.	Macroeconomic and Industry Environment. The Projections reflect the current outlook on the oil and gas industry and take into account the estimated future drilling and operating costs and commodity prices across the projection period.

II.	Projected Income Statement

a.	Net Production. Production forecasts are developed by Debtors’ management in conjunction with third-party petroleum engineering firms. Daily Production is calculated as the average production per day over the period. Production is also listed in Barrels of Oil Equivalent (“BOE”) at a conversion rate of six thousand cubic feet of natural gas per barrel of oil.
b.	Prices. NYMEX strip pricing as of April 27, 2009. The price differentials assumed are the effective average of the historical differentials across all producing fields.
c.	Lease Operating Expenses. LOE are projected to be consistent with historical levels for producing reserves and escalated in accordance with incremental production from new exploitation and exploration projects.
d.	Depr., Depl. & Amortization. DD&A expenses are amortized using the Unit-of-Production method, which amortizes capitalized costs over total proved reserves.
e.	General & Admin. Expenses. G&A expenses for 2009 and 2010 are forecasted to be consistent with recent costs, excluding fees associated with the restructuring under the Plan; expenses for 2011 through 2013 escalate at five (5%) percent per annum.
f.	Insurance. Forecasted expenses are consistent with recent costs and are escalated at a rate of 5% per annum beginning in 2011.
g.	Taxes Other than Income. Assumed to be state taxes assessed for the production and development of oil and gas. Tax rates are consistent with historical levels.
h.	Interest Expense. Interest rate assumptions are based upon a one-month LIBOR of 0.47%, plus 3%.
i.	Income Taxes. Income tax rate of 35%.

III.	Projected Statement of Cash Flows

a.	Capital Additions. Capital Expenditures associated with exploitation and exploration projects, as well as general maintenance of wells, are forecasted by Debtors’ management. The Projections assume that New EPL will develop existing drilling projects and discover new projects similar to those found historically using internally generated cash flow.
b.	P&A. Projections assume New EPL will properly and timely plug and abandon wells and facilities associated with the production of oil and gas as wells are decommissioned.
c.	Abandonment Escrow. Cash is released from escrow accounts as P&A work is completed.
d.	New Revolving Credit Facility. Projections assume a new credit facility is obtained in the amount of $125 million and amortized over a seven (7) year period, with principal payments beginning in 2010.

IV.	Projected Balance Sheet Statement

The projected post-consummation balance sheet (“Reorganized Balance Sheet”) is based on the estimated reorganization value of the assets and the obligations of each liability at Confirmation.

Estimated Post-Consummation Stockholders’ Equity value is based on the midpoint of the valuation range contained herein. See Section VIII.D. – “VALUATION OF THE REORGANIZED DEBTORS.”

For purposes of the Projections, it is assumed that the Senior Secured Revolving Credit Facility will be refinanced with proceeds from the Exit Facility.

The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. The Reorganized Debtors’ will be required to determine their reorganization value as of the Effective Date. Reorganization value may change depending upon the amount of cash retained and debt carried upon emergence. The actual reorganization and any adjustments will depend upon the balance sheet as of the actual date of confirmation of the Plan. In all events, the determination of reorganization value and the fair value of the Reorganized Debtors’ assets and the determination of their actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

Energy Partners, Ltd.

Consolidated Balance Sheet

($ in thousands)

	Projected
	July 31, 2009 Pre- Consummation	July 31, 2009 Post- Consummation	Fiscal Year Ending,
			2009	2010	2011	2012	2013
Balance Sheet
Assets
Cash and Cash Equivalents	$391	$8,162	$37,599	$76,108	$17,692	$22,732	$82,198
Trade Accounts Receivable	20,263	20,263	22,032	19,552	24,777	34,654	37,108
Insurance Receivable	2,375	2,375	—	—	—	—	—
Deferred Tax Asset	(215)	—	—	—	—	—	—
Prepaid Expenses	7,140	7,140	4,522	4,522	4,522	4,522	4,522

Total Current Assets	29,953	37,940	64,153	100,182	46,991	61,909	123,828

Net PP&E	641,848	626,414	597,812	565,006	683,220	724,320	746,609

Deferred Financing Costs	7,486	—	—	—	—	—	—
Cash in Escrow	40,971	40,971	40,971	40,971	38,671	38,671	32,321
Other Assets	1,771	1,771	1,771	1,771	1,771	1,771	1,771

TOTAL ASSETS	$722,028	$707,095	$704,706	$707,930	$770,652	$826,670	$904,528

Liabilities and Equity
Accounts Payable & Accrued Exp.	$37,184	$2,955	$12,634	$20,667	$44,127	$45,290	$41,460
Interest Payable	27,699	—	—	—	—	—	—
Royalties Payable	1,755	1,755	1,932	2,337	2,861	3,855	4,058
Other Payables	4,066	4,066	4,066	4,066	4,066	4,066	4,066
Gas and Oil Imbalances	6,478	6,478	6,478	6,478	6,478	6,478	6,478
Current P&A Liabilities	6,181	6,181	618	2,164	2,283	4,418	2,251
Current Portion of L/T Debt	83,000	—	—	—	—	—	—
FMV of Derivatives	(779)	(779)	(120)	—	—	—	—
Taxes Payable	(45)	—	—	—	—	—	—

Total Current Liabilities	165,539	20,657	25,607	35,712	59,816	64,107	58,314

Long-Term Debt
Bank Revolver	—	—	—	—	—	—	—
8.75% 2010 Notes	4,501	—	—	—	—	—	—
9.75% 2014 Notes	300,000	—	—	—	—	—	—
Floating Rate Notes	150,000	—	—	—	—	—	—
DIP Loan	—	—	—	—	—	—	—
New Revolving Facility	—	125,000	125,000	105,000	85,000	65,000	45,000

Total Debt:	454,501	125,000	125,000	105,000	85,000	65,000	45,000

Dismantlement Provisions	77,352	62,608	63,483	58,530	55,221	46,633	45,231
Deferred Comp/Directors Fees	548	—	—	—	—	—	—
Deferred Rent Expense	32	—	—	—	—	—	—
Other Liabilities	5,342	—	—	—	—	—	—
L/T Derivatives	56	—	—	—	—	—	—
Deferred Income Taxes	(19,442)	—	(2,875)	3,450	23,760	33,187	40,194

Total Liabilities	683,928	208,265	211,215	202,692	223,797	208,928	188,739

Common Stock	444	498,831	498,831	498,831	498,831	498,831	498,831
Treasury Stock	(258,356)	—	—	—	—	—	—
Preferred Stock	—	—	—	—	—	—	—
Additional Paid-in Capital	382,232	—	—	—	—	—	—
Other Comprehensive Income	—	—	—	—	—	—	—
Accumulated Earnings (Deficit)	(86,220)	—	(5,340)	6,407	48,025	118,912	216,959

Stockholders’ Equity	38,100	498,831	493,491	505,238	546,856	617,743	715,790

TOTAL LIABILITIES & EQUITY	$722,028	$707,096	$704,707	$707,930	$770,653	$826,670	$904,528

Energy Partners, Ltd.

Projected Net Production, Prices and Consolidated Income Statement

($ in thousands)

	Projected
	2009	2010	2011	2012	2013
	(Aug.-Dec.)
Net Production
Daily Production
Oil (Bbls/d)	4,790	5,132	7,372	7,892	10,621
Gas (Mcf/d)	41,140	37,866	35,864	63,309	59,431

BOE/d (6:1)	11,647	11,443	13,349	18,444	20,526

Oil (Mbbls)	733	1,874	2,692	2,879	3,879
Gas (MMcf)	6,295	13,825	13,081	23,168	21,663

Total MBOE (6:1)	1,782	4,178	4,872	6,740	7,490

Prices
NYMEX Strip Prices
Oil ($/Bbl)	$54.70	$60.86	$65.80	$68.08	$69.59
Gas ($/MMbtu)	$4.21	$5.81	$6.75	$7.10	$7.23

Average Differentials
Oil ($/Bbl)	$(1.45)	$(1.38)	$(1.18)	$(1.19)	$(0.95)
Gas ($/MMbtu)	$(0.05)	$(0.03)	$(0.06)	$(0.09)	$(0.06)

Average Wellhead Prices
Oil ($/Bbl)	$53.25	$59.47	$64.63	$66.89	$68.64
Gas ($/MMbtu)	$4.17	$5.79	$6.69	$7.02	$7.17

Income Statement
Revenues
Oil	$39,026	$111,459	$173,977	$192,592	$266,253
Gas	26,230	80,013	87,491	162,571	155,434
Other	15	23	30	14	22

Total Revenues	65,271	191,495	261,497	355,178	421,708

Costs and Expenses
Lease Operating Expenses	21,550	50,103	55,373	61,379	72,616
Depr, Depl, & Amortization	32,328	76,876	91,675	131,456	142,981
General & Admin. Expenses	7,975	19,141	19,752	20,766	21,833
Insurance	5,909	12,532	13,089	13,673	14,287
Taxes Other than Income	1,881	6,252	9,188	10,160	10,037
Accretion Expense	1,875	4,530	5,096	6,084	7,205
Other	160	—	—	—	—

Total Costs and Expenses	71,678	169,434	194,172	243,519	268,959

Operating Income	(6,407)	22,062	67,325	111,659	152,750

Hedging Gain (Loss)	—	—	—	—	—
Interest Expense	(1,807)	(3,991)	(3,297)	(2,603)	(1,909)

Net Income before Taxes	(8,215)	18,071	64,028	109,057	150,841

Income Taxes	(2,875)	6,325	22,410	38,170	52,794

Net Income (Loss)	$(5,340)	$11,746	$41,618	$70,887	$98,047

Energy Partners, Ltd.

Consolidated Statement of Cash Flow

($ in thousands)

	Projected
	2009	2010	2011	2012	2013
	(Aug.-Dec.)
Statement of Cash Flow
Cash Flows from Operating Activities -
Net Income (Loss)	$(5,340)	$11,746	$41,618	$70,887	$98,047
Depr, Depl, & Amortization	32,328	76,876	91,675	131,456	142,981
Accretion Expense	1,875	4,530	5,096	6,084	7,205
Deferred Income Taxes	(2,875)	6,325	20,310	9,428	7,007
Amort Deferred Financing Costs	—	—	—	—	—
Unrealized Hedging Loss (Gain)	658	120	—	—	—

	26,647	99,598	158,699	217,855	255,240
Working capital changes:
Accounts receivable (Increase)	606	2,480	(5,225)	(9,877)	(2,454)
Prepaids (Increase)	2,618	—	(0)	—	—
Accounts Payable (Decrease)	9,679	8,034	23,460	1,163	(3,830)
Accrued Interest	—	—	—	—	—
Abandonment / Reclamation	(6,563)	1,546	119	2,135	(2,167)
Other	177	404	525	994	203

Total working capital changes	6,516	12,465	18,878	(5,586)	(8,247)

Net Cash—Operating Activities	33,163	112,062	177,578	212,269	246,993

Cash Flows from Investing Activities -
Capital Additions	(3,311)	(42,767)	(207,460)	(171,016)	(164,274)
P&A	—	(9,791)	(9,838)	(15,217)	(8,607)
Abandonment Escrow	—	—	2,300	—	6,350
Other Fixed Assets	(415)	(996)	(996)	(996)	(996)

Net Cash—Investing Activities	(3,726)	(53,553)	(215,994)	(187,228)	(167,527)

Cash Flows from Financing Activities -
Credit Facility Borrowing (Repayment)	—	—	—	—	—
DIP Loan	—	—	—	—	—
New Revolving Credit Facility	—	(20,000)	(20,000)	(20,000)	(20,000)

Net Cash—Financing Activities	—	(20,000)	(20,000)	(20,000)	(20,000)

Net Increase (Decrease) in Cash	29,437	38,509	(58,416)	5,040	59,466

Cash At Beginning of Period	8,162	37,599	76,108	17,692	22,732

Cash at End of Period	$37,599	$76,108	$17,692	$22,732	$82,198

EXHIBIT D

Plan Support Agreement

PRIVILEGED AND CONFIDENTIAL

PROVIDED AS PART OF SETTLEMENT DISCUSSIONS

SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE

AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS

PLAN SUPPORT AND LOCK-UP AGREEMENT

REGARDING ENERGY PARTNERS, LTD.

THIS PLAN SUPPORT AND LOCK-UP AGREEMENT (this “Agreement”), dated as of April 30, 2009, is entered into by and among Energy Partners, Ltd., a Delaware corporation (the “Company”), and the holders of claims against the Company signatory hereto (the “Consenting Holders” and each, a “Consenting Holder”). The Company, each Consenting Holder and any subsequent person that becomes a party hereto (pursuant to the Joinder attached hereto as Exhibit B) are referred herein as the “Parties” and individually as a “Party.”

PRELIMINARY STATEMENTS

A. As of the date hereof, the Consenting Holders hold, in aggregate more than 66 2/3% of the principal amount of indebtedness of the Company under the 9.75% Senior Unsecured Notes due 2014 (the “Senior Fixed Notes”) and the Senior Floating Notes due 2013 (the “Senior Floating Notes” and, together with the Senior Fixed Notes, the “Senior Notes”) issued under that certain Indenture, dated as of April 23, 2007, between the Company and U.S. Bank National Association, as Trustee (the “Indenture”).

B. The Company and the Consenting Holders desire to implement a restructuring and reorganization of the Company and its domestic subsidiaries such that the Consenting Holders and the other holders of claims against and/or equity interests in the Company and its domestic subsidiaries shall receive the consideration to be paid, distributed or provided by the Company and its domestic subsidiaries pursuant to such restructuring and reorganization as set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit A (the “Restructuring Terms”).

C. In order to expedite the contemplated restructuring and reorganization of the Company and its domestic subsidiaries, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction by way of a plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) relating to the Company and its domestic subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, a “Restructuring Transaction”) and during the pendency of this Agreement desires not to support any restructuring or reorganization of the Company and its domestic subsidiaries (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

1

D. In order to implement the Restructuring Transaction, the Company has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a plan of reorganization that is consistent in all material respects with the Restructuring Terms (the “Conforming Plan”) in cases filed under chapter 11 of the Bankruptcy Code by the Company and its domestic subsidiaries (the “Chapter 11 Cases”) and (b) a disclosure statement that is consistent in all material respects with the Restructuring Terms (the “Conforming Disclosure Statement”), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the bankruptcy court having jurisdiction over the Chapter 11 Cases (the “Bankruptcy Court”).

E. Each Consenting Holder holds or is the legal or beneficial holder of, or the investment manager with discretionary authority with respect to, the aggregate principal amount of Senior Fixed Notes and/or Senior Floating Notes set forth below each such Consenting Holder’s signature attached hereto and, to facilitate the implementation of the Restructuring Transaction, each of the Consenting Holders is prepared to support the approval of the Conforming Disclosure Statement and confirmation of the Conforming Plan, on the terms and subject to the conditions of this Agreement and applicable law, and, if and when solicited to do so in accordance with applicable law, to vote (or, in the case of managed or advised accounts, instruct its custodial agents to vote) to accept the Conforming Plan.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Agreements of Consenting Holders.

(a) Ownership. Except as otherwise noted on the signature pages to this Agreement, each Consenting Holder represents and warrants that, as of the date hereof, (i) such Consenting Holder either (A) is the sole legal and beneficial owner of the Senior Notes set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Senior Notes (the “Claims”), in each case free and clear of all claims, liens and encumbrances, other than ordinary course pledges and/or swaps, or (B) has investment or voting discretion with respect to the Senior Notes and Claims and has the power and authority to bind the beneficial owner(s) of such Senior Notes and Claims to the terms of this Agreement and (ii) such Consenting Holder has full power and authority to vote on and consent to such matters concerning such Senior Notes and Claims and to exchange, assign and transfer such Senior Notes and Claims.

(b) Voting. Subject to the provisions of Section 23, each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section

2

3(b), it (i) shall vote its Senior Notes and Claims and equity interests, as applicable, to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company and its domestic subsidiaries (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms and (iii) shall not (A) directly or indirectly seek, solicit, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company and its domestic subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company and its domestic subsidiaries as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party or (C) take any other action that is inconsistent with, or that would delay or obstruct the proposed solicitation, confirmation or consummation of, the Conforming Plan. Nothing contained herein shall limit the ability of a Consenting Holder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is not inconsistent with the Consenting Holder’s obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(c) Transfers. Each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section 3(b), it shall not sell, transfer or assign any of the Senior Notes or Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee.

(d) Agreement to Forbear. Each Consenting Holder agrees that until this Agreement has been terminated in accordance with Section 3(b), it shall not (i) take any action or otherwise pursue any right or remedy under applicable law, the Senior Notes or the Indenture, as applicable, or (ii) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Senior Notes or Claims other than to enforce this Agreement.

2. Agreements of the Company. The Company hereby agrees that it and its domestic subsidiaries will (a) use reasonable commercial efforts to (i) file the Chapter 11 Cases with respect to the Restructuring Transaction in the United States Bankruptcy Court for the Southern District of Texas on or prior to May 2, 2009, (ii) file the Conforming Plan and the Conforming Disclosure Statement with the Bankruptcy Court on or prior to May 15, 2009, (iii) obtain Bankruptcy Court approval of the Conforming Disclosure Statement on or prior to June 30, 2009, (iv) obtain confirmation of the

3

Conforming Plan by the Bankruptcy Court on or prior to August 15, 2009; and (v) consummate the Restructuring Transaction on or prior to August 31, 2009, and not to take any action that is materially inconsistent with, or that would materially delay consummation of, the Restructuring Transaction; (b) not assert or support any assertion by any third party that, prior to issuing any termination notice pursuant to Section 3(b), a Consenting Holder shall be required to obtain relief from the automatic stay from the Bankruptcy Court (and hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice); (c) prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Conforming Plan, the Conforming Disclosure Statement and the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to the respective legal and financial advisors for the Consenting Holders in advance of any filing thereof; (d) cause the composition of the Company’s board of directors and management upon consummation of the Restructuring Transaction to be acceptable to the Majority Consenting Holders (as defined below); and (e) not seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms.

3. Termination of Agreement.

(a) This Agreement may be terminated by Consenting Holders who are not in breach of their obligations hereunder and hold more than fifty percent (50%) in aggregate principal amount of the Senior Notes held by all Consenting Holders (the “Majority Consenting Holders”) in accordance with Section 3(b) if any of the following events (any such event, a “Termination Event”) occurs and is not waived in accordance with Section 7: (i) the Company and its domestic subsidiaries fail to (A) file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to May 2, 2009, (B) file the Conforming Plan and the Conforming Disclosure Statement with the Bankruptcy Court on or prior to May 15, 2009, (C) obtain Bankruptcy Court approval of the Conforming Disclosure Statement on or prior to June 30, 2009, (D) obtain confirmation of the Conforming Plan by the Bankruptcy Court on or prior to August 15, 2009, or (E) consummate the Restructuring Transaction on or prior to August 31, 2009; (ii) the Company avails itself of the exception in Section 22 or files, propounds or otherwise supports any plan of reorganization other than the Conforming Plan; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) or any material term thereof at any time is not consistent in any material respect with the Restructuring Terms; (iv) the Company shall have materially breached any of its obligations or failed to satisfy in any material respect any of the terms or conditions under this Agreement; (v) the amount of the Company’s aggregate plugging and abandonment liability and MMS claims (collectively “P&A Liabilities”) as of December 31, 2008 (excluding any liabilities that are extinguished pursuant to the Conforming Plan or otherwise do not survive the consummation of the Conforming Plan) materially exceed the amounts set forth in the Term Sheet; (vi) the amount of the Company’s aggregate liabilities, other than P&A Liabilities, as of the respective dates set

4

forth in the Term Sheet (excluding any liabilities that are extinguished pursuant to the Conforming Plan or otherwise do not survive the consummation of the Conforming Plan) materially exceed the respective amounts set forth in the Term Sheet; (vii) the final Definitive Documents are modified to provide for any material term that is not consistent in any material respect with the Restructuring Terms or that are otherwise not reasonably satisfactory in form and substance to the Consenting Holders; (viii) the Company shall withdraw or revoke the Conforming Plan or shall publicly announce its intention not to pursue the Conforming Plan or proposes a reorganization or plan under chapter 11 of the Bankruptcy Code other than the Conforming Plan; (ix) an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases, any of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or any of the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; or (x) any Definitive Documents, including the post-petition exit facility and related documentation (the “Exit Facility”), shall not be consistent in all material respects with the Restructuring Terms and shall not otherwise be reasonably satisfactory in all material respects to the Majority Consenting Holders prior to the consummation of the Restructuring Transaction.

(b) Upon the occurrence of a Termination Event that is not waived in accordance with Section 7, this Agreement shall terminate effective upon five (5) business days prior written notice of termination delivered to the Parties by the Majority Consenting Holders. Following such termination, each Party shall have all rights and remedies available to it under applicable law, the Senior Notes, the Indenture and any ancillary documents or agreements thereto. If this Agreement has been terminated in accordance with this Section 3(b) at a time when permission of the Bankruptcy Court may be required for any Consenting Holder to change or withdraw (or cause to change or withdraw) its vote to accept the Conforming Plan, the Company shall not oppose any attempt by any Consenting Holder to change or withdraw (or cause to change or withdraw) such vote at such time. The Consenting Holders shall have no liability to the Company or to each other in respect of any termination of this Agreement in accordance with the terms of this Section 3(b). The Company shall have no liability to the Consenting Holders in respect of any termination of this Agreement in accordance with the terms hereof.

(c) Notwithstanding any other provision of this Agreement, this Agreement shall terminate on September 15, 2009.

4. Good Faith Cooperation; Further Assurances; Acknowledgment; Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable and subject to the terms hereof) in respect of (a) all matters relating to their rights in respect of the Company or otherwise in connection with their relationship with the Company, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent

5

of this Agreement, including making and filing any required regulatory filings and voting any equity securities of the Company in favor of the Restructuring Transaction (provided that no Consenting Holder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. This Agreement is not and shall not be deemed a solicitation for consents to the Conforming Plan or a solicitation to tender or exchange any Senior Notes. Each Party hereby covenants and agrees (i) to negotiate in good faith the definitive documents implementing, achieving and relating to the Restructuring Terms, including the order of the Bankruptcy Court confirming the Conforming Plan and definitive documentation relating to the debtor in possession financing, exit financing, charter, bylaws, and other related documents (collectively, the “Definitive Documents”), each of which is more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall otherwise be reasonably satisfactory in form and substance to the Majority Consenting Holders, and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

5. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

(a) it has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement, subject, in the case of performance by the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation and consummation of the Conforming Plan, and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) subject, in the case of the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation and consummation of the Conforming Plan, the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Plan and the Conforming Disclosure Statement;

6

(d) if such Party is a Consenting Holder, such Consenting Holder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

(e) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

6. Additional Claims or Equity Interests. To the extent any Consenting Holder (a) acquires additional Senior Notes or Claims, (b) holds or acquires any other claims against the Company entitled to vote on the Conforming Plan or (c) holds or acquires equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting Holder agrees that such Senior Notes, Claims, other claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional Senior Notes, Claims, other claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section 1(b).

7. Amendments and Waivers. This Agreement may not be modified, amended or supplemented and a Termination Event may not be waived except in a writing signed by the Company and the Majority Consenting Holders; provided, however, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected; provided, further, that any modification of, or amendment or supplement to, this Section 7 shall require the written consent of all of the Parties.

8. Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until counterpart signature pages shall have been executed and delivered by the Company and Consenting Holders holding at least 66 2/3% of the aggregate principal amount of the Senior Notes.

9. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY

7

BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

10. Specific Performance. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

11. Survival. Notwithstanding (i) any sale of the Senior Notes or Claims in accordance with Section 1(c) or (ii) the termination of this Agreement pursuant to Section 3, the agreements and obligations of the Parties in this Section 11 and in Sections 9, 13, 15, 20, and 21 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

12. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

13. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

14. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

15. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect

8

to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements heretofore executed between the Company and each Consenting Holder shall continue in full force and effect.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

17. Consideration. It is hereby acknowledged by the Parties that no payment or additional consideration shall be due or paid to the Consenting Holders for their agreement to vote in accordance with and otherwise comply with the terms and conditions of this Agreement other than the obligations of the other Parties hereunder.

18. Notices. All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Parties, and deemed given when delivered by hand, by electronic mail or by facsimile during standard business hours (from 8:00 a.m. to 6:00 p.m., Central time) at the place of receipt at the addresses and facsimile numbers set forth on the signature pages hereof, with a copy to each person identified thereon.

19. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is implemented under the Bankruptcy Code.

20. Reservation of Rights. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Consenting Holder to protect and preserve its rights, remedies and interests, including its claims against the Company. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein are not consummated, or this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights and defenses. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

21. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’, accountants’ and financial advisors fees in connection with such action or proceeding.

22. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company or any directors or officers of the

9

Company (in such person’s capacity as a director or officer of the Company) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 22.

23. Impact of Appointment to Committee. Notwithstanding anything herein to the contrary, if any Consenting Holder (or any officer, director, partner or other representative thereof) is appointed to and serves on an official committee of unsecured creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Holder’s exercise of its fiduciary duties as a member of such committee and any such exercise of such fiduciary duty shall not be deemed to constitute a breach of this Agreement.

24. Fees. The Company shall discharge all of its obligations, except to the extent subject to a good faith dispute, under any existing agreements between the Company and the Ad Hoc Committee (herein so called) of the Consenting Holders regarding the payment of fees and expenses of the Ad Hoc Committee’s professionals in respect of the Restructuring Transaction; provided, however, that where there is no good faith dispute regarding the Company’s payment of the Ad Hoc Committee’s professionals’ fees and expenses, such fees and expenses shall be paid whether or not a Restructuring Transaction is consummated.

10

IN WITNESS WHEREOF, the Parties have caused this Lockup Agreement to be executed as of the date first written above.

ENERGY PARTNERS, LTD.

By:	/s/ Alan D. Bell
Name:	Alan D. Bell
Title:	Chief Restructuring Officer

Notice Address:

Energy Partners, Ltd.

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

Fax: (504) 799-1901

E-mail: jpeper@eplweb.com

Attention: John H. Peper

With a copy to:

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Fax: (214) 999-7976

E-mail: pheath@velaw.com

Attention: Paul E. Heath

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

WEXFORD SPECTRUM TRADING LIMITED

BY: WEXFORD CAPITAL, LP, INVESTMENT MANAGER

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and General Counsel

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	46,812,500.00
Senior Floating Note	29270UAG0	4,650,000.00

Notice Address:

411 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 862-7312

E-mail: aamron@wexford.com

Attention: Arthur H. Amron, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

WEXFORD CATALYST INVESTORS LLC

BY: WEXFORD CAPITAL, LP, INVESTMENT MANAGER

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and General Counsel

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	11,987,500.00
Senior Floating Note	29270UAG0	3,000,000.00

Notice Address:

411 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 862-7312

E-mail: aamron@wexford.com

Attention: Arthur H. Amron, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

WEXFORD CATALYST TRADING LIMITED

BY: WEXFORD CAPITAL, LP, INVESTMENT MANAGER

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and General Counsel

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	150,000.00
Senior Floating Note	29270UAG0	0.00

Notice Address:

411 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 862-7312

E-mail: aamron@wexford.com

Attention: Arthur H. Amron, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

DEBELLO INVESTORS LLC

BY: WEXFORD CAPITAL, LP, INVESTMENT MANAGER

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and General Counsel

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	13,500,000.00
Senior Floating Note	29270UAG0	850,000.00

Notice Address:

411 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 862-7312

E-mail: aamron@wexford.com

Attention: Arthur H. Amron, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

WEXFORD SPECTRUM INVESTORS LLC

BY: WEXFORD CAPITAL, LP, INVESTMENT MANAGER

By:	/s/ Arthur Amron
Name:	Arthur Amron
Title:	Partner and General Counsel

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	1,000,000.00
Senior Floating Note	29270UAG0	0.00

Notice Address:

411 West Putnam Avenue

Greenwich, CT 06830

Fax: (203) 862-7312

E-mail: aamron@wexford.com

Attention: Arthur H. Amron, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	General Counsel

Principal Amount of Senior Notes Held

Third Point Partners Qualified L.P.

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	4,976,000
Senior Floating Note	N/A	N/A

Notice Address:

390 Park Avenue

New York, NY 10022

Fax: (212) 318-3806

E-mail: jtargoff@thirdpoint.com

Attention: Josh Targoff, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	General Counsel

Principal Amount of Senior Notes Held

Third Point Partners L.P.

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	3,049,000
Senior Floating Note	N/A	N/A

Notice Address:

390 Park Avenue

New York, NY 10022

Fax: (212) 318-3806

E-mail: jtargoff@thirdpoint.com

Attention: Josh Targoff, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	General Counsel

Principal Amount of Senior Notes Held

Third Point Offshore Fund Ltd.

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	4,289,000
Senior Floating Note	29270UAG0	22,712,000

Notice Address:

390 Park Avenue

New York, NY 10022

Fax: (212) 318-3806

E-mail: jtargoff@thirdpoint.com

Attention: Josh Targoff, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

THIRD POINT LLC

By:	/s/ Josh Targoff
Name:	Josh Targoff
Title:	General Counsel

Principal Amount of Senior Notes Held

Third Point Ultra Ltd.

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	1,245,000
Senior Floating Note	29270UAG0	4,914,000

Notice Address:

390 Park Avenue

New York, NY 10022

Fax: (212) 318-3806

E-mail: jtargoff@thirdpoint.com

Attention: Josh Targoff, Esq.

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

K2 AND ASSOCIATES INVESTMENT MANAGEMENT INC.

By:	/s/ Shawn Kimel
Name:	Shawn Kimel
Title:	Managing Partner

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	28,238,000
Senior Floating Note	29270UAG0	20,672,000

Notice Address:

444 Adelaide St. West, Suite 200

Toronto, Ontario, M5V 1S7

Fax: (416) 703-4443

E-mail: dheden@k2.ca

Attention: David Heden

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

BLACK DIAMOND OFFSHORE, LTD.

By: CARLSON CAPITAL, L.P., its Investment Advisor

By: Asgard Investment Corp., its General Partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	2,313,000
Senior Floating Note	29270UAG0	0.00

Notice Address:

Carlson Capital, L.P.

2100 McKinney Ave., 16th Floor

Dallas, TX 75201

Fax: (214) 932-9601

E-mail: chaga@carlsoncapital.com

Attention: Chris Haga

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

DOUBLE BLACK DIAMOND OFFSHORE, LTD.

By: CARLSON CAPITAL, L.P., its Investment Advisor

By: Asgard Investment Corp., its General Partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	43,262,000
Senior Floating Note	29270UAG0	0.00

Notice Address:

Carlson Capital, L.P.

2100 McKinney Ave., 16th Floor

Dallas, TX 75201

Fax: (214) 932-9601

E-mail: chaga@carlsoncapital.com

Attention: Chris Haga

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

FARALLON CAPITAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

BY:	Farallon Partners, L.L.C.,
Their General Partner

By:	/s/ Raj Patel
Raj Patel
Managing Member

FARALLON CAPITAL OFFSHORE INVESTORS III, INC.

BY:	Farallon Capital Management, L.L.C.,
Its Agent and Attorney-in-Fact

By:	/s/ Raj Patel
Raj Patel
Managing Member

Principal Amount of Senior Notes Held*

Security	CUSIP	Fund	Amount
Senior Fixed Note	29270UAF2	Farallon Capital Partners, LP	3,459,070
Senior Fixed Note	29270UAF2	Farallon Capital Institutional Partners, LP	2,111,640
Senior Fixed Note	29270UAF2	Farallon Capital Institutional Partners II, LP	410,850
Senior Fixed Note	29270UAF2	Farallon Capital Offshore Investors II, LP	4,949,390
Senior Fixed Note	29270UAF2	Farallon Capital Offshore Investors III, Inc.	6,940,000

Senior Floating Note	29270UAG0	Farallon Capital Partners, LP	5,042,000
Senior Floating Note	29270UAG0	Farallon Capital Institutional Partners, LP	5,250,000
Senior Floating Note	29270UAG0	Farallon Capital Institutional Partners II, LP	313,000
Senior Floating Note	29270UAG0	Farallon Capital Offshore Investors II, LP	4,296,000
Senior Floating Note	29270UAG0	Farallon Capital Offshore Investors III, Inc.	1,589,000

*	An entity managed by Farallon Capital Management L.L.C. (“Farallon”) holds $25 million of its $60 million ownership interest in the Senior Notes through a financing arrangement with a third party. The financing arrangement requires Farallon to obtain such third party’s consent prior to voluntarily reducing any debt covered thereunder. Farallon is in the process of seeking the requisite consent from such third party to include this portion of its holdings as part of this Agreement, however, it may not be successful in obtaining such consent prior to the filing of the Chapter 11 Cases. Farallon will notify the Company in writing if it is able to obtain such consent.

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

Notice Address:

One Maritime Plaza, Suite 2100

San Francisco, California 94111

Fax: (415) 421-2133

E-mail: mlinn@farcap.com

Attention: Michael Linn

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

WHITEBOX ADVISORS LLC

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Chief Operating Officer

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	12,026,000
Senior Floating Note	29270UAG0	11,191,000

Notice Address:

3033 Excelsior Blvd., Suite 300

Minneapolis, MN 55416

Fax: (612) 253-6149

E-mail: jmercer@whiteboxadvisors

Attention: Jacob Mercer

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:	/s/ George Karfunkel
Name:	George Karfunkel
Title:	Executive Vice President

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note	29270UAF2	28,000,000
Senior Floating Note	29270UAG0	0.00

Notice Address:

59 Maiden Lane, Plaza Level

New York, NY 10038

Fax: (718) 921-8340

E-mail: gkarfunkel@amstock.com

Attention: George Karfunkel

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

SIGNATURE PAGE TO PLAN SUPPORT AND LOCK-UP AGREEMENT

EXHIBIT A

RESTRUCTURING TERMS

A-1

Exhibit A

ENERGY PARTNERS, LTD.

PROPOSED RESTRUCTURING TERM SHEET

Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Plan Support and Lock-Up Agreement dated April 30, 2009 (“Plan Support Agreement”), among Energy Partners, Ltd. (“EPL” or the “Company”) and the holders of claims against the Company signatory thereto. These restructuring terms describe the principal terms of the proposed restructuring and reorganization of the Company to be consummated pursuant to, but subject to documentation, solicitation and confirmation of, the Conforming Plan. This term sheet has been produced for discussion and settlement purposes only, and is not an offer with respect to any securities or a solicitation of acceptance of the Conforming Plan.

I.	CAPITAL STRUCTURE AND OTHER PERTINENT MATERIAL LIABILITIES PRIOR TO FILING THE CHAPTER 11 CASE

As of March 31, 2009 (unless otherwise noted), EPL is unaware of any material claims, except:

Secured Claims:	$83,000,000 aggregate principal amount under the Bank of America, N.A. (“BOA”) credit facility (the “First Lien Facility” and the lenders party thereto the “First Lien Lenders”).

P&A Liability and MMS Claims:	$160,000,000 in approximate plugging and abandonment liability estimated as of December 31, 2008 (on an undiscounted basis and without any credit for salvage value), including the obligation to post up to $32,330,333 required by the United States Department of the Interior, Minerals Management Service (“MMS”) on or before July 31, 2009, by cash or additional surety bond(s) to be posted for the benefit of MMS.

Unsecured Claims:

(i)      $450,000,000 in principal amount, plus all accrued and unpaid interest, plus unpaid reasonable fees and expenses with respect to EPL’s Senior Floating Rate Notes due 2013 and 9.75% Senior Notes due 2014 (collectively, the “Senior Notes,” and holders of the Senior Notes shall be referred to as the “Noteholders”);

(ii)     $4,500,000 in principal amount, plus all accrued and unpaid interest, with respect to EPL’s 8.75% Senior Notes due 2010 (the “Stub Notes”); and

(iii)   Other unsecured claims (exclusive of reasonable payroll/professional fees and expenses) estimated as

1

of April 30, 2009 as follows: (i) trade and vendor claims and other accrued expenses in the approximate amount of $34,000,000; (ii) royalties payable in the approximate amount of $2,000,000; (ii) gas and oil imbalances in the approximate amount of $6,500,000; (iv) miscellaneous claims in the approximate amount of $5,000,000; and (v) litigation claims as posted in the data room prior to the date hereof.

Employee Arrangements:	EPL currently has employment, change of control severance agreements or change of control severance plans (collectively, the “Pre-Petition Employee Arrangements”) with, or otherwise benefiting, EPL’s employees. True and correct copies of each of the Pre-Petition Employee Arrangements have been posted in the data room. Without limiting the generality of the foregoing, and for the avoidance of doubt, any offer letter, retention agreement, benefit plan or other arrangement that provides for benefits relating to the occurrence of a change of control (regardless of whether other conditions must also be satisfied in order for the benefits to vest or be paid), shall be considered a Pre-Petition Employee Arrangement, including without limitation the Employee Change of Control Severance Plan and the retention bonus letter agreements posted to the data room.

Equity Interests:	All public common stock issued and outstanding and all options, warrants and other rights relating to common stock, the material terms of which have been posted in the data room.

II.	TREATMENT OF CLAIMS AND INTERESTS UNDER THE CONFORMING PLAN

The Conforming Plan will classify and provide treatment for claims against and interests in the Company as described below. Claims in each such class will be satisfied in full by the delivery of the consideration described below on the effective date (“Effective Date”) of the Conforming Plan.

DIP Facility:	To the extent needed, a multi-draw term loan debtor-in-possession financing facility (“DIP Facility”) in the amount up to $20,000,000 shall be made available to EPL by certain Consenting Holders on terms and conditions reasonably acceptable to EPL and the participating Consenting Holders. The DIP Facility shall be taken out in full by the Exit Facility. To the extent the Company proposes to enter into a debtor-in-possession loan with its existing lenders or a third party, such agreements and the related bankruptcy court orders must be reasonably acceptable to the Majority Consenting Holders.

2

Exit Working Capital Facility:	Upon the Effective Date, reorganized EPL shall have access to a first lien exit working capital credit facility (the “Exit Facility”) in form and substance reasonably acceptable to EPL and the Majority Consenting Holders.

Secured Claims:	There shall be no principal payments made with regard to the First Lien Facility during the course of the Chapter 11 Cases. On the Effective Date, the First Lien Facility shall be treated in a manner that is reasonably acceptable to the First Lien Lenders, the Majority Consenting Holders and EPL and, absent such agreement, all parties reserve their respective rights under the Bankruptcy Code.

Noteholders’ and Holders of the Stub Notes’ Claims:	In return for the release and discharge of the liability arising under the Senior Notes and the Stub Notes on the Effective Date, the holders of the Stub Notes and the Noteholders shall receive on the Effective Date their pro rata share of 100% of the common equity (“New Common Stock”) in the reorganized holding company of EPL (“Reorganized EPL”), which will be the only equity securities of Reorganized EPL except for shares of New Common Stock reserved for issuance as of the Effective Date pursuant to New Equity Grants (as defined below and, collectively with the shares issued to the holders of the Stub Notes and the Noteholders, the “Fully Diluted New Common Stock”) and the Warrants described below. To the extent not already paid by EPL, Jones Day, all other professionals retained by the Ad Hoc Committee and individual out-of-pocket expenses reasonably incurred by members of the Ad Hoc Committee shall be reimbursed on the Effective Date. Holders of the Senior Notes and Stub Notes will be impaired and entitled to vote on the Conforming Plan. The term “New Equity Grants” means stock options issued or stock grants made by the Board of Directors of Reorganized EPL, in each case if and to the extent issued or made on or prior to the Effective Date.

Leases or Executory Contracts to be Assumed/Rejected:	EPL and the Ad Hoc Committee shall collectively evaluate each material executory contract and unexpired personal property and office lease on the issue of assumption or rejection; provided, however, that all oil and gas leases (to the extent subject to Section 365) shall be assumed by Reorganized EPL. The final list of assumed leases and contracts shall be reasonably acceptable to EPL and the Majority Consenting Holders.

3

P&A Liability and MMS Claims:	P&A Liability, including the claims of the MMS, and any surety providers shall be unimpaired. Reorganized EPL shall continue its proactive course of action, both operationally and financially, to address the P&A Liability and the claims of the MMS. To this end, EPL and the Ad Hoc Committee shall work together to present a plan to the MMS by May 1, 2009, to address the MMS requirement for supplemental bonding or other security.

Vendor, Royalty and Other Unsecured Claims:	These claims (to the extent there is no dispute) shall be unimpaired and paid in the ordinary course of business.

Pre-Petition Equity Interests:	On the Effective Date, the existing holders of common stock shall receive a pro rata share of Warrants to acquire shares of New Common Stock of Reorganized EPL (the “Warrants”). The Warrants are further described in Appendix I attached hereto. All other options, warrants and other rights relating to the outstanding common stock shall be cancelled and rendered void upon the Effective Date.

Pre-Petition Employee Arrangements:

The Pre-Petition Employee Arrangements shall be amended, renegotiated and/or restructured prior to the Effective Date in a manner such that:

(i) the aggregate Benefits (as defined below) provided, or required to be provided, by EPL and Reorganized EPL to persons other than the Designated Employees (as defined below) shall not exceed the sum of (x) $1.285 million, plus (y) the portion of the Extra Severance Cap (as defined below) allocated by the Company to this clause (i), or such other amount as is acceptable to EPL and the Majority Consenting Holders; and

(ii) the aggregate amount of such Benefits for the Designated Employees shall not exceed the sum of (x) the aggregate annual salary for all the Designated Employees as of April 13, 2009 (as represented under the heading “Annual Salary” on the EPL COC Calculations chart included in the Company’s data room on April 30, 2009 as document 4.4.1.25), plus (y) the portion of the Extra Severance Cap (as defined below) allocated by the Company to this clause (ii), or such other amount as is acceptable to EPL and the Majority Consenting Holders.

The term “Extra Severance Cap” means a total of $100,000, and the Extra Severance Cap may be allocated by the Company between clause (i) and clause (ii) above; provided,

4

however, that in no event may the aggregate amount allocated by the Company to clauses (i) and (ii) exceed $100,000.

The term “Designated Employees” means the employees party to the contracts included in the Company’s data room on April 30, 2009 as documents 4.4.1.9 and 4.4.1.14.

If any Pre-Petition Employee Arrangement is not amended, renegotiated and/or restructured (or is amended, renegotiated and/or restructured in a manner inconsistent with this Term Sheet), such Pre-Petition Employee Arrangement shall be rejected.

The term “Benefits” means any payments made or required to be made (or benefits provided or required to be provided) by EPL or Reorganized EPL after April 15, 2009 under (i) any Pre-Petition Employee Arrangements resulting from any change of control arising out of, relating to or resulting from the Restructuring Transaction, the Conforming Plan or the Chapter 11 Cases or (ii) any arrangements resulting from the amendments, renegotiations, rejections or restructurings contemplated by this section (“Substitute Arrangements”), in each case including, without limitation, any (x) severance, retention or bonus payments, (y) rejection damages or (z) payments in respect of cash-settled restricted stock units.

The documentation for Substitute Arrangements will not impose any restrictions on amending or terminating such arrangements that are more restrictive than Pre-Petition Employment Arrangement to which such Substitute Arrangement relates.

Releases:	The Conforming Plan shall include a full discharge and mutual release of liability by and in favor of EPL, current and former officers, directors and employees of EPL, the Consenting Holders and each of their respective affiliates, principals, employees, agents, officers, directors and professionals from: (i) any and all claims and causes of action arising prior to the Effective Date, except claims arising out of fraud or claims against officers and directors arising out of undisclosed (with regard to the knowledge of the Consenting Holders) interests in third parties that have engaged in transactions with EPL; and (ii) any and all claims, except fraud, arising from the actions taken or not taken in connection with the Restructuring Transaction, the Conforming Plan and the Chapter 11 Cases. Notwithstanding

5

the foregoing, no former officer or director will be released from any claim with respect to which he or she would not be entitled to indemnification by the Company under applicable corporate law, the certificate of incorporation or bylaws of the Company or those certain indemnity agreements in place as of March 1, 2009, each of which has been disclosed to the Ad Hoc Committee. All indemnity obligations of EPL to current and former officers, directors and employees of EPL shall be unimpaired and shall be assumed by Reorganized EPL. In addition, EPL shall be entitled to seek similar releases from all parties receiving distributions under the Conforming Plan.

Definitive Documentation:	Parties agree to use their respective best efforts in the negotiation, execution and delivery of definitive documentation setting forth the terms of the Restructuring Transaction.

Note Claims:	EPL will acknowledge in the definitive agreements for the Restructuring Transaction that: (a) it has no defenses, rights of setoff or other claims based upon subordination, disallowance or enforceability related to the Senior Notes; and (b) it is justly indebted to the Noteholders in the principal amount of $450,000,000, plus all accrued and unpaid interest with respect to the Senior Notes, plus unpaid reasonable fees and expenses of the Ad Hoc Committee (regardless of whether the Noteholders are entitled to fees and expenses under the Bankruptcy Code), and to the holders of the Stub Notes in the principal amount of $4,500,000, plus all accrued and unpaid interest with respect to the Stub Notes.

Insurance:	Director and Officer liability insurance for the current directors, officers and employees will be maintained until the releases set forth above become effective. The Company may also obtain director and officer liability tail coverage.

Post-Effective Date Board of Directors:	At the closing of the Restructuring Transaction, the board of directors of Reorganized EPL will be comprised of up to five directors to be agreed upon, each of which will be designated by the Noteholders. The allocation of the board designation rights among the Noteholders (in their capacity as new equity owners) will be set forth in the new shareholders’ agreement.

Post-Effective Date Corporate Structure:	Reorganized EPL’s corporate structure shall be reasonably acceptable to EPL and the Majority Consenting Holders (taking into account such items as the possible preservation of tax attributes and other tax ramifications). Reorganized EPL intends to make all informational and reporting filings

6

contemplated by the Securities and Exchange Act of 1934 to be made by a company with a class of securities registered under Section 12 of such Act.

New Officer Level Candidates Prior to the Closing of the Financial Restructuring

EPL agrees to consult with the Consenting Holders in connection with conducting any searches for new officer-level candidates. EPL agrees to give the Consenting Holders periodic and timely updates with respect to the progress of any such searches.

EPL agrees to consult with the Consenting Holders prior to entering into any oral or written employment agreements with officer-level candidates; provided, however, that any such oral or written agreements will be subject to the limitations described in the following paragraph.

Without the prior written approval of the Majority Consenting Holders, EPL will not enter into any oral or written employment agreement with an officer-level candidate unless (i) such agreement contains no severance provisions and may be terminated, with or without cause, by the Company without making any payment or providing any benefit that relates to any period after the Effective Date, (ii) such agreement does not bind, or purport to bind, the Company or any subsidiary thereof beyond the Effective Date and (iii) such agreement does not provide for or contemplate a grant of any security, or right to acquire any security, of Reorganized EPL.

7

Appendix I

Warrants

Amount:	Reorganized EPL will issue two classes of warrants (the “Warrants”) exercisable for the purchase of an aggregate number of shares of New Common Stock of Reorganized EPL equal to 12.5% of the Fully Diluted New Common Stock as of the Effective Date of the Conforming Plan.

Classes; Duration:	50% of the Warrants will terminate on the date that is 30 months after the Effective Date, and the remaining 50% of the Warrants will terminate on the date that is 54 months after the Effective Date. The two classes of Warrants will otherwise have identical terms. Notwithstanding the foregoing, both classes of Warrants will terminate upon the consummation of a change of control of Reorganized EPL.

Exercise Price:	The Warrants shall have an initial exercise price per share of New Common Stock equal to (a) the sum of (i) $455 million plus (ii) the aggregate exercise price of any stock options included in the definition of Fully Diluted New Common Stock, divided by (b) the number of shares of Fully Diluted New Common Stock.

Transfer Restrictions:	Subject to compliance with applicable state and Federal securities laws, the Warrants shall be freely assignable by the holders thereof.

Exercise Mechanism:	Except for the exercise of Warrants in connection with the sale, merger or other combination of Reorganized EPL, the Warrants shall be exercisable, at the option of the holder, either (a) on a cash basis or (b) by surrendering all or a portion of the Warrants in exchange for a number of shares of New Common Stock with a fair market value equal to the aggregate spread (i.e., the excess of the fair market value over the exercise price) attributable to the surrendered Warrants.

Anti-Dilution:	Mechanical anti-dilution only (e.g., stock splits, stock dividends, cash dividends and other distributions, etc.). No economic anti-dilution.

Documentation:	Subject to documentation related to the Warrants satisfactory to the Company and Majority Consenting Holders.

8

EXHIBIT B

JOINDER

This Joinder to the Lockup Agreement, dated as of April __, 2009, by and among Energy Partners, Ltd. and the Consenting Holders signatory thereto (the “Agreement”), is executed and delivered by [                    ] (the “Joining Party”) as of [            ], 2009. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting Holder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Senior Notes set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Notes, the Joining Party hereby makes the representations and warranties of the Consenting Holders set forth in the Agreement to each other Party to the Agreement.

3. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[CONSENTING HOLDER]

By:
Name:
Title:

Principal Amount of Senior Notes Held

Security	CUSIP	Amount
Senior Fixed Note
Senior Floating Note

Notice Address:

Fax:
E-mail:
Attention:

With copies to:

Jones Day

222 East 41st Street

New York, NY 10017-6702

Fax: (212) 755-7306

E-mail: pdleake@jonesday.com

Attention: Paul D. Leake

-and-

Jones Day

717 Texas Avenue, Suite 3300

Houston, TX 77002-2712

Fax: (832) 239-3600

E-mail: tahowley@jonesday.com

Attention: Tom A. Howley

Acknowledged:
ENERGY PARTNERS, LTD.

By:
Name:
Title:

EXHIBIT E

Liquidation Analysis

Liquidation Analysis

($ in millions)	Estimated Book Value as of 3/31/09 (1)	Estimated Recovery Rate (2)			Estimated Liquidation Value
		Low		High	Low		High
Assets / Recoveries

Unrestricted Cash and Cash Equivalents - Debtor	$21.1	100.0%	-	100.0%	$21.1	-	21.1
Restricted Cash - Surety / Bonding (3)	25.0	0.0%	-	33.1%	—	-	8.3

Total Cash, Cash Equivalents and Restricted Cash	46.1	45.8%	-	63.8%	21.1	-	29.4

Accounts Receivable
Trade Accounts Receivable	23.0	90.0%	-	100.0%	20.7	-	23.0
Insurance Receivable	4.2	80.0%	-	100.0%	3.3	-	4.2
Prepaid Expenses	4.5	50.0%	-	60.0%	2.3	-	2.7

PP&E (4)	669.6	27.5%	-	31.3%	184.3	-	209.5

Other Assets	1.8	94.2%	-	100.0%	1.7	-	1.8

	Gross Proceeds Available for Distribution				233.4	-	270.6

	Administrative and Priority Claims:
	Wind Down Expenses (5)				(4.4)	-	(6.3)
	Less Trustee(s) Fees (6)				(7.0)	-	(8.1)
	Less Professional Fees (7)				(4.7)	-	(5.0)

	Net Proceeds Available for Distribution				$217.4	-	$251.2

	Estimated Claims as of 3/31/09			Recovery Amount			Implied Percent Recovery
				Low		High	Low		High
Distributions

Secured Creditors
Secured Credit Agreement plus Accrued Interest (8)	85.1	-	85.1	85.1	-	85.1	100.0%	-	100.0%
Secured Trade Payables (9)	29.7	-	29.7	29.7	-	29.7	100.0%	-	100.0%

Total Secured Claims	114.8	-	114.8	114.8	-	114.8	100.0%	-	100.0%

General Unsecured Creditors
Senior Notes plus Accrued Interest	482.2	-	482.2	98.4	-	130.8	20.4%	-	27.1%
Unsecured Trade Payables	9.9	-	9.9	2.0		2.7	20.4%	-	27.1%
Other General Unsecured	10.5	-	10.5	2.2	-	2.9	20.4%	-	27.1%

Total Claims	502.7	-	502.7	102.6	-	136.4	20.4%	-	27.1%

Total Distributions	$617.4	-	$617.4	$217.4	-	$251.2	35.2%	-	40.7%

Footnotes to Liquidation Analysis

A summary of the assumptions used by Parkman Whaling LLC and the Debtors’ management in preparing the liquidation analysis is set forth below. Debtors reserve the right to update prior to Confirmation Hearing.

Note 1 – Book Values as of March 31, 2008

Unless stated otherwise, the book values used in this Liquidation Analysis are the unaudited book values as of March 31, 2009 of the Debtors and are assumed to be representative of the Debtors’ assets and liabilities as of the Petition Date of May 1, 2009.

Note 2 – Estimated Recovery Rate

Estimate of the range of proceeds available to creditors in a forced liquidation.

Note 3 – Restricted Cash

Cash held in escrow or as collateral by Surety companies, Devon Energy Corp., and the Minerals Management Service to secure payment of future plug and abandonment liabilities. In the event of liquidation, cash held in escrow by Devon (approximately $16.7 million) would remain with Devon.

Note 4 – Property, Plant & Equipment

The Estimated Liquidation Value is calculated using production and cost data of proved producing reserves from the Debtors’ Reserve Reports as of December 31, 2008 plus additional plug & abandonment work planned by the Company but not included in the Reserve Reports. The future discounted cash flows are calculated using the 5-Year NYMEX strip prices as of April 1, 2009, held flat thereafter, and discounted at appropriate rates indicative of liquidation values in the current environment.

Note 5 – Wind Down Expenses

Estimated expenses deemed necessary to operate the Company during the pendency of the liquidation proceedings (assumed to be four months) including salaries, severance, utility and other costs.

Note 6 – Trustee Fees

Trustee Fees are estimated to equal 3% of the Gross Proceeds Available for Distribution.

Note 7 – Counsel and Professional Fees

Estimated Fees for four months of legal representation and financial advisory fees associated with the sale of assets.

Note 8 – Secured Credit Agreement plus Accrued Interest

Indicates the amount owed on the Revolving Credit Facility, including outstanding borrowings, accrued interest, and fees payable to the Administrative Agent of the lending group.

Note 9 – Secured Trade Payables

Debtors estimate 75% of trade payables are lien-worthy and treated as secured claims.